Deutsche Bank Notice

General Meeting 2024

Exhibit 99.2

DEUTSCHE BANK AKTIENGESELLSCHAFT

Frankfurt am Main

– ISIN DE 0005140008 –

Notice of the Annual General Meeting 2024

We take pleasure in inviting our shareholders to the

Annual General Meeting

convened for

Thursday, May 16, 2024, 10:00 Central European Summer Time (CEST)

as a virtual General Meeting without physical presence of the shareholders or their authorized representatives at the place of the General Meeting.

Unique identifier of the event: f3a54ceb0998ee11b52d00505696f23c

I. Agenda

  1. Presentation of the established Annual Financial Statements and Management Report for the 2023 financial year, the approved Consolidated Financial Statements and Management Report for the 2023 financial year as well as the Report of the Supervisory Board

The Supervisory Board has already approved the Annual Financial Statements and Consolidated Financial Statements prepared by the Management Board; the Annual Financial Statements are thus established. Therefore, in accordance with the statutory provisions, a resolution is not provided for on this Agenda Item.

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General Meeting 2024

  2. Appropriation of distributable profit for the 2023 financial year

Management Board and Supervisory Board propose that the distributable profit of the 2023 financial year amounting to €3,457,602,207.65 shall be used as follows:

Payment of a dividend of €0.45 per share on up to 1,994,701,593 shares eligible for the payment of a dividend for the 2023 financial year	up to €897,615,716.85
Allocation to retained earnings	€2,000,000,000.00
Carry-forward to new account	at least €559,986,490.80

The proposals will be finalized – with an unchanged proposal for the dividend per share – by the specific amounts for the dividend and the amount carried forward to new account when the number of own shares are determined and thus also the number of shares that are ineligible for the payment of a dividend at the time of the General Meeting. The correspondingly further specified resolution proposal for this Agenda Item will prospectively be made available as from May 13, 2024, on the company’s website at agm.db.com .

Pursuant to § 58 (4) sentence 2 Stock Corporation Act, the claim to payment of the dividend is due on the third business day following the resolution of the General Meeting, i.e., on May 21, 2024.

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General Meeting 2024

  3. Ratification of the acts of management of the members of the Management Board for the 2023 financial year

Management Board and Supervisory Board propose that the acts of management of the members of the Management Board in office during the 2023 financial year be ratified for this period. The actions shall be ratified on an individual basis, i.e., a separate resolution shall be passed for each member of the Management Board.

The actions of the following Management Board members in office in the 2023 financial year shall be ratified:

  1. Christian Sewing (Chairman of the Management Board)
  2. James von Moltke (Deputy Chairman of the Management Board)
  3. Karl von Rohr (member of the Management Board until and including October 31, 2023)
  4. Fabrizio Campelli
  5. Bernd Leukert
  6. Alexander von zur Mühlen
  7. Christiana Riley (member of the Management Board until and including May 17, 2023)
  8. Claudio de Sanctis (member of the Management Board since July 1, 2023)
  9. Rebecca Short
  10. Professor Dr. Stefan Simon
  11. Olivier Vigneron

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  4. Ratification of the acts of management of the members of the Supervisory Board for the 2023 financial year

Management Board and Supervisory Board propose that the acts of management of the members of the Supervisory Board in office during the 2023 financial year be ratified for this period. The actions shall be ratified on an individual basis, i.e., a separate resolution shall be passed for each member of the Supervisory Board.

The actions of the following members of the Supervisory Board in office in the 2023 financial year shall be ratified:

  1. Alexander Wynaendts (Chairman of the Supervisory Board)
  2. Detlef Polaschek (member and Deputy Chairman of the Supervisory Board until May 17, 2023)
  3. Frank Schulze (member and Deputy Chairman of the Supervisory Board since May 17, 2023)
  4. Professor Dr. Norbert Winkeljohann (Deputy Chairman of the Supervisory Board)
  5. Susanne Bleidt (member of the Supervisory Board since May 17, 2023)
  6. Ludwig Blomeyer-Bartenstein (member of the Supervisory Board until May 17, 2023)
  7. Mayree Clark
  8. Jan Duscheck
  9. Manja Eifert
  10. Claudia Fieber (member of the Supervisory Board since May 17, 2023)
  11. Sigmar Gabriel
  12. Timo Heider
  13. Martina Klee (member of the Supervisory Board until May 17, 2023)
  14. Birgit Laumen (member of the Supervisory Board from May 17, 2023, until January 12, 2024)
  15. Gabriele Platscher (member of the Supervisory Board until May 17, 2023)
  16. Bernd Rose (member of the Supervisory Board until May 17, 2023)
  17. Gerlinde M. Siebert (member of the Supervisory Board since May 17, 2023)
  18. Yngve Slyngstad
  19. Stephan Szukalski (member of the Supervisory Board since May 17, 2023)
  20. John Alexander Thain
  21. Jürgen Tögel (member of the Supervisory Board since May 17, 2023)
  22. Michele Trogni
  23. Dr. Dagmar Valcárcel
  24. Stefan Viertel (member of the Supervisory Board until May 17, 2023)
  25. Dr. Theodor Weimer
  26. Frank Werneke (member of the Supervisory Board until May 17, 2023)
  27. Frank Witter

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  5. Election of the auditor for the 2024 financial year, interim accounts , e lection of the auditor of the 2024 sustainability reporting

The Supervisory Board, based on the recommendation of its Audit Committee, proposes the following resolutions:

  1. Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, Stuttgart, (EY) is to be appointed as the auditor of the Annual Financial Statements and as the auditor of the Consolidated Financial Statements for the 2024 financial year.

Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, Stuttgart, (EY) is also to be appointed for the limited review of the condensed consolidated interim financial statements as of June 30, 2024 (§ 115 (5), § 117 No. 2 Securities Trading Act), and of the consolidated interim financial statements and consolidated interim management reports (§ 340i (4) German Commercial Code, § 115 (7) Securities Trading Act) – if any – prepared before the ordinary General Meeting in 2025.

The Audit Committee has declared that its recommendation is free of undue third-party influence and, in particular, that no clause within the meaning of Article 16 (6) of the EU Regulation 537/2014 (EU Statutory Auditor Regulation) was imposed on it that limited its selection to specific auditors.

  2. Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft, Stuttgart, (EY) is to be appointed, with effect from the entry into force of the law to transpose the Corporate Sustainability Reporting Directive (CSRD) into German law (CSRD Implementation Act), as the auditor for the purpose of the assurance of the sustainability reporting for the 2024 financial year. The Supervisory Board is instructed to execute the resolution only if sustainability reporting to be produced pursuant to the CSRD Implementation Act for the 2024 financial year must have the external assurance opinion of an auditor to be appointed by the General Meeting and if the CSRD Implementation Act does not provide a regulation for the 2024 financial year that would make the appointment by the General Meeting, without a court proceeding, of the auditor of the sustainability reporting unnecessary.

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  6. Resolution to be taken on the approval of the Compensation Report produced and audited pursuant to § 162 Stock Corporation Act for the 2023 financial year

Pursuant to § 162 Stock Corporation Act, Management Board and Supervisory Board have prepared a report on the compensation awarded and due in the 2023 financial year to each current or former member of the Management Board and the Supervisory Board of the company. Pursuant to § 120a (4) Stock Corporation Act, the General Meeting resolves on the approval of the Compensation Report.

The Compensation Report was audited by the auditor in accordance with § 162 (3) Stock Corporation Act. Within the framework of a formal audit, the auditor examined whether all of the information required pursuant to § 162 (1) and (2) Stock Corporation Act was provided in the Compensation Report. Beyond these requirements prescribed by law, the auditor also performed a review of the contents. The audit opinion on the audit of the Compensation Report was issued by the auditor and is attached to the Compensation Report.

The Compensation Report for the 2023 financial year and the audit opinion of the auditor are set out in section II. 1. and are accessible starting from the convocation of this General Meeting on the company’s website at agm.db.com . They will also be accessible there during the General Meeting.

Management Board and Supervisory Board propose that the Compensation Report produced and audited pursuant to § 162 Stock Corporation Act for the 2023 financial year be approved.

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General Meeting 2024

  7. Resolution to be taken on the approval of the compensation system for the Management Board members

Pursuant to § 120a (1) Stock Corporation Act, the general meeting of a listed company resolves on the approval of the compensation system for the management board members submitted by the supervisory board at least every four years as well as whenever the compensation system is substantially modified.

The General Meeting of the company last approved the compensation system for the Management Board members on May 27, 2021. The Supervisory Board reviewed the current design of the compensation system over the past months and revised it further.

The Compensation Control Committee issued a recommendation for the adjustment of the compensation system, which was proposed to and approved by the Supervisory Board in February 2024. As a result, adjustments were made that significantly reduce the complexity of the compensation system by limiting the number of objectives. To further promote a forward-looking approach and thereby a sustainable development of the company, the measurement of performance for the Long-Term Incentive will be based in the future on a forward-looking performance assessment period instead of the previous focus on the past. Furthermore, compensation will be more closely aligned to performance, by assessing the achievement level for the Relative Total Shareholder Return using a more ambitious approach. As the previous design and application of the system have generally proven themselves and have consistently been in accordance with the regulatory requirements, the basic structure of Management Board compensation remains essentially unchanged apart from the specified adjustments.

The new compensation system, which has been in use since January 1, 2024, is set out in the Invitation to the General Meeting in section II. 2. and this will be accessible starting from the convocation of this General Meeting on the company’s website at agm.db.com . It will also be accessible there during the General Meeting. It contains a description of the compensation system for the members of the Management Board with all of the material details of the compensation structures. These cover in particular the determination of maximum compensation, the contribution of compensation towards the fostering of the business strategy and the long-term development of the company, the financial and non-financial performance criteria for the granting of variable compensation components as well as the deferral periods and possibilities for clawing back components of variable compensation.

The Supervisory Board proposes – on the basis of the recommendation of the Compensation Control Committee – that the system for the compensation of the Management Board members adopted with effect from January 1, 2024, be approved.

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  8. Authorization to acquire own shares pursuant to § 71 (1) No. 8 Stock Corporation Act as well as for their use with the possible exclusion of pre-emptive rights

The Management Board and Supervisory Board propose the following resolution:

  a) The company is authorized to buy, on or before April 30, 2029, its own shares in a total volume of up to 10% of the share capital at the time the resolution is taken or – if the value is lower – of the share capital at the respective time this authorization is exercised. Together with its own shares acquired for trading purposes and/or for other reasons and which are from time to time in the company’s possession or attributable to the company pursuant to § 71a et seqq. Stock Corporation Act, the own shares purchased on the basis of this authorization may not at any time exceed 10% of the company’s respectively applicable share capital. The own shares may be bought through the stock exchange or by means of a public purchase offer to all shareholders. The countervalue for the purchase of shares (excluding ancillary purchase costs) through a stock exchange may not be more than 10% higher or more than 20% lower than the average of the share prices (closing auction prices of the Deutsche Bank share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the obligation to purchase. In the case of a public purchase offer, it may not be more than 10% higher or more than 20% lower than the average of the share prices (closing auction prices of the Deutsche Bank share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the day of publication of the offer. If the volume of shares offered in a public purchase offer exceeds the planned buyback volume, acceptance must be in proportion to the shares offered in each case. The preferred acceptance of small quantities of up to 50 of the company’s shares offered for purchase per shareholder may be provided for.

  b) The Management Board is authorized to dispose of the purchased shares and of any shares purchased on the basis of previous authorizations pursuant to § 71 (1) No. 8 Stock Corporation Act on the stock exchange or by an offer to all shareholders. The Management Board is also authorized to dispose of the purchased shares against contribution in kind with the exclusion of shareholders’ pre-emptive rights for the purpose of acquiring companies or shareholdings in companies or other assets that serve to advance the company’s business operations. The Management Board is furthermore authorized to use shares purchased on the basis of authorizations pursuant to § 71 (1) No. 8 Stock Corporation Act to issue staff shares, with the exclusion of shareholders’ pre-emptive rights, to employees and retired employees of the company and its affiliated companies or to use them to service option rights on shares of the company and/or rights or duties to purchase shares of the company granted to employees or members of executive or non-executive management bodies of the company and of affiliated companies.

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General Meeting 2024

Furthermore, the Management Board is authorized, with the exclusion of shareholders’ pre-emptive rights, to sell such own shares to third parties against cash payment if the purchase price is not substantially lower than the price of the shares on the stock exchange at the time of sale. Use may only be made of this authorization if it has been ensured that the number of shares sold on the basis of this authorization does not exceed 10% of the company’s share capital at the time this authorization becomes effective or – if the amount is lower – at the time this authorization is exercised. Shares that are issued or sold during the validity of this authorization with the exclusion of pre-emptive rights, in direct or analogous application of § 186 (3) sentence 4 Stock Corporation Act, are to be included in the maximum limit of 10% of the share capital. Also to be included are shares that are to be issued to service option and/or conversion rights from convertible bonds, bonds with warrants, convertible participatory rights or participatory rights, if these bonds or participatory rights are issued during the validity of this authorization with the exclusion of pre-emptive rights in corresponding application of § 186 (3) sentence 4 Stock Corporation Act.

  c) The Management Board is also authorized to cancel shares acquired on the basis of this or a preceding authorization without the execution of this cancellation process requiring a further resolution by the General Meeting.

  d) The presently existing authorization given by the General Meeting on May 17, 2023, and valid until April 30, 2028, to purchase own shares will be cancelled with effect from the time when this new authorization comes into force.

The Report of the Management Board to the General Meeting pursuant to § 71 (1) No. 8 in conjunction with § 186 (4) Stock Corporation Act is set out in section II. 3. and is accessible starting from the convocation of this General Meeting on the company’s website at agm.db.com . It will also be accessible there during the General Meeting.

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General Meeting 2024

  9. Authorization to use derivatives within the framework of the purchase of own shares pursuant to § 71 (1) No. 8 Stock Corporation Act

In supplementing the authorization to be resolved on under Item 8 of this Agenda to acquire own shares pursuant to § 71 (1) No. 8 Stock Corporation Act, the company is also to be authorized to acquire own shares with the use of derivatives.

Management Board and Supervisory Board propose the following resolution:

The purchase of shares subject to the authorization to acquire own shares to be resolved under Agenda Item 8 may be executed, apart from in the ways described there, with the use of put and call options or forward purchase contracts. The company may sell to third parties put options based on physical delivery and buy call options from third parties if it is ensured by the option conditions that these options are fulfilled only with shares which themselves were acquired subject to compliance with the principle of equal treatment. All share purchases based on put or call options are limited to shares in a maximum volume of 5% of the actual share capital at the time of the resolution by the General Meeting on this authorization. The term of the options must be selected such that the share purchase upon exercising the option is carried out at the latest on April 30, 2029.

The purchase price to be paid per share upon exercise of the put options or upon the maturity of the forward purchase may not exceed by more than 10% or fall below 10% of the average of the share prices (closing auction prices of the Deutsche Bank share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before conclusion of the respective transaction in each case excluding ancillary purchase costs but taking into account the option premium received. The call options may only be exercised if the purchase price to be paid does not exceed by more than 10% or fall below 10% of the average of the share prices (closing auction prices of the Deutsche Bank share in Xetra trading and/or in a comparable successor system on the Frankfurt Stock Exchange) on the last three stock exchange trading days before the acquisition of the shares. The rules specified under Item 8 of this Agenda apply to the sale and cancellation of shares acquired with the use of derivatives.

Own shares may continue to be purchased using existing derivatives that were agreed on the basis and during the existence of previous authorizations.

The Report of the Management Board to the General Meeting pursuant to § 71 (1) No. 8 in conjunction with § 186 (4) Stock Corporation Act is set out in section II. 3. and is accessible starting from the convocation of this General Meeting on the company’s website at agm.db.com . It will also be accessible there during the General Meeting.

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II. Reports, Annexes and Additional Information on the Agenda Items

1. Compensation Report (ad Item 6)

Introduction

Compensation Report for the Management Board and the Supervisory Board

Employee Compensation Report (not shown below)

Compensation of the Management Board

Executive Summary

Principles for Management Board Compensation

Responsibility and procedures for setting and reviewing Management Board compensation

Guiding principle: Alignment of Management Board compensation to corporate strategy

Compensation principles

Compensation-related developments in 2023

Development of business and alignment of Management Board compensation to corporate strategy in 2023

Changes on the Management Board and Compensation Decisions in 2023

Approval of the Compensation Report 2022 by the Annual General Meeting 2023

Principles governing the determination of compensation

Structure of the Management Board compensation system

Composition of the target total compensation and maximum compensation

Application of the compensation system in the financial year

Fixed compensation

Variable compensation

Appropriateness of Management Board compensation and compliance with the set maximum compensation

Deferrals and holding periods

Backtesting, malus and clawback

Information on shares and fulfilling the share ownership obligation (Shareholding Guidelines)

Benefits as of the end of the mandate

Benefits upon early termination

Other service contract provisions

Deviations from the compensation system

Management Board compensation 2023

Current Management Board members

Former members of the Management Board

Outlook for the 2024 financial year

Forward-looking assessment period for the Long-Term Incentive (LTI)

Reduction of complexity

Increase of pay-for-performance alignment

Increase in market alignment

Outlook on the objectives of the variable compensation 2024-2026

Compensation of members of the Supervisory Board

Supervisory Board Compensation for the 2023 and 2022 financial years

Comparative presentation of compensation and earnings trends

Independent auditor’s report

Responsibilities of the executive directors and the supervisory board

Auditor’s responsibility

Opinion

Other matter – formal audit of the remuneration report

Limitation of liability

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General Meeting 2024

Introduction

The Compensation Report for the year 2023 provides detailed information on compensation in Deutsche Bank Group.

Compensation Report for the Management Board and the Supervisory Board

The Compensation Report for the Management Board and the Supervisory Board for the 2023 financial year was prepared jointly by the Management Board and the Supervisory Board of Deutsche Bank Aktiengesellschaft (hereinafter: Deutsche Bank AG or the bank) in accordance with Section 162 of the German Stock Corporation Act. The Compensation Report describes the fundamental features of the compensation systems for Deutsche Bank’s Management Board and Supervisory Board and provides information on the compensation granted and owed by Deutsche Bank in the 2023 financial year to each incumbent or former member of the Management Board and Supervisory Board.

The Compensation Report fulfills the current legal and regulatory requirements, in particular of Section 162 of the German Stock Corporation Act and the Remuneration Ordinance for Institutions ( Institutsvergütungsverordnung – InstVV) and takes into account the recommendations set out in the German Corporate Governance Code (GCGC). It is also in compliance with the applicable requirements of the accounting rules for capital market-oriented companies (German Commercial Code (HGB), International Financial Reporting Standards (IFRS)) as well as the guidelines issued by the working group Guidelines for Sustainable Management Board Remuneration Systems.

Employee Compensation Report

This part of the compensation report discloses information with regard to the compensation system and structure that applies to the employees in Deutsche Bank Group. The report provides details on the Group Compensation Framework and it outlines the decisions on Variable Compensation for 2023. Furthermore, this part contains quantitative disclosures specific to employees identified as Material Risk Takers (MRTs) in accordance with the Remuneration Ordinance for Institutions ( Institutsvergütungsverordnung – InstVV).

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Compensation of the Management Board

Executive Summary

2023 was another year of extraordinary macroeconomic challenges and geopolitical uncertainty, in which Deutsche Bank provided stability and support for its clients. Deutsche Bank`s Global Hausbank strategy and diversified universal banking model were once again put to the test and proved resilient and robust, delivering the best annual pre-tax profit result in 16 years. With an increase in revenues of 6% to almost € 29 billion, Deutsche Bank grew faster than expected.

Deutsche Bank´s performance in 2023 was set against a backdrop of continuing high inflation, slower economic growth and geopolitical uncertainty with the war in Ukraine and the armed conflict in Israel and Gaza. With its strategic realignment in 2019 and subsequent transformation, Deutsche Bank laid the foundation for growth and sustainable profitability. In 2023, Deutsche Bank significantly increased its shareholder distributions while maintaining cost discipline and continuing to strengthen its capital base.

The Supervisory Board considered stakeholders` perspectives very carefully when making compensation decisions. These decisions reflect its pay-for-performance philosophy while taking into account individual and collective financial and non-financial performances aligned to the execution of the Global Hausbank strategy with appropriate regard for risks and controls. As part of its performance assessment, the Supervisory Board also dealt in detail with the problems and negative effects that arose in connection with Project Unity (IT migration of Postbank customer accounts to the Deutsche Bank platform) and, as part of consequence management, took into account the different individual responsibilities of the members of the Management Board for this matter and made appropriate reductions for the determination of their target achievement levels (cut in Short-Term Award achievement levels).

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General Meeting 2024

All compensation decisions are made within the boundaries of multiple regulatory requirements. In this regard, Management Board compensation and the pay-out schedules of variable compensation components are limited in several ways. Due to the requirements of Section 25a (5) of the German Banking Act and in accordance with the decision of the General Meeting in May 2014, the ratio of fixed to variable compensation is generally limited to 1:2 (cap rule). For this reason, the fixed compensation of Deutsche Bank Management Board members is relatively high compared to other DAX companies that are not subject to this regulation.

The Compensation Control Committee of Deutsche Bank regularly reviews the compensation system of the Management Board members with regard to market trends and investor feedback. As a result of the review process in 2023, points of improvement were identified. These are now reflected in a redesigned compensation system, which will be submitted to the General Meeting for approval in May 2024 with effect from 2024 onwards. The complexity of the compensation system has been reduced by limiting the number of objectives, which leads to significantly increased transparency. To consider the feedback of shareholders, a forward-looking assessment period rather than the previous backward-looking perspective will be used from now on for the performance measurement of the Long-Term Incentive. With this change, we aim to foster a long-term focus and thus the sustainable development of the company. To further strengthen the pay-for-performance alignment of the compensation of Deutsche Bank, the target achievement regarding the Relative Total Shareholder Return will be assessed based on a more ambitious approach based on the percentile rank of Deutsche Bank compared to the international banks in the peer group.

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For further details regarding the new Management Board compensation system, please refer to the Outlook section of the Compensation Report 2023.

Long-Term Award (LTA) (60%)

Structure & YE assessment

Group Financials 25%

	Target	Result
CET 1 Ratio	>=13.1%	13.7%
RoTE	>=8%	7.4%
CIR	<=70%	75.1%

Group Financials Achievement 70%

150%
100%
50%
0%
2021
2022
2023
1-y. 70%
3-y. 73.75%

RTSR 15%

TSR DB	120.5%
Average TSR Peers	131.6%
RTSR	91.6%

RTSR Achievement 83%

150%
100%
50%
0%
2021
2022
2023
1-y. 83%
3-y. 92.5%

ESG 20%

Environment	Sust Financing/ Investments	28%
	Climate Risk Management	50%
	Own Operations	150%
Social	Employee Feedback	61%
	Gender Diversity	150%
Governance	Control Risk Management Grade	40%
	Remediation Activities	75%

ESG Achievement 71.32%

150%
100%
50%
0%
2021
2022
2023
1-y. 71.32%
3-y. 71.04%

3-year assessment period

Collective objectives linked to Deutsche Bank's strategy.

→ LTA Achievement Level

77.53% vs. 79.60% YE 22

Short-Term Award (STA) (40%)

Structure & YE assessment

25%

Individual Objectives & Behavior' objective

Personal & divisional objectives:
~ 3-4 key area of focus
&
Banks's key values & beliefs Leadership behavior

106% – 133.2%
CEO 133.2% CFO 117.8%

15%

Individual Balanced Scorecards & Key Deliverables

Appropriate tool for steering and control KPIs & Key Deliverables

94% – 121%
CEO 111% CFO 112%

1-year assessment period

Individual & divisional objectives

→ STA Achievement Level (after Cut)

61.52% - 116.38% vs. 105.69% - 127.54% YE22

The overall variable compensation of the Management Board was €37.62 million for the FY 2023

CEO

8,745
2,617
2,529
3,600
9,225
3,375
2,250
3,600
9,850
3,750
2,500
3,600
LTA
STA
Base Salary
Full Year 2023
Target Compensation
Maximum Compensation

→ VC Achievement Level vs. Target

91.48%

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General Meeting 2024

Principles for Management Board Compensation

Responsibility and procedures for setting and reviewing Management Board compensation

The Supervisory Board as a whole is responsible for the decisions on the design of the compensation system as well as for setting the individual compensation amounts and procedures for awarding the compensation. The Compensation Control Committee supports the Supervisory Board in its tasks of designing and monitoring the implementation of the system and prepares proposals for resolutions for the Supervisory Board. As necessary, the Compensation Control Committee issues recommendations for the Supervisory Board to make adjustments to the system. In the case of significant changes, but at least every four years, the compensation system for the Management Board is submitted to the General Meeting for approval in accordance with Section 120a (1) of the German Stock Corporation Act. The compensation system was last approved by the General Meeting 2021 by a majority of 97.76%.

On the basis of the approved compensation system, the Supervisory Board sets the target total compensation for each Management Board member for the respective financial year, while taking into account the scope and complexity of the respective Management Board member’s functional responsibilities, the length of service of the Management Board member on the Management Board as well as the company’s financial situation. In the process, the Supervisory Board also considers the customary market compensation, also based on both horizontal and vertical comparisons, and sets the upper limit for total compensation (maximum compensation) (additional information is provided in the section “Appropriateness of Management Board compensation and compliance with the set maximum compensation”).

Guiding principle: Alignment of Management Board compensation to corporate strategy

Deutsche Bank aims to make a positive contribution to its clients, employees, investors and society in general by fostering economic growth and social progress. Deutsche Bank offers its clients solutions and provides an active contribution to foster the creation of value by its clients. This approach is also intended to ensure that Deutsche Bank is competitive and profitable and can operate on the basis of a strong capital and liquidity position. Deutsche Bank is committed to a corporate culture that appropriately aligns risks and revenues.

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General Meeting 2024

At the Annual Media Conference in February 2024, Deutsche Bank confirmed its strategic goals for the Group for the period up to 2025. With its four well-balanced and mutually reinforcing businesses, Deutsche Bank´s business model provides a stable and promising foundation for capital-efficient business growth, a predictable revenue mix, prudent risk management and a strong balance sheet. Deutsche Bank has a clear path and is right on track in executing its Global Hausbank strategy for the Group for the period up to 2025 with the aim of sustainably profitable growth and shareholder returns. Since revenues have surpassed the Bank´s expectations in the past years, the previous target for 2025 has been raised compared to the Bank`s ambition announced at the Investor Deep Dive in March 2022. For the period between 2021 and 2025, the adjusted target is a compound annual revenues growth rate of between 5.5% and 6.5%, raised from the Bank`s previous expectation of 3.5% to 4.5% and leading to project revenues of approximately € 32 billion in the financial year 2025. At the same time, cost discipline remains a high priority. Further efficiency measures were implemented in 2023 to bring the cost/income ratio below 62.5% by 2025 and free up capacity for investments and improve operational leverage in order to generate an attractive Return on Tangible Equity of above 10%. The capital distribution objectives are to be achieved through a combination of dividends and share buy-backs with the aim of a payout ratio of 50% from financial year 2024 onwards. The Bank will continue to focus on conduct and controls and follow a clear management agenda to change the way of working, to become even more innovative and remain an employer of choice.

In the interests of the shareholders, the Management Board compensation system is aligned to the business strategy as well as the sustainable and long-term development of Deutsche Bank and provides suitable incentives for a consistent achievement of the set targets. Through the composition of total compensation comprising fixed and variable compensation components, through the assessment of performance over short-term and long-term periods and through the consideration of relevant, challenging performance parameters, the implementation of the Group strategy and the alignment with the sustainable and long-term performance of the Group are rewarded in a clear and understandable manner. The structure of the targets and objectives therefore comprises a balanced mix of both financial and non-financial parameters and indicators.

Through the structuring of the compensation system, the members of the Management Board get incentivized by achieving the targets and objectives linked to Deutsche Bank’s strategy, when working individually and as a team continually towards the long-term positive development of Deutsche Bank, without taking on disproportionately high risks. The Supervisory Board thus ensures there is always a strong link between compensation and performance in line with shareholder interests (“pay for performance”).

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General Meeting 2024

Compensation principles

The design of the compensation system and thus the assessment of individual compensation amounts are based on the compensation principles outlined below. The Supervisory Board takes them into consideration when adopting its resolutions in this context:

Corporate strategy

The compensation system for the Management Board members is closely linked to Deutsche Bank’s strategy, thereby focusing their work on its implementation and the long-term positive development of the Group, without taking disproportionate risks.

Shareholders’ interests

The interests of shareholders are always taken into account when designing the specific structure of the compensation system, determining individual compensation amounts and structuring the means of compensation allocation and delivery.

Individual and collective objectives

Setting individual, divisional and collective objectives fosters not only the sustainable and long-term development of each of the business divisions, infrastructure areas or regions the Management Board members are responsible for, but also the performance of the Management Board as a collective management body.

Long-term perspective

A long-term link to Deutsche Bank’s performance is secured by setting a greater percentage of long-term objectives in comparison to short-term objectives and by granting variable compensation exclusively in deferred form and mostly as share-based compensation with vesting and holding periods of up to seven years.

Sustainability

Objectives in accordance with Deutsche Bank’s Environmental, Social and Governance (ESG) strategy provide incentives for acting responsibly, also in the context of sustainability, and thus make an important contribution to Deutsche Bank`s long-term performance.

Appropriateness and upper limits (caps)

The appropriateness of the compensation amounts is ensured through the review of the compensation based on a horizontal comparison with peers and a vertical comparison with the workforce as well as suitable compensation caps on the achievable variable compensation and maximum compensation.

Transparency

By avoiding unnecessary complexity in the structures and through clear and understandable reporting, the transparency of the compensation system is increased in accordance with the expectations of investors and the public as well as the regulatory requirements.

Governance	The structuring of the compensation system and the assessment to determine the individual compensation take place within the framework of the statutory and regulatory requirements.

Compensation-related developments in 2023

Development of business and alignment of Management Board compensation to corporate strategy in 2023

Management Board compensation is closely aligned to Deutsche Bank’s strategic targets. All the individual and collective objectives agreed with the Management Board members as well as their assessment parameters for the 2023 financial year were discussed by the Compensation Control Committee at the beginning of the year and subsequently resolved on by the Supervisory Board. The objectives serve overall in fostering the strategic transformation of the Group. The achievement levels determined for the objectives for the 2023 financial year at the beginning of the year 2024 reflect the extent to which the individual objectives were achieved and thus contributed to the Bank’s performance.

Since 2019 the management team has successfully transformed Deutsche Bank. By refocusing the Bank’s business around its core strengths, it has become significantly more profitable, better balanced and more cost-efficient. Thanks to the disciplined execution of its strategy, the Bank has been able to serve its clients through highly challenging conditions in a volatile world, proving its resilience with strong risk discipline and sound capital management.

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Profit before tax amounted to €5.7 billion at the end of 2023. This is a slight increase of 2% over the previous year and the highest in sixteen years despite more than €1 billion non-operating costs. Post-tax return on Tangible Equity fell over the course of last year to 7.4% due to tax effects in 2022 and 2023, whereby a greater positive impact was seen in 2022. Revenues increased by 6% versus 2022 to €28.9 billion euros, driven by the rise in global interest rates and in particular by the success of the Bank’s broad client base with an increase in business, especially in the Corporate and Private Banks, which saw the highest revenue growth rate in 2023. At the same time, Deutsche Bank managed to keep adjusted costs nearly stable at €20.6 billion, with a consistent cost/income ratio of 75% for the full year.

Reflecting the profitability of all business segments in 2023, the Corporate and the Private Bank were the most important growth drivers. Both divisions achieved record profits. Corporate Bank net revenues were €7.7 billion in 2023, up 22% year-on-year. All Corporate Bank business areas achieved double-digit growth, while innovative product developments and investments in capacities for future business generated positive effects. Private Bank net revenues were €9.6 billion, up 5% year-on-year. Adjusted for specific items, such as the sale of the financial sales organization in Italy, Private Bank revenues even increased by 10%. This was primarily due to a strong deposit business with improved margins. Growth was driven in particular by the Private Clients Bank Germany, where revenues were 14% higher than in the previous year. Adjusted for the specific items, the International Private Clients Bank achieved revenues growth of 3%. In the Investment Bank, revenues totaled EUR 9.2 billion, 9% below the very high level of 2022. Revenues in the Origination and Advisory business increased by 25%, in particular due to the bond issuing business and the non-repeat of mark-to-market losses on funded and unfunded commitments in leveraged debt capital markets. Through the acquisition of Numis, the leading UK corporate broker, investments were made in customer advisory services in order to generate higher commission and fee income in the long term.

The 2023 results demonstrate the benefits of Deutsche Bank’s transformation efforts. The Bank delivered revenues growth in its core businesses and continued cost discipline. The risk provisions are in line with the Bank’s guidance, despite challenging conditions. Focused de-risking of the balance sheet has contributed to the solid Common Equity Tier 1 capital ratio of 13.7%.

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The individual objectives are bundled in the short-term component (Short-Term Award (STA)) and account for a share of 40% of the target total variable compensation. The Supervisory Board determined an achievement level for these components for the 2023 financial year between 61.52% and 116.38%. The performance of the Management Board as a collective body is reflected in the long-term component (Long-Term Award (LTA)), which accounts for a share of 60% of the target total variable compensation. Overall, the achievement level of the collective objectives based solely on the 2023 financial year was 73.69%. This achievement level accounts for 60% of the Long-Term Award to be granted for the 2023 financial year. As achievement levels for prior years (at 30% from 2022 and 10% from 2021) also affected the Long-Term Award for the 2023 financial year, the achievement level for this component for the 2023 financial year was 77.53% based on the weighted achievement levels of the three financial years. Details on the individual achievement levels are presented as an overview in this report under the heading “Application of the compensation system in the financial year”.

Changes on the Management Board and Compensation Decisions in 2023

With effect from June 1 and July 1, 2023, respectively the Supervisory Board resolved changes in the functional responsibilities assigned to individual Management Board members. Claudio de Sanctis was appointed member of the Management Board with effect from July 1, 2023, for a period of three years. Christiana Riley left the Management Board at the end of May 17, 2023. Karl von Rohr left the Management Board with effect from October 31, 2023.

The Management Board comprised 9 members at the end of 2023 with a proportion of women of 11%. Deutsche Bank thereby fulfils the statutory requirements but remains behind its ambitions. As outlined at the AGM 2023, the Supervisory Board is not satisfied with the representation of women at the Management Board and stands by the commitment to increase the percentage of female representation at the Management Board, and to foster and reward a culture of diversity, equity and inclusion more broadly. As part of the Bank’s new compensation system, the Supervisory Board seeks to integrate this ambition more firmly into the performance goals of the Management Board members. Generally, the reduced Management Board has been positively acknowledged internally and externally as being efficient.

In its meeting on July 27, 2023, the Supervisory Board decided to grant a Dividend Equivalent Award of EUR 0.30 per share to Management Board members with share-based deferred compensation awards that were in the holding period at the time of the General Meeting 2023. A Dividend Equivalent is a right to receive a cash payment on the respective release date based on the amount of dividends that would have been paid during the retention period on the number of vested Deutsche Bank shares that are released on the Release Date. The Dividend Equivalent Awards will be calculated based on the dividend paid per Deutsche Bank share multiplied by the number of Deutsche Bank share units subject to the holding requirement (a fixed EUR value). Dividend Equivalents are subject to the same provisions as the underlying Award, including but not limited to suspension, forfeiture or clawback.

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The Supervisory Board reviews the compensation levels of the members of the Management Board annually and regularly engages external compensation advisors to support the review, while assuring that these advisors are independent from the Management Board and Deutsche Bank. In 2023, the Supervisory Board conducted a review of the compensation levels taking into account comparable companies (peer groups) with the support of an external compensation advisor. On the basis of the results of this review and taking into account other aspects such as the duration of membership in the Management Board or changes in the area of responsibility within the Management Board, the Supervisory Board took the following compensation decisions in 2023:

A benchmarking study commissioned by the Supervisory Board showed that the level of compensation for the member of the Management Board responsible for the Corporate and Investment Bank is lower for this role compared to the peer group of international banks. Compared to international banks, the overall target compensation is between the 25. percentile and the median. For this reason and taking into account the duration of Fabrizio Campelli’s membership of the Management Board, the Supervisory Board decided to increase his total target compensation to a more market-oriented overall target compensation of €8.8 million p.a. This represents an increase of 25.71% (an increase in base salary of 21.43%) with effect from April 1, 2023.

The target compensation of the Chief Financial Officer (CFO) was also increased with effect from April 1, 2023. In this context, the Supervisory Board has assessed the CFO’s senior position in the Bank and his role as President of Deutsche Bank AG in comparison to the other roles on the Management Board and took into account the duration of his membership of the Management Board, considering another three years in the light of the extension of his appointment as member of the Management Board with effect from July 1, 2023. James von Moltke`s overall target compensation was increased to €8.3 million p.a. This represents an increase of 12.16% (an increase in base salary of 6.67%).

In order to ensure uniform compensation structures for all Management Board members, the Supervisory Board also reviewed the ratio of fixed to variable compensation. According to regulatory requirements, variable compensation must not exceed 200% of the fixed compensation. With two exceptions, the target compensation of all members of the Management Board is consistently measured in such a way that, if the fulfillment of all objectives is fully achieved, this regulatory ceiling can be reached. To be consistent, the variable target compensation of Christian Sewing and Karl von Rohr were increased by 3.33% and 6.76% respectively with effect from April 1, 2023. Base salaries remained unchanged.

The total target compensation for Claudio de Sanctis in his capacity as a member of the Management Board and head of the Private Bank was set at € 7.9 million p.a. with effect from July 1, 2023, i.e., from his appointment as a member of the Management Board.

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The Supervisory Board took into account as a positive aspect the financial milestones achieved and the contributions of the individual members of the Management Board to this success in their performance evaluations. When determining the variable compensation for the 2023 financial year, the Supervisory Board acknowledged the continued efforts of the members of the Management Board in driving regulatory remediation activities. Although there are positive signals from the regulators since substantial control remediation progress was achieved, particularly in the USA and the UK, the Supervisory Board took into consideration that these remediation measures need continued focus across the Bank.

The Supervisory Board analyzed and assessed in detail the problems and negative consequences for customers in connection with Project Unity (IT migration of Postbank customer accounts to the Deutsche Bank platform). Although the technical migration of data records was implemented accurately on the system side, the impact on customer services and processes was clearly underestimated. In the opinion of both the Supervisory Board and the Management Board, the large number of customers who experienced limitations as a result of the migration is unacceptable. In executing this integration program, the Bank failed to meet its own high standards and the expectations of its customers. Even though fast and massive adjustments were subsequently carried out and investments were made in additional resource capacity, IT and automated processes in order to eliminate the backlogs as quickly as possible, the Supervisory Board took into account the overall view of the issue when assessing performance with regard to granting variable compensation. In doing so, the individual degrees to which the individual Management Board members were accountable for the issues were taken into account and, based on the recommendation of the Compensation Control Committee, it was decided to reduce the individual achievement level for the short-term component of selected Management Board members involved.

Details on how the Short-Term Award is calculated are presented in this report under the heading “Application of the compensation system in the financial year”.

Approval of the Compensation Report 2022 by the Annual General Meeting 2023

The Compensation Report 2022 for members of the Management Board and Supervisory Board of Deutsche Bank as published on March 17, 2023, was submitted to the ordinary General Meeting on May 17, 2023, for approval in accordance with Section 120a (4) of the German Stock Corporation Act. The General Meeting approved the Compensation Report with a majority of 89.07%.

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Principles governing the determination of compensation

Structure of the Management Board compensation system

The compensation system consists of fixed and variable compensation components. The fixed compensation and variable compensation together form the total compensation for a Management Board member. The Supervisory Board defines target and maximum amounts (caps) for all compensation components.

Management Board Compensation System 2023

Components	Objective	Implementation
Fixed Compensation
Base salary	The base salary rewards the Management Board member for performing the respective role and responsibilities. The fixed compensation is intended to ensure a fair and market-oriented income and to ensure that undue risks are avoided. In addition, Management Board members are granted recurrent, fringe benefits and contributions for pension benefits.	-	Monthly payment; Annual base salary of between € 2.4 million and € 3.6 million
Fringe benefits		-	Company car and driver services as well, if applicable moving expenses, housing allowance, insurance premiums and reimbursement of business representation expenses
Pension		-	A single and contractually agreed annually pension plan contribution or allowance of € 650,000 for adequate pension provision

Variable Compensation
Short Term Award (STA)	The STA rewards the individual value contribution of each member of the Management Board to achieving short- and medium-term objectives in accordance with the corporate strategy. It consists of two elements, which are tailored to the role and responsibilities of the Management Board member and can be individually influenced by the level of achievement by the Management Board member.	-	40% of the total variable compensation with 2 elements related to individual performance (1) Individual objectives (25%); and (2) Individual Balanced Scorecard (15%)
		-	Maximum target level 150%
		-	Assessment period 1 year
		-	Earliest possible disbursement in 4 tranches in Restricted Incentive Awards (cash-based) - 1, 3, 5 and 7 years after being granted
		-	Target amount for 100% achievement level: Between € 1.640 million and € 2.280 million

Long Term Award (LTA)

Within the determination of the variable compensation, the focus is on achieving long-term objectives linked to the strategy. To underline this, the Supervisory Board has set the focus on this component with a share of the LTA of 60% of the total variable target compensation. For the LTA, the Supervisory Board sets collective objectives for the members of the Management Board. An important part of the LTA is the ESG factor. Since its implementation in 2021 and further development of Deutsche Bank’s sustainability strategy. The Management Board compensation has been systematically linked to sustainability objectives.

		-	60% of total variable compensation with 3 group targets (1) ESG Objectives (20%); (2) Relative total shareholder return (15%); (3) Group financials (25%)
		-	Maximum target level 150%
		-	Assessment period of 3 years with weightings of 60% (Financial Year (FY)), 30% (FY+1), 10% (FY+2)
		-	Disbursement in 4 tranches exclusively in Restricted Equity Awards (share-based) – earliest possible delivery after 2, 3, 4, 5 years plus a holding period in each case of 1 year after grant
		-	Target amount for 100% Achievement level: Between € 2.460 million and € 3.420 million

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Overview

Detailed information on the compensation system for members of the Management Board of Deutsche Bank AG is available on the company’s website: https://hauptversammlung.db.com/files/documents/2021/HV_2021_Verguetungssystem_fuer_die_Mitglieder_des_Vorstands.pdf .

Composition of the target total compensation and maximum compensation

The Supervisory Board determines for each Management Board member a target total compensation on the basis of the compensation system approved by the General Meeting. It also determines, in accordance with the recommendation of the German Corporate Governance Code, what relative proportions the fixed compensation on the one hand and short-term and long-term variable compensation on the other hand have in the target total compensation. In this context, the Supervisory Board ensures in particular that the variable compensation linked to achieving long-term objectives exceeds the portion of variable compensation linked to short-term objectives.

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When setting the target total compensation for each member of the Management Board, the Supervisory Board takes into account the scope and complexity of the respective Management Board member’s functional responsibility as well as the experience and length of service of the member on the Management Board. Furthermore, the compensation amounts are reviewed for their appropriateness on the basis of market data for suitable peer groups. On the basis of these criteria, the Supervisory Board set the relative percentages for the compensation components within the target total compensation as follows:

Relative shares of the total annual target compensation allocated to the different compensation components (%)

Compensation components	Relative share of total compensation in %
Base Salary	~ 33-37%
Regular fringe benefits	~ 1%
Pension service costs / pension allowance	~ 7-9%
Short-Term Award	~ 22-23%
Long-Term Award	~ 33-34%
Reference total compensation	100%

The compensation of the Management Board members is limited (capped) in several ways (maximum compensation).

Pursuant to Section 25a (5) of the German Banking Act (Kreditwesengesetz – KWG), the ratio of fixed to variable compensation is generally limited to 1:1 (cap regulation), i.e. the amount of variable compensation must not exceed that of fixed compensation, unless the shareholders of a bank resolve to increase the ratio of fixed to variable compensation to up to 1:2. The General Meeting in May 2014 made use of this possibility and increased the ratio to 1:2.

The Supervisory Board additionally limited the maximum possible achievement levels for the short-term objectives (STA) and long-term objectives (LTA) consistently to 150% of the target variable compensation. Furthermore, it specified an additional amount limit (cap) for the aggregate amount of base salary, STA and LTA of € 9.85 million. This means that even with target achievement levels that would lead to higher compensation amounts, compensation is capped at a maximum of € 9.85 million. After the target achievement level is assessed, if the calculation should result in variable compensation or total compensation that exceeds one of the specified caps, the variable compensation is to be reduced. This is to take place through a pro rata reduction of the STA and LTA.

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Target and maximum amounts of base salary and variable compensation

	2023				2022
in €	Base salary	Short-Term Award	Long-Term Award	Total compensation [1]	Total compensation [1]
CEO [2]
Target value	3,600,000	2,280,000	3,420,000	9,300,000	9,000,000
Maximum value	3,600,000	3,420,000	5,130,000	9,850,000	9,850,000
President [2,3]
Target value	3,200,000	2,040,000	3,060,000	8,300,000	7,400,000
Maximum value	3,200,000	3,060,000	4,590,000	9,850,000	9,600,000
Ordinary Board Member responsible for Corporate Bank and Investment Bank (CB & IB) [2]
Target value	3,400,000	2,160,000	3,240,000	8,800,000	7,000,000
Maximum value	3,400,000	3,240,000	4,860,000	9,850,000	9,100,000
Ordinary Board Member responsible for PB [2]
Target value	3,000,000	1,960,000	2,940,000	7,900,000	7,400,000
Maximum value	3,000,000	2,940,000	4,410,000	9,850,000	9,600,000
All other Ordinary Board Members
Target value	2,400,000	1,640,000	2,460,000	6,500,000	6,500,000
Maximum value	2,400,000	2,460,000	3,690,000	8,550,000	8,550,000

1 Limit the maximum total amount of basic salary and variable compensation to the upper limit set by the Supervisory Board

2 For further details on compensation decision, please refer to the section "Management Board Changes and Compensation Decisions in 2023" in this report

3 President and Ordinary Board members responsible for Asset Management (AM) and Finance (CFO)

In addition, in accordance with Section 87a (1) sentence 2 No. 1 of the German Stock Corporation Act, the Supervisory Board also set an upper limit for the maximum total compensation of € 12 million for each Management Board member (Maximum Compensation). The Maximum Compensation is set consistently for all Management Board members. The Maximum Compensation corresponds to the sum of all compensation components for any financial year. This comprises not only the base salary, STA and LTA, but also the fringe benefits and service costs for the company pension plan or pension allowances.

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Application of the compensation system in the financial year

Fixed compensation

The fixed compensation components in the form of base salary, fringe benefits and contributions to the pension plan or pension allowances were granted in the financial year as fixed compensation and in accordance with the individual agreements in the service contracts. Due to the requirements of Section 25a (5) of the German Banking Act and in accordance with the decision of the Annual General Meeting in May 2014, the ratio of fixed to variable compensation is generally limited to 1:2 (cap rule). Therefore, when determining the amount of base salary as part of the target compensation, it must be taken into account that the variable compensation may not exceed the maximum value of 200% of the fixed compensation.

The expenses for fringe benefits and pension service costs vary in their annual amounts. Although the contribution to Deutsche Bank’s pension plan is defined consistently for all Management Board members, the amounts to be contributed by Deutsche Bank during the year in the form of pension service cost accruals vary based on the length of service on the Management Board within the financial year, the age of the Management Board member and actuarial figures (additional information is provided in the section “Benefits upon regular contract termination”).

Variable compensation

The Supervisory Board, based on the proposal of the Compensation Control Committee, determined the variable compensation for the Management Board members for the 2023 financial year. Variable compensation comprises two components, a short-term component (Short-Term Award (STA)) with a weighting of 40% and a long-term component (Long-Term Award (LTA)) with a weighting of 60% in relation to the target variable compensation.

All objectives, measurements and assessment criteria that were used for the assessment of performance for the 2023 financial year are derived from Deutsche Bank’s strategy and are in line with the compensation system approved by the General Meeting. The objectives were selected to set suitable incentives for the Management Board members, to promote the development of Deutsche Bank’s earnings and the alignment to the interests of shareholders as well as to fulfill Deutsche Bank’s social responsibility through the inclusion of sustainability aspects and climate protection. The challenging objectives reflect the Bank’s ambitions. If the objectives are not achieved, the variable compensation can be zero; in the case of over-achievement, the maximum achievement level is limited to 150% of the target value.

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Balance of financial and non-financial objectives

Financial and non-financial objectives are considered in a balanced way when setting the objectives. In relation to the total variable compensation, there was a greater focus on financial objectives in the 2023 financial year, with a weighting of around 68%. Both the financial and non-financial objectives were chosen in such a way that they are quantitatively or qualitatively measurable at the end of the financial year. Around 75% of the targets are quantitatively measurable and a portion of around 25% is measured qualitatively.

Short-Term Award (STA)

The amount of the Short-Term Award for the 2023 financial year is based on the achievement level during the assessment period of the short-term individual and divisional objectives. The assessment period coincides with the financial year and is one year.

The Short-Term Award comprises the following two elements with different weightings:

- Individual Objectives and Behavior Objective (62.5%)

- Individual Balanced Scorecards and Key Deliverables (37.5%)

For each of these components, the Supervisory Board determines the achievement level based on a clearly structured year-end assessment process at the beginning of the following year. The achievement of the two components determines the overall achievement level for each Management Board member which in turn determines the amount of the short-term component for the preceding financial year.

Determination of the cash value of the Short-Term Award

Short-Term Award (40%)
	Individual Objectives and Behavior Objective (62.5%)	Balanced Scorecard and Key Deliverables (37.5%)
Target Amount [1]	€ 1,025,000 - € 1,425,000	€ 615,000 - € 855,000
Target Achievement Level	0%-150%	0%-150%

Overall Target Amount per STA component	€ 0 - € 2,137,500	€ 0 - € 1,282,500
Overall Target Amount STA	€ 0 - € 3,420,000

1 Target amount differs depending on the Management Board member’s functional responsibility. On the basis of 100%. Pro rata temporis upon joining or leaving during the year

Individual objectives

The Supervisory Board sets personal and divisional objectives (Individual Objectives) for each member of the Management Board at the beginning of the year. The weightings of each of these objectives as well as relevant quantitatively or qualitatively measurable performance criteria for their assessment are defined as well. The objectives are chosen so that they are challenging, ambitious and sufficiently concrete in order to ensure there is an appropriate alignment of performance and compensation and that the “pay-for-performance” principle is taken into account.

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The Individual Objectives are derived from the corporate strategy and foster its implementation. They are set for each Management Board member in consideration of his or her respective area of functional responsibility and the contribution of this area of functional responsibility to advancing Deutsche Bank’s overall strategy. ESG objectives such as the further development of the sustainability strategy or the promotion of measures to improve regulatory remediation are also included as individual objectives. Individual Objectives can also be defined as project or regional targets. Besides operational measures, the implementation of strategic projects and initiatives can be agreed as objectives as well, if they are directly instrumental in the implementation of the strategy, by contributing to, for example, the structure, organization and sustainable development of Deutsche Bank.

At the beginning of the 2023 financial year, a maximum of 4 Individual Objectives were set with different weightings for each Management Board member. For these objectives, the Supervisory Board has assigned clear expectations and financial and/or non-financial performance criteria at the beginning of the year, such as financial Key Performance Indicators (KPIs), achievements of milestones, Chief Executive Officer (CEO) and/or Supervisory Board feedback, stakeholder Feedback and qualitative assessments. These enable the Supervisory Board to objectively assess the performance contribution of the respective Management Board member towards the concrete execution of the objectives.

In addition to the individual objectives the Supervisory Board evaluates the behavior of each Management Board member by reflecting on individual performance against the Bank´s key values and beliefs as well as corresponding leadership behavior rules. Focus Topics in 2023 were Integrity, Innovation and Sustainable Performance. With regard to the linkage between behavior and Management Board compensation the Supervisory Board expects the Management Board members to act as role models. Only outstanding performance that goes beyond the expectations of the respective role is incentivized.

At year-end, the determination of the achievement levels follows a pre-defined process. In a first step, all members of the Management Board perform an initial self-assessment of the achievement levels of their objectives. The self-assessed achievement levels are then discussed in conversations with the Chief Executive Officer (CEO) and the Chairman of the Supervisory Board and the Compensation Control Committee. Based on the feedback from these conversations, the Compensation Control Committee prepares a proposal for the Supervisory Board for its decision. For this purpose the achievement levels are combined into an average for each Management Board member according to pre-defined weightings.

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The following overview shows the objectives as well as the achievement levels as resolved on by the Supervisory Board for each Management Board member.

Management Board Member	Weighting (in %)	Individual objectives	Achievement Level (in %)

Christian Sewing	28.0%	Execute & deliver on regulatory remediation	133.20%
	13.7%	Complete purpose declaration and develop DB leadership and culture
	24.0%	Deliver on DB group strategy execution and milestones and further develop DB vision beyond 2025
	14.3%	Strengthen positioning with key stakeholders
	20.0%	Behavior Objective

James von Moltke	24.0%	Execute Group financial plan and Future of Finance Vision	117.80%
	28.0%	Drive regulatory remediation & transformation
	16.0%	Further improve partnership between business and finance in a client centric manner
	12.0%	Seek and attract long-term shareholders
	20.0%	Behavior Objective

Fabrizio Campelli	28.0%	Deliver on Corporate Bank/Investment Bank strategy execution and sustainable profitability and client leadership	119.00%
	28.0%	Improve controls and demonstrate their effectiveness to regulators
	16.0%	Drive stronger Front-to-Back alignment for Corporate Bank/Investment Bank
	8.0%	Provide oversight to Region UK and Ireland
	20.0%	Behavior Objective

Claudio de Sanctis	26.7%	Formulate Private Bank strategy	115.33%
(Member since July 1, 2023)	26.7%	Deliver on efficiency, growth and sustainable profitability
	26.7%	Deliver on critical remediation activities
	20.0%	Behavior Objective

Bernd Leukert	24.0%	Group strategy delivery and execution	112.80%
	24.0%	Remediation: Support CEO in further strengthening Deutsche Bank’s control framework with focus on regulatory requirements
	16.0%	Technology, Data and Innovation strategy: Continue improvement of stability, focus on Innovation and strengthen Data governance
	16.0%	People: Strengthen leadership and drive employee commitment
	20.0%	Behavior Objective

Alexander von zur Mühlen	24.0%	Execute and evolve Asia Pacific strategy	110.40%
	24.0%	Client focus
	16.0%	Culture and Conduct
	16.0%	Promote Global Hausbank value proposition
	20.0%	Behavior Objective

Rebecca Short	29.7%	Drive remediation	114.25%
	21.7%	Execute transformation portfolio
	16.0%	Drive structural cost reduction
	12.7%	Deliver Procurement excellence and drive Human Resources/Global Real Estate integration
	20.0%	Behavior Objective

Professor Dr. Stefan Simon	32.0%	Drive Execution of Financial Crime Risk Key Deliverable	116.60%
	16.0%	Compliance: Implement changes in Executive Committee and drive personnel, organizational and cultural changes
	16.0%	Legal: Establish new Head of Legal and develop people agenda
	16.0%	Further develop and strengthen relationship with Regulators and Supervisors
	20.0%	Behavior Objective

Olivier Vigneron	20.0%	Safeguard the stability and resilience of our Global Hausbank	106.00%
	20.0%	Integrated Technology & Analytics
	20.0%	Develop Non-Financial Risk and Risk Culture & ESG
	20.0%	Regulatory Remediation
	20.0%	Behavior Objective

Christiana Riley [1] (Member until May 17, 2023)	32.0%	US regulatory remediation and engagement including delivery on critical AFC/AML/KYC remediation activities for the Americas and 2022 CCAR	N/A
(Member until May 17, 2023)	24.0%	Execute on financial plan 2023 in line with risk appetite and state of control environment , including client engagement
	16.0%	Strengthen client and stakeholder engagement
	8.0%	Further drive DB culture with focus on integrity and conduct
	20.0%	Behavior Objective

Karl von Rohr [2] (Member until October 31.2023)	24.0%	Deliver on Private Bank strategy execution including efficiency, growth and sustainable profitability	N/A
(Member until October 31.2023)	16.0%	Support DWS strategy through oversight role
	28.0%	Deliver on critical remediation activities
	12.0%	Provide oversight for Regions Germany & EMEA
	20.0%	Behavior Objective

1 Due to her choice to leave the Management Board before the end of the original appointment period, Mrs. Riley is not entitled to receive variable compensation for 2023

2 There was no assessment of individual objectives as the achievement level for the Short-Term Award was set in relation to his departure from the Management Board in accordance with the previous year´s level

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For the qualitative objectives, the Supervisory Board formulated expectations and financial and/or non-financial performance criteria at the beginning of the year, which enable it to objectively assess the performance contribution of the respective Management Board members with regard to the concrete implementation of each objective for the performance year at the beginning of the following year. The degrees of achievement thus determined for the individual objectives are consolidated into an average for each Management Board member according to the weightings defined in advance. The degree of target achievement determined accordingly is multiplied by the target amount of 62.5% of the variable target compensation for the STA. This results in the calculated payout amount for the component of the individual objectives.

Pay-for-performance summary for CEO and CFO for the STA Individual and behavior objective

Management Board Member	Individual Objectives and Behavior – Pay for Performance Summary
Christian Sewing (CEO)	The Supervisory Board acknowledged Christian Sewing's success in delivering on Deutsche Bank's strategy execution and growing earnings power. Christian Sewing drove Deutsche Bank's accelerated execution of its strategic agenda and the further evolution of its long-term aspirations with a sharpened business model to position the Bank for future growth and success. Under his leadership a new purpose statement and aspirational culture were developed. Both have become part of a broader framework to guide the Bank's long-term sustainable development. Christian Sewing maintained a strong focus on regulatory remediation activities with a material allocation of resources to the respective units. As a result, substantial progress on remediation has been achieved – particularly in the USA and the UK, where good progress can be reported. Despite positive signals from regulators, the Supervisory Board took into consideration that the remediation measures need to be further focused across the bank. As part of the performance assessment, the Supervisory Board examined in detail the customer service problems that arose in connection with Project Unity (IT migration of Postbank customer accounts to the Deutsche Bank platform) and made an individual reduction in the target achievement level for the short-term component. The Supervisory Board acknowledged that Christian Sewing strengthened the Bank's recognition and credibility with key stakeholders through the high level of personal trust he has built up. He led the Group towards a stronger client focus and promoted Deutsche Bank's positioning as a strategic advisor for corporate clients. At the same time, he succeeded in further strengthening Deutsche Bank's political and regulatory positioning and expertise through his accelerated engagement in Germany, the EU and internationally. As President of the German Banking Association, Christian Sewing made a significant contribution to the Bank's visibility and reputation. As part of the assessment of individual objectives, the Supervisory Board considered Christian Sewing's behavior in his role as CEO. Against the background of the Bank's Code of Conduct, values and beliefs, the Supervisory Board recognized that Christian Sewing always acted with the highest level of integrity and presented himself as a role model in every respect. His active involvement in the development and introduction of a purpose statement, his participation in various Deutsche Bank diversity and inclusion and talent initiatives, his dedication to ensure sustainable performance and to promote the corresponding mindset in all business areas as well as his strong commitment to external stakeholders (supervisory authorities, investors, politicians, media and customers) were emphasized by the Supervisory Board in its assessment.
James von Moltke (CFO)	The Supervisory Board recognized the efforts under James von Moltke's leadership to ensure adherence to the 2023 financial plan. Financial performance across most metrics exceeded plan and a significant outperformance versus the capital plan was achieved despite higher-than-expected expenses, especially non-operating expenses, as well as higher credit loss provisions. A combined balanced scorecard performance on financial and culture/control metrics and progress on executing the Future of Finance vision, including Finance's hand-over of its transformation program to the Group Chief Operating Officer (COO) as a fully agile organization, led to an overall achievement level above target. The Supervisory Board acknowledged James von Moltke's initiatives to further improve the partnership between the businesses and Finance in a client-centric manner. He supported the re-planning of business initiatives relating to the Numis transaction and demonstrated his full commitment to driving business solutions, especially across Business Finance, Treasury and Planning and Performance Management. James von Moltke also succeeded in completing the build-out of the Driver-Based Cost Management (DBCM) service cost framework, including business functional interlocks and workshops. James von Moltke strongly supported regulatory remediation activities across the Bank including resource support and regulatory interactions. He fostered continued progress towards the remediation of outstanding findings in Finance and managed to bring remaining findings near to closure. Although important milestones of remediation programs were achieved, the Supervisory Board took into consideration that continued focus on this issue is required to gradually shift from remediation to a sustainable "business as usual" risk management. Based on James von Moltke's initiative, steady progress was made on transformation through the execution of key deliverables. He also managed to build and strengthen relationships with key stakeholders and investors. James von Moltke continued laying the groundwork for renewed investor engagement to attract long-term shareholders for the bank. As part of the performance assessment, the Supervisory Board examined in detail the customer service problems that arose in connection with Project Unity (IT migration of Postbank customer accounts to the Deutsche Bank platform) and, while taking into account James von Moltke's role as CFO and extended responsibility as President of the Bank, made an individual reduction in the target achievement level for the short-term component. As part of the assessment of individual objectives, the Supervisory Board considered James von Moltke's behavior in his role as CFO and President. Against the background of the Bank's Code of Conduct, values and beliefs, the Supervisory Board recognized that James von Moltke always acted with the highest level of integrity in 2023. He led the roll-out of the Leadership Compass in Finance and actively engaged in the articulation of the purpose statement, represented the bank in numerous events and drove ethical and sustainable decision-making across the bank.

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Individual Balanced Scorecard and Key Deliverables

Balanced Scorecards make it possible to have an overview of key performance indicators and transform strategic objectives into operating practices through concrete actions and enable consequent cascading into the organization. With the Balanced Scorecards, the Bank has an appropriate tool for the steering and control of key performance indicators that can be used to check the achievement level of financial and non-financial objectives against pre-defined measurement parameters at any time and to measure them transparently for the performance year at the beginning of the following year. At the same time, the Balanced Scorecards provide an overview of the priorities of the individual divisions across the entire Group.

Based on the functional responsibilities according to the Business Allocation Plan for the Management Board, each Management Board member is assigned at least one individual Balanced Scorecard and a maximum of 4 Balanced Scorecards. If more than one Balanced Scorecard is assigned to a Management Board member, these are weighted based on the size and complexity of the associated activities effected on each Scorecard. Four Management Board members have more than one Balanced Scorecard due to their multiple functional and/or divisional responsibilities. The table below shows the number of Balanced Scorecards and their respective weightings.

Balanced Scorecards for Management Board Members in 2023

Management Board Member	Weightings	Balanced Scorecard
Christian Sewing	83%	Group / Chairman
	17%	Human Resources / Corporate Real Estate
James von Moltke	75%	Chief Financial Office
	25%	Asset Management
Fabrizio Campelli	35%	Corporate Bank
	35%	Investment Bank
	20%	Corporate Bank & Investment Bank Operations and Control
	10%	Region United Kingdom & Ireland
Claudio de Sanctis [1]	100%	Private Bank
Bernd Leukert	100%	Technology, Digitalization & Innovation
Alexander von zur Mühlen	71%	Region Asia-Pacific
	15%	Region Germany
	15%	Region Europe, the Middle East and Africa
Rebecca Short	38%	Group Chief Operating Office excl. Human Resources & Global Real Estate excl. DB Group Strategic Analytics
	27%	Capital Release Unit
	18%	Human Resources / Corporate Real Estate
	18%	DB Group Strategic Analytics
Professor Dr. Stefan Simon	71%	Chief Administrative Office
	29%	Region Americas
Olivier Vigneron	100%	Chief Risk Office
Karl von Rohr [2]	40%	Private Bank
	40%	Asset Management
	10%	Region Germany
	10%	Region Europe, the Middle East and Africa

1 Member since July 1, 2023

2 Member until October 31, 2023

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The respective Management Board members’ functional responsibilities are linked with pre-defined key financial figures and non-financial targets from up to three categories. The three categories are:

A total of 66 Key Performance Indicators (KPIs) are assigned to these categories, of which a set of 7 to 16 KPIs are embedded in each individual Balanced Scorecard depending on the Management Board member`s area of functional responsibility. The methodology for the Balanced Scorecards has been further developed since their introduction in 2018 and adjusted to meet the developing focus. For example, in order to foster Environmental, Social and Governance (ESG) aspects in the compensation system, ESG topics have been given an even greater consideration since 2021 in the Balanced Scorecards and also in the Long-Term Award (LTA).

The KPIs within the individual categories are set at the beginning of the year for each Management Board member individually along with corresponding targets, thresholds and assessment parameters. In addition, a weighting is set for each category. The weightings that the individual categories have within the overall Balanced Scorecard can be up to 65% depending on the functional responsibility of the Management Board member. The KPIs of the Balanced Scorecards are measured continuously throughout the year, but the overall assessment is made at the end of the year.

The calculation logic for determining the final levels of achievement for each Management Board member is as follows:

In a first step, the achievement band of each KPI is determined. If a minimum threshold value is not reached, the achievement level for this KPI is set at zero. Once a maximum limit for a KPI has been reached, the achievement level is set at 150%. For a clear overview, the Balanced Scorecard shows if each individual KPI was fulfilled or exceeded based on the defined assessment criteria (“green”), or only achieved to less than 100% (“amber”) or not achieved (“red”).

In a second step, the achievement level for each category is calculated taking into account the assessment of the KPIs from the first step and the resulting bands applicable to the respective category. When all objectives of a category are exceeded, the achievement level for a category can be up to 150%. However, if none of the minimum threshold values of a category is met, the achievement level is 0%.

In a third step, an overall achievement level for the individual Balanced Scorecard is derived from the achievement levels of the categories and their weightings.

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Individual Balanced Scorecard for Christian Sewing, Chief Executive Officer

Individual Balanced Scorecard for James von Moltke, Chief Financial Officer

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Balanced Scorecard (illustrative functioning of the internal tracking tool)

1 Resulting bands of KPI categories: Green (100-150%); Green to amber (75-125%), Green to red (50-100%), Amber to red (25%-75%), Red (0%)

If a Management Board member has more than one Balanced Scorecard, an additional fourth step is carried out to determine a final overall achievement level based on the pre-defined weightings of the Balanced Scorecards.

Management Board member	Balanced Scorecard & Key Deliverables achievement level (in %)
Christian Sewing	111%
James von Moltke	112%
Fabrizio Campelli	112%
Claudio de Sanctis [1]	115%
Bernd Leukert	120%
Alexander von zur Mühlen	106%
Rebecca Short	119%
Professor Dr. Stefan Simon	94%
Olivier Vigneron	121%
Christiana Riley [2]	N/A
Karl von Rohr [3]	N/A

1 Member since July 1, 2023

2 Due to her choice to leave the Management Board before the end of the original appointment period, Mrs. Riley is not entitled to receive variable compensation for 2023

3 Member until October 31, 2023. There was no assessment of Balanced Scorecards KPIs as the achievement level for the Short-Term Award was set in relation to his departure from the Management Board in accordance with the previous year´s level

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Overall achievement of the Short-Term Award

For the 2023 financial year, the following overall levels of achievement were determined for the members of the Management Board based on the level of achievement of the objectives linked to the three components defined by the Supervisory Board for the Short-Term Award:

Short-Term Award overall achievement

	Individual Achievement Level (in %)		Overall STA Achievement
	Individual Objectives & Behavior Objective (62.5%)	Balanced Scorecard & Key Deliverables (37.5%)	Achievement level (in %)	Achievement level incl. Unity Cut (in %)	Achievement level (in €)
Christian Sewing	133.20%	111.00%	124.88%	112.39%	2,528,719
James von Moltke	117.80%	112.00%	115.63%	109.84%	2,163,922
Fabrizio Campelli	119.00%	112.00%	116.38%	116.38%	2,374,050
Claudio de Sanctis [1]	115.33%	115.00%	115.21%	109.45%	1,072,570
Bernd Leukert	112.80%	120.00%	115.50%	103.95%	1,704,780
Alexander von zur Mühlen	110.40%	106.00%	108.75%	108.75%	1,783,500
Rebecca Short	114.25%	119.00%	116.03%	110.23%	1,807,767
Professor Dr. Stefan Simon	116.60%	94.00%	108.13%	108.13%	1,773,250
Olivier Vigneron	106.00%	121.00%	111.63%	100.46%	1,647,585
Christiana Riley [2]	N/A	N/A	N/A	N/A	N/A
Karl von Rohr [3]	N/A	N/A	123.03%	61.52%	973,988

1 Member since July 1, 2023

2 Due to her choice to leave the Management Board before the end of the original appointment period, Mrs. Riley is not entitled to receive variable compensation for 2023

3 Member until October 31, 2023. There was no assessment of individual performance as the achievement level for the Short-Term Award was set in relation to his departure from the Management Board in accordance with the previous year´s level

Long-Term Award (LTA)

When determining variable compensation, a significant focus is placed on the achievement of long-term objectives linked to Deutsche Bank’s strategy. To emphasize this, the Supervisory Board decided that the Long-Term Award (LTA) will account for 60% of the total target variable compensation. At the beginning of each financial year, the Supervisory Board specifies the collective long-term objectives for the Management Board members for the LTA. The objectives and their weightings in the LTA for 2023 are:

- ESG Objectives (33.33%)

- Relative Total Shareholder Return of the Deutsche Bank share (25%)

- Group Financials (41.67%)

All LTA objectives are assessed over a period of three years. 60% of the target compensation for each objective is multiplied by the target level achieved in the performance year and thus makes up the largest share for that respective financial year. 30% of the applicable objective target compensation is based on the achievement level for the preceding financial year and 10% is determined based on the achievement level for the financial year before that. This results in a weighted overall achievement level for the performance year.

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Assessment period of three years

ESG Objectives

Deutsche Bank has set for itself the aim of spearheading sustainability initiatives such as decarbonization and thus contributing to a more environmentally, socially and financially well-governed economy. To link Management Board compensation closely and consistently to the Bank’s sustainability strategy, the Supervisory Board resolved to combine the Bank’s strategic sustainability targets in an Environmental, Social and Governance (ESG) component and to implement the results as one of the collective objectives within the LTA (ESG component).

The ESG component accounts for a share of 33.33% of the LTA. This corresponds to 20% of the total variable compensation and emphasizes the importance of the ESG agenda for Deutsche Bank. At the beginning of each financial year, the Supervisory Board sets targets as well as upper limits and lower limits for all the objectives bundled in the ESG component. The assessment of the achievement levels for the financial year takes place retrospectively. A linear calculation methodology is used to assess the achievement levels for the quantitative measurable KPIs (all except AML/KYC remediation activities) in the categories of 0% and 100%, 100% and 100% to 150%. The following table shows the target amounts, the results as of the end of the year and the resulting achievement level for the 2023 financial year:

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ESG overall achievement level

Year	Weighted achievement levels over 3 years
2021	10%	x	89.38%	=	8.94%
2022	30%	x	64.38%	=	19.31%
2023	60%	x	71.32%	=	42.79%

An overall achievement level for the ESG component for the 2023 financial year was calculated based on the weighted achievement levels for the seven sub-objectives and set at 71.32%. This results in a weighted overall achievement level of 71.04% for the three-year period for the portion of the LTA attributable to the ESG component.

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Relative Total Shareholder Return (RTSR)

A key strategic target of the Bank is the performance of the Deutsche Bank share in comparison to the performance of the shares of its competitors (Relative Total Shareholder Return (RTSR)). The target for the RTSR for the Deutsche Bank share in comparison to selected financial institutions is intended to strengthen the sustainable performance of the Deutsche Bank share. The RTSR links the interests of the Management Board with those of shareholders. In addition, the RTSR provides a relative measurement of performance, creating an incentive to outperform the relevant peers. The Total Shareholder Return is defined as the share price performance plus theoretically reinvested gross dividends. The RTSR is derived and calculated based on the Total Shareholder Return of the Deutsche Bank share in relation to the average Total Shareholder Returns of the peer group.

If the RTSR is greater than 100%, then the target achievement level increases proportionally to an upper limit of 150% of the target figure, i.e., the target achievement level increases by 1% for each percentage point above 100%. If the RTSR average is less than 100%, the target achievement level declines disproportionately. For each percentage point decline of the RTSR in the range of less than 100% and 80%, the target achievement level declines by two percentage points. For each percentage point decline of the RTSR in the range between less than 80% and 60%, the target achievement level declines by three percentage points. If the RTSR does not exceed 60% over the entire assessment period, the target achievement level is zero.

Increase of RTSR and level of achievement

Level of achievement
150%
140%
120%
100%
80%
60%
40%
20%
0%
20%
40%
60%
80%
100%
120%
140%
150%
160%
180%
200%
Increase of RTSR
Achievement level
2023
83%
2021- 2023
92.5%

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The peer group used as the basis for calculating the RTSR is selected from among the companies with generally comparable business activities as well as a comparable size and international presence. The Supervisory Board reviews the composition of the peer group regularly. In 2021 and 2022 the peer group for the RTSR comprised the following 11 banks: Banco Santander, Bank of America, Barclays, BNP Paribas, Citigroup, Credit Suisse, HSBC, JP Morgan Chase, Société Générale, UBS and UniCredit. In 2023, Credit Suisse was removed from the peer group, so that the number of banks included was reduced to 10 banks.

RTSR overall achievement level

Year	Weighted achievement levels over 3 years
2021	10%	x	88.00%	=	8.80%
2022	30%	x	113.00%	=	33.90%
2023	60%	x	83.00%	=	49.80%

In 2023, Deutsche Bank’s Total Shareholder Return was higher compared to 4 out of 10 competitors in the peer group. The achievement level for the 2023 financial year came to 83%. This results in a weighted overall achievement level of 92.5% for the overall period of three years for the granting of the portion of the LTA attributable to the RTSR.

Group Financials

For the financial year 2023 the previously two separate components “Organic Capital Growth” and “Group Component” were combined into “Group Financials" with a weighting of 25%. Since Organic Capital Growth and RoTE accurately reflect an increase in capital, Organic Capital Growth was removed as a separate objective.

Through the Group Financials, the Supervisory Board links the key financial figures supporting the corporate strategy with the Management Board’s compensation and thus establishes an incentive to sustainably foster the Bank’s capital, risk, costs and earnings profile.

Group Financial		Target	Actuals	Achievement level
Common Equity Tier 1 (CET 1) capital ratio (in %)	The bank’s Common Equity Tier 1 capital, as a percentage of the risk weighted assets for credit, market and operational risk.	>= 13.1%	13.7%	70.00%
Post-tax Return on tangible equity (RoTE) (in %)	The profit (loss) attributable to the bank’s shareholders after AT1 coupons as a percentage of average tangible shareholders' equity.	>= 8%	7.4%	0.00%
Cost/Income Ratio (CIR) (in %)	Noninterest expenses as a percentage of total net revenues, which are defined as net interest income before provision for credit losses plus noninterest income.	<=70%	75.1%	0.00%

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Group Financials overall achievement level

Year	Weighted achievement levels over 3 years
2021	10%	x	77.50%	=	7.75%
2022	30%	x	80.00%	=	24.00%
2023	60%	x	70.00%	=	42.00%

The achievement levels of all three equally weighted objectives of the Group Financials were 70% in 2023. This results in a weighted overall achievement level of 73.75% for the overall three-year period for the portion of the LTA attributable to the Group Component.

Long-Term Award overall achievement

	Achievement Levels (%)			Overall LTA Achievement
	ESG- Objectives (33.33%)	RTSR (25%)	Group Financials (41.67%)	Achievement level (in %)	Achievement level (in €)
Christian Sewing	71.04%	92.50%	73.75%	77.53%	2,616,778
James von Moltke					2,291,135
Fabrizio Campelli					2,372,546
Claudio de Sanctis [1]					1,139,752
Bernd Leukert					1,907,341
Alexander von zur Mühlen					1,907,341
Rebecca Short					1,907,341
Professor Dr. Stefan Simon					1,907,341
Olivier Vigneron [2]	68.54%	95.00%	74.00%	77.43%	1,904,778
Christiana Riley [3]	N/A	N/A	N/A	N/A	N/A
Karl von Rohr [4]	71.04%	92.50%	73.75%	77.53%	1,841,436

1 Member since July 1, 2023

2 Member since May 20, 2022, Long-term achievement level based on 2-year assessment period as the Management Board member joined Deutsche Bank on March 1, 2022

3 Due to her choice to leave the Management Board before the end of the original appointment period, Mrs. Riley is not entitled to receive variable compensation for 2023

4 Member until October 31, 2023

Appropriateness of Management Board compensation and compliance with the set maximum compensation

The Supervisory Board regularly reviews the appropriateness of the individual compensation components as well as the amount of total compensation. The review of the appropriateness of Management Board compensation concluded that the Management Board compensation resulting from the achievement levels for the 2023 financial year is appropriate.

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Horizontal appropriateness

Through the horizontal comparison, the Supervisory Board ensures that the target total compensation is appropriate in relation to the tasks and achievements of the Management Board as well as the company’s situation and is also customary in the market. In this context, the level and structure of compensation, in particular, are examined at comparable companies (peer groups). Suitable companies in consideration of Deutsche Bank’s market position (in particular with regard to business sector, size and country) are used as the basis for this comparison. The assessment of horizontal appropriateness takes place in comparison with the following three peer groups.

Peer Group 1:

This group consists of 10 global banks with

- a comparable business model; and

- a comparable size (measured by balance sheet total, number of employees and market capitalization).

The 10 institutions in this Peer Group are identical to the banks used to measure the Relative Total Shareholder Return (see Chapter "Relative Total Shareholder Return"). These are the following: Banco Santander, Bank of America, Barclays, BNP Paribas, Citigroup, HSBC, JP Morgan Chase, Société Générale, UBS and UniCredit.

Peer Group 2:

This group consists of 15 European banks with

- a comparable business model; and

- a comparable size (measured by balance sheet total, number of employees and market capitalization).

These are the following banks: Banco Bilbao Vizcaya Argentaria, Banco Santander, Barclays, BNP Paribas, BPCE, Rabobank, Crédit Agricole, Crédit Mutuel, HSBC Holdings, ING Bank, Intesa Sanpaolo, Nordea Bank, Société Générale, UBS Group and UniCredit.

Peer Group 3:

This group includes the companies of the German Stock Index (DAX).

The horizontal appropriateness of the Management Board compensation is reviewed annually by the Supervisory Board. The Supervisory Board regularly engages external compensation advisors for the review of horizontal appropriateness, while assuring itself that these advisors are independent from the Management Board and Deutsche Bank. The Supervisory Board takes the results of the review into consideration when setting the target total compensation for the Management Board members.

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Vertical appropriateness

In addition to the horizontal comparison, the Supervisory Board considers a vertical comparison, which compares the compensation of the Management Board and the compensation of the workforce. Within the vertical comparison, the Supervisory Board considers in particular, in accordance with the German Corporate Governance Code, the development of the compensation over time. This involves a comparison of the Management Board compensation and the compensation of two groups of employees. Taken into account are, on the one hand, the compensation of the senior management, which comprises the first management level below the Management Board and members of the top executive committees of the divisions, as well as of management board members of significant institutions within Deutsche Bank Group and of corresponding management board-1 level positions with management responsibility. The Management Board compensation is compared to, on the other hand, the compensation of all other employees of Deutsche Bank Group worldwide (tariff and non-tariff employees).

Compliance with the set maximum compensation (cap)

The maximum compensation limit (cap) is set at € 12 million for each Management Board member. This is based on the actual expense and/or actual disbursement of the compensation awarded for a financial year. The base salaries are fixed amounts. The expenses for fringe benefits vary from Management Board member to Management Board member in any given year. The contribution to Deutsche Bank’s pension plan or pension allowance is set at the same amount for all Management Board members. However, the amount to be recognized by the Bank during the year for Deutsche Bank’s pension service costs fluctuates based on actuarial variables. As the expense amount for the multi-year variable compensation components of the Short-Term Award (STA) and Long-Term Award (LTA) are not determined until up to seven years due to the deferral periods, compliance with the maximum compensation set for the 2023 financial year can only be conclusively reported within the framework of the Compensation Reports for the financial years up to 2031. Compliance with the maximum compensation limit as defined under Section 87a of the German Stock Corporation Act is, however, already ensured for the 2023 financial year.

Deferrals and holding periods

The Remuneration Ordinance for Institutions (InstitutsVergV) generally stipulates a three-year assessment period for the determination of the variable compensation for Management Board members. Deutsche Bank complies with this requirement by assessing each of the objectives of the Long-Term Award (LTA) over a three-year period. If the relevant three years cannot be attributed to a member of the Management Board because the member joined the Bank only recently, the achievement level for the objectives will be determined for the period that can be attributed to the member. The deferral period for the LTA is in principle five years. If the assessment period is shorter than the prescribed minimum, the deferral period of the variable compensation to be granted is extended by the number of years missing for the minimum assessment period. The Short-Term Award (STA) has an assessment period of one year. The deferral period for the STA is in principle seven years.

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The Long-Term Award (LTA) is granted in the form of share-based instruments (Restricted Equity Awards (REAs)). The REAs vest over a deferral period of 5 years in 4 tranches, beginning with a tranche of 40% in year 2 and three tranches of 20% each in year 3, 4, and 5 following the grant of the variable compensation (grant date). Subsequent to the grant date, the REAs of each tranche are subject to an additional holding period of one year. Accordingly, the Management Board members cannot dispose of the shares underlying the REAs until after 4 years, at the earliest, and in full until after 6 years following the grant date. During the deferral and holding periods, the value of the REAs is linked to the performance of the Deutsche Bank share and is therefore tied to the long-term performance of the Bank, and thereby strengthens the alignment of the Management Board members’ incentives to Deutsche Bank’s performance.

The Short-Term Award (STA) is generally granted in the form of deferred cash compensation (Restricted Incentive Awards - RIAs). The STA is paid out in four tranches of 25% each over a total period of seven years in year 1, 3, 5 and 7 following the grant date. However, if the STA accounts for more than 50% of the total variable compensation, the portion exceeding 50% is also granted in the form of Restricted Equity Awards (REAs). This ensures that at least 50% of the total variable compensation is always granted in a share-based form in accordance with the regulatory requirements. The portion exceeding 50% is subject to the same deferral rules as the share-based compensation from the LTA.

Instead of receiving Restricted Equity Awards (REAs) and Restricted Incentive Awards (RIAs) as described above, holders of specific functions at certain Deutsche Bank U.S. entities are required by applicable regulation to be compensated under different plans. Restricted compensation for these persons consists of restricted share awards and restricted cash awards. The recipient becomes the beneficial owner of the awards as of the Award Date and the awards are held on the recipient’s behalf. These awards are restricted for a period of time (subject to the applicable plan rules and award statements, including performance conditions and forfeiture provisions). The restriction period is aligned to the retention periods applicable to Deutsche Bank´s usual deferred awards. With regard to the Management Board members, these rules apply to Stefan Simon due to his role as CEO of Deutsche Bank USA Corp.

If a member of the Management Board is identified as ´Senior Management Function (SMF)´ holder by the Prudential Regulation Authority (PRA) in the UK, specific deferral provisions under UK regulation, in principle, apply. Fabrizio Campelli was identified as SMF holder for 2023 variable compensation purposes due to his oversight responsibility for the UK region. In 2023, it was agreed with the PRA that the proportion of the variable compensation which corresponds to the time spent for this regional oversight responsibility is subject to the deferral provisions under UK regulation. Therefore, 10% of his variable compensation is deferred in line with the UK regulation, i.e. 4% is granted in Restricted Incentive Awards (RIAs) and paid out in two equal tranches in year 1 and 3 following the grant date and 6% is granted in Restricted Equity Awards (REAs) and vests in 5 equal tranches in year 3, 4, 5, 6 and 7 following the grant date. After the vesting, each tranche is subject to an additional holding period of one year.

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For the Restricted Incentive Awards (RIAs) and Restricted Equity Awards (REAs), specific forfeiture conditions apply during the deferral and holding periods (additional information is provided in the section “Backtesting, malus and clawback").

Backtesting, malus and clawback

By granting compensation components in a deferred form spread out over several years, a long-term incentive is created. In addition, the individual tranches are subject to specific forfeiture conditions until they vest.

The Supervisory Board regularly reviews whether the results achieved by the Management Board members in the past are sustainable (backtesting). If the outcome is that the achievements underlying the granting of the variable compensation were not sustainable, the awards may be partially or fully forfeited.

Also, if the Group’s results are negative, previously granted variable compensation may be declared fully or partially forfeited during the deferral period. In addition, the awards may be fully or partially forfeited if specific solvency or liquidity conditions are not met. Furthermore, awards may be forfeited in whole or in part in the event of individual misconduct (including breaches of regulations), dismissal for cause or negative individual contributions to performance (malus).

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In addition, the contracts of the Management Board members also enable the Supervisory Board to reclaim already paid or delivered compensation components due to certain individual negative performance contributions by the Management Board member (clawback) in accordance with the provisions pursuant to Sections 18 (5) and 20 (6) of the Remuneration Ordinance for Institutions (InstitutsVergV). The clawback is possible for the entire variable compensation for a financial year until the end of two years after the end of the deferral period of the last tranche of the compensation elements awarded on a deferred basis for the respective financial year.

The Supervisory Board regularly reviews in due time before the respective due dates the possibility of a full or partial forfeiture (malus) or reclaiming (clawback) of the Management Board members’ variable compensation components. There was no forfeiture or clawback of awards in 2023.

The Supervisory Board saw Christiana Riley’s departure from the bank early to take up a job at a financial institution that is in competition with Deutsche Bank as grounds for the forfeiture of deferred and non-vested variable compensation components (awards) in accordance with the applicable plan rules and award statements. Christiana Riley agreed to this.

Information on shares and fulfilling the share ownership obligation (Shareholding Guidelines)

All members of the Management Board are required to acquire a significant amount of Deutsche Bank shares and to hold them on a long-term basis. This requirement is meant to foster the alignment of the Management Board members with Deutsche Bank and its shareholders and to ensure a long-term link to the development of Deutsche Bank’s business.

For the Chief Executive Officer, the number of shares to be held is equivalent to 200% of his annual gross base salary, and for the other Management Board members, 100% of their annual gross base salary. The requirements of the shareholding obligation must first be fulfilled as of the date on which the share-based variable compensation that has been granted to the Management Board member since his or her appointment to the Management Board (waiting period) in total corresponds to 1.33 times the shareholding obligation. Compliance with the requirements is reviewed semi-annually. If the required number of shares is not met, the Management Board members must correct any deficiencies by the next review.

In the context of granting variable compensation, the Supervisory Board can resolve on an individual basis that not only the Long-Term Award (LTA) but also parts of the Short-Term Award (STA) or the STA as a whole may be awarded in shares until the shareholding obligation is fulfilled. This is intended to ensure faster compliance with the shareholding obligation.

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Members of the Management Board

The following table shows the number of outstanding share awards of the current Management Board members as of February 10, 2023, and February 9, 2024 as well as the number of share awards newly granted, delivered or forfeited in this period.

Members of the Management Board	Balance as of Feb 10, 2023	Granted	Delivered	Forfeited	Balance as of Feb 9, 2024
Christian Sewing	895,373	226,006	–	–	1,121,379
James von Moltke	717,588	176,852	–	–	894,440
Fabrizio Campelli	455,170	170,306	67,887	–	557,589
Claudio de Sanctis [1]	–	–	–	–	465,211
Bernd Leukert	295,302	165,939	3,037	–	458,204
Alexander von zur Mühlen	377,906	165,939	111,957	–	431,888
Rebecca Short	172,265	166,316	27,891	–	310,690
Professor Dr. Stefan Simon	265,778	165,939	13,379	–	418,338
Olivier Vigneron	130,539	117,561	41,209	–	206,890

1 Member since July 01, 2023

The table below shows the total number of Deutsche Bank shares held by the incumbent Management Board members as of the reporting dates February 10, 2023, and February 9, 2024 as well as the number of share-based awards and the fulfillment level for the shareholding obligation.

		as of February 9, 2024
Members of the Management Board	Number of Deutsche Bank shares (in Units) as of Feb 10, 2023	Number of Deutsche Bank shares (in Units)	Restricted Equity Award(s)/ Outstanding Equity Units (deferred with additional retention period) (in Units)	thereof 75% of Restricted Equity Award(s)/ Outstanding Equity Units chargeable to share obligation (deferred with additional retention period) (in Units)	Total value of Deutsche Bank shares and Restricted Equity Award(s)/ Outstanding Equity Units chargeable to share obligation (in Units)	Share retention obligation must be fulfilled Yes / No	Level of required shareholding obligation (in Units) [1]	Fulfillment ratio (in %)
Christian Sewing	222,171	222,171	1,121,379	841,034	1,063,205	Yes	620,690	171%
James von Moltke	74,753	74,753	894,440	670,830	745,583	Yes	275,862	270%
Fabrizio Campelli	149,473	185,509	557,589	418,192	603,701	Yes	293,103	206%
Claudio de Sanctis [2]	–	105,665	465,211	348,908	454,573	No	258,621	176%
Bernd Leukert	9,477	10,007	458,204	343,653	353,660	Yes	206,897	171%
Alexander von zur Mühlen	359,655	447,485	431,888	323,916	771,401	Yes	206,897	373%
Rebecca Short	51,299	69,168	310,690	233,018	302,186	Yes	206,897	146%
Prof. Dr. Stefan Simon	0	−	418,338	313,754	313,754	Yes	206,897	152%
Olivier Vigneron	0	21,841	206,890	155,168	177,009	No	206,897	86%
Total	866,828	1,136,599	4,864,631	3,648,473	4,785,072

1 The calculation of the total value of the Deutsche Bank shares and share awards / outstanding shares eligible for the shareholding requirements is based on the share price € 11.600 (Xetra closing price on February 9, 2024)

2 Member since July 1, 2023

All Management Board members fulfilled the shareholding obligations in 2023 or are currently in the waiting period.

The Chairman of the Management Board, Mr. Sewing, voluntarily committed to invest 15% of his monthly net salary in Deutsche Bank shares from September 2019 until the end of December 2023. In each case, purchases take place on the 22nd day of each month or on the following trading day.

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Benefits as of the end of the mandate

Benefits upon regular contract termination

The Supervisory Board allocates an entitlement to pension plan benefits to the Management Board members. These entitlements involve a pension plan with predefined contributions. Under this pension plan, a personal pension account is set up for each participating member of the Management Board with effect from the start of office as a Management Board member.

The members of the Management Board, including the Management Board Chairman, receive a uniform, contractually defined, fixed annual contribution amount of € 650,000. The contribution accrues interest that is credited in advance and determined by means of an age-related factor, up to the age of 60. For entitlements from a first-time or renewed appointment starting from the 2021 financial year, interest accrues at an average rate of 2% per annum, for legacy entitlements 4%. From the age of 61 onwards, an additional contribution equal to the amount resulting from applying the above interest rate to the balance of the pension account as of December 31 of the previous year will be credited to the pension account. The annual contributions, taken together, form the pension capital amount available to pay the future pension benefits upon the occurrence of a pension event (retirement age, disability or death). The pension account balance is vested from the start.

If a Management Board member is subject to non-German income tax, the granting of an annual pension cash allowance of € 650,000 may be selected as an alternative to the pension plan entitlement. This is subject to the precondition that receiving the customary pension plan contributions entails not insignificant tax-related disadvantages for the Management Board member compared to receiving a pension allowance. This option can be exercised once and from then on applies to the entire term of office of the Management Board member.

The following table shows the annual contributions, the interest credits, the account balances and the annual service costs for the years 2023 and 2022 as well as the corresponding defined benefit obligations for each member of the Management Board in office in 2023 as of December 31, 2022, and December 31, 2023. The different balances are attributable to the different lengths of service on the Management Board, the respective age-related factors, and the different contribution rates.

Members of the Management Board	Annual contribution, in the year		Interest credit, in the year		Account balance, end of year		Service cost (IFRS), in the year		Present value of the defined benefit obligation (IFRS), end of year
in €	2023	2022	2023	2022	2023	2022	2023	2022	2023	2022
Christian Sewing	747,500	760,500	0	0	8,024,000	7,276,500	564,889	529,109	6,457,344	5,422,875
James von Moltke	812,500	845,000	0	0	5,846,750	5,034,250	667,237	638,068	4,948,283	3,945,284
Fabrizio Campelli	786,500	946,836	0	0	3,968,254	3,181,754	525,920	605,376	2,909,388	2,148,218
Claudio de Sanctis [1]	386,750	0	0	0	386,750	0	272,499	0	278,217	0
Bernd Leukert	702,000	786,500	0	0	3,436,334	2,434,334	573,019	637,939	3,077,074	2,317,651
Alexander von zur Mühlen [2]	0	0	0	0	0	0	0	0	0	0
Rebecca Short	806,000	819,000	0	0	2,179,668	1,373,668	519,350	475,091	1,448,786	826,548
Prof. Dr. Stefan Simon [2]	473,959	845,000	0	0	3,483,460	3,009,501	373,627	629,482	2,896,341	2,311,957
Olivier Vigneron	760,500	644,584	0	0	1,405,084	644,584	543,072	423,955	1,053,069	446,932
Christiana Riley [2] , [3]	0	0	0	0	0	0	0	0	0	0
Karl von Rohr [4]	585,001	728,000	0	0	6,034,002	5,449,001	543,542	652,035	5,739,167	4,864,821

1 Member since July 1, 2023

2 The Management Board member receive a pension allowance, which is shown in the section "Compensation granted and owed (inflow table)”

3 Member until May 17, 2023

4 Member until October 31, 2023

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Benefits upon early termination

The Management Board members are in principle entitled to receive a severance payment upon an early termination of their appointment, provided the Bank is not entitled to revoke the appointment or give notice under the contractual agreement for cause. In accordance with the recommendation of the German Corporate Governance Code, the severance payment amounts to up to a maximum of two times the annual compensation at the maximum and must not exceed the amount that would be payable as compensation for the remaining term of the service contract. The calculation of the severance payment is based on the annual compensation for the previous financial year and, if applicable, on the expected annual compensation for the current financial year. The severance payment is determined and granted in accordance with the statutory and regulatory requirements, in particular with the provisions of the Remuneration Ordinance for Institutions (InstitusVerV).

In the event of a change of control, Management Board members have a special right to termination of their service contract. However, in such case, there is no entitlement to a severance payment.

Other service contract provisions

Term of the service contract

The term of the Management Board service contracts is linked to the duration of the appointment and is a maximum of five years in accordance with Section 84 of the German Stock Corporation Act. The Supervisory Board shall decide at an early stage, no later than six months before the expiry of the appointment period, on a renewed appointment. In the case of the Management Board member’s reappointment, the service contract is extended for the duration of a renewed appointment.

For first-time appointments, a contract term of three years is not to be exceeded. The Management Board service contract ends automatically with the expiry of the appointment period without requiring the express notice of termination.

Reduction of base salary in connection with compensation from other mandates

The service contracts of the Management Board members contain an obligation of the members to ensure that they will not receive any compensation to which they would otherwise be entitled in their capacity as a member of any corporate body, in particular a supervisory board, advisory board or similar body of any group entity of the Bank pursuant to Section 18 of the German Stock Corporation Act. Accordingly, Management Board members do not receive any compensation for mandates on boards of Deutsche Bank subsidiaries.

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A Management Board member’s base salary will be reduced in an amount equal to 50% of the compensation from a mandate – in particular supervisory board or advisory board mandates – at a company that does not belong to Deutsche Bank Group. There is no such deduction of any compensation that does not exceed € 100,000 per mandate and calendar year.

In the 2023 financial year, the base salary of one member of the Management Board was reduced by the amount of the compensation from one mandate at a company that does not belong to Deutsche Bank Group, since the compensation exceeded the threshold amount.

Post-contractual non-compete clause

After leaving the Management Board, the members are as a general rule subject to a one-year non-compete clause. During the non-compete period, Deutsche Bank pays the Management Board member compensation (waiting allowance “Karenzentschädigung”) amounting to 65% of his or her annual base salary. The waiting allowance will be credited against any claim to severance pay. In addition, the waiting allowance will be reduced by any income that the Management Board member earns during the non-compete period from self-employed, salaried or other paid activities that are not subject to the non-compete clause. Deutsche Bank may waive a Management Board member’s compliance with the post-contractual non-compete clause. From the date of the waiver, if and when such waiver is granted, Deutsche Bank’s obligation to pay the waiting allowance (“Karenzentschädigung”) ends.

Christiana Riley left the Management Board with effect from the end of May 17, 2023. Her service contract was terminated by way of mutual agreement with effect from the end of May 31, 2023. As provided for in her service contract, a waiting allowance (“Karenzentschädigung”) was agreed in accordance with the post-contractual non-competition clause in the amount of €130,000 per month, corresponding to 65% of her fixed base salary. The post-contractual non-compete provision applies from June 1, 2023, to September 30, 2023, in the scope set forth in the service contract.

Karl von Rohr left the Management Board with effect from the end of October 31, 2023. The Service Contract ended with the end of his appointment period. As provided for in his service contract, a waiting allowance (“Karenzentschädigung”) was agreed in accordance with the post-contractual non-compete clause in the amount of €162,500 per month, corresponding to 65% of his fixed base salary. The post-contractual non-compete provision applies from November 1, 2023, to October 31, 2024, in the scope set forth in the service contract.

Deviations from the compensation system

There were no deviations from the compensation system in the 2023 financial year.

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General Meeting 2024

Management Board compensation 2023

Current Management Board members

Total compensation 2023

The Supervisory Board determined the aforementioned compensation on an individual basis for 2023 and 2022 as follows:

	2023						2022
in €	Base salary [1]	Short Term Award	Long Term Award	Total compensation	Target Total compensation	Ratio to Target	Total compensation
Christian Sewing	3,600,000	2,528,719	2,616,778	8,745,497	9,225,000	95%	8,933,742
James von Moltke	3,150,000	2,163,922	2,291,135	7,605,057	8,075,000	94%	7,073,709
Fabrizio Campelli	3,250,000	2,374,050	2,372,546	7,996,596	8,350,000	96%	6,485,893
Claudio de Sanctis [2]	1,500,000	1,072,570	1,139,752	3,712,322	3,950,000	94%	–
Bernd Leukert	2,400,000	1,704,780	1,907,341	6,012,121	6,500,000	92%	6,266,628
Alexander von zur Mühlen	2,400,000	1,783,500	1,907,341	6,090,841	6,500,000	94%	6,249,101
Rebecca Short	2,400,000	1,807,767	1,907,341	6,115,108	6,500,000	94%	6,325,053
Professor Dr. Stefan Simon	2,400,000	1,773,250	1,907,341	6,080,591	6,500,000	94%	6,258,838
Olivier Vigneron	2,400,000	1,647,585	1,904,778	5,952,363	6,500,000	92%	3,840,545
Christiana Riley [3]	1,000,000	N/A	N/A	1,000,000	2,708,333	N/A	6,161,463
Karl von Rohr [4]	2,500,000	973,988	1,841,436	5,315,424	6,458,333	82%	7,266,592
Total	27,000,000	17,830,131	19,795,789	64,625,920	71,266,666	91%	64,861,564

1 In the column "Base salary", the target values set by the Supervisory Board are shown in EUR for reasons of comparability. The actual inflow differs from this target value for Management Board members Alexander von zur Mühlen and Christiana Riley due to currency fluctuations and for Bernd Leukert due to the offsetting of compensation from mandates. The inflow is shown in the section " Compensation granted and owed (inflow table)

2 Member since July 1, 2023

3 Member until May 17, 2023. Pro-rata to the duration of the service contract until May 31, 2023. Due to her choice to leave the Management Board before the end of the original appointment period, Mrs. Riley is not entitled to receive variable compensation for 2023

4 Member until October 31, 2023. The STA-achievement level was set in relation to his departure from the Management Board in accordance with the previous year´s level

The number of share awards granted to the members of the Management Board in the form of Restricted Equity Awards (REA) in 2024 for the 2023 financial year was calculated by dividing the respective amounts in euro by the average Xetra closing price of the Deutsche Bank share during the last ten trading days in February 2024 (€ 12.2012).

Members of the Management Board	Restricted Equity Award(s) (deferred with additional retention period) (in Units) [1]
Christian Sewing	214,469
James von Moltke	187,779
Fabrizio Campelli	194,514
Claudio de Sanctis [2]	93,413
Bernd Leukert	156,324
Alexander von zur Mühlen	156,324
Rebecca Short	156,324
Prof. Dr. Stefan Simon	156,324
Olivier Vigneron	156,114
Christiana Riley [3]	N/A
Karl von Rohr [4]	150,923
Total	1,622,508

1 The Restricted Equity Awards are commercially rounded for presentation purposes

2 Member since July 1, 2023

3 Member until May 17, 2023. Due to her choice to leave the Management Board before the end of the original appointment period, Mrs. Riley is not entitled to receive variable compensation for 2023

4 Member until October 31, 2023

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Granted and owed compensation (inflow table)

The following table shows the compensation paid and owed in the 2023 and 2022 financial years to incumbent members of the Management Board in the 2023 financial year, pursuant to Section 162 (1) sentence 1 of the German Stock Corporation Act. This involves the compensation components that were either actually paid or delivered to the individual Management Board members within the reporting period (“paid”) or were already legally due during the reporting period but not yet delivered (“owed”).

Besides the compensation amounts, the table additionally shows the relative proportions of fixed and variable compensation within the total compensation pursuant to Section 162 (1) sentence 2 of the German Stock Corporation Act.

	Christian Sewing				James von Moltke
	2023		2022		2023		2022
	in € t.	in %	in € t.	in %	in € t.	in %	in € t.	in %
Fixed compensation components:
Base salary	3,600	72%	3,600	82%	3,150 [1]	77%	2,900	77%
Pension allowance	0	0%	0	0%	0	0%	0	0%
Fringe benefits	255	5%	216	5%	72	2%	84	2%
Total fixed compensation	3,855	77%	3,816	87%	3,222	79%	2,984	79%
Variable compensation components:
Deferred variable compensation
thereof Restricted Incentive Awards:
2017 Restricted Incentive Award: Sign On	0	0%	0	0%	0	0%	67	2%
2019 Restricted Incentive Award for 2018	232	5%	232	5%	169	4%	169	4%
2020 Restricted Incentive Award for 2019	43	1%	43	1%	43	1%	43	1%
2021 Restricted Incentive Award for 2020	304	6%	304	7%	213	5%	213	6%
2022 Restricted Incentive Award for 2021	577	12%	0	0%	419	10%	0	0%
thereof Equity Awards:	0	0%	0	0%	0	0%	0	0%
Fringe benefits	0	0%	0	0%	0	0%	308 [2]	8%
Total variable compensation	1,155	23%	579	13%	843	21%	799	21%
Total compensation	5,010	100%	4,394	100%	4,065	100%	3,783	100%

1 For further details on compensation decision, please refer to the section "Management Board Changes and Compensation Decisions in 2023" in this report

2 The variable fringe benefits represent a housing allowance which was granted until June 30, 2022

	Fabrizio Campelli				Claudio de Sanctis (Member since July 01, 2023)
	2023		2022		2023		2022
	in € t.	in %	in € t.	in %	in € t.	in %	in € t.	in %
Fixed compensation components:
Base salary	3,250 [1]	83%	2,467	90%	1,500 [1]	99%	–	–
Pension allowance	0	0%	0	0%	0	0%	–	–
Fringe benefits	33	1%	57	2%	9	1%	–	–
Total fixed compensation	3,283	84%	2,524	92%	1,509	100%	–	–
Variable compensation components:
Deferred variable compensation
thereof Restricted Incentive Awards:
2017 Restricted Incentive Award: Sign On	0	0%	0	0%	0	0%	–	–
2019 Restricted Incentive Award for 2018	0	0%	0	0%	0	0%	–	–
2020 Restricted Incentive Award for 2019	7	0%	7	0%	0	0%	–	–
2021 Restricted Incentive Award for 2020	213	4%	213	5%	0	0%	–	–
2022 Restricted Incentive Award for 2021	406	8%	0	0%	0	0%	–	–
thereof Equity Awards:	0	0%	0	0%	0	0%	–	–
Fringe benefits	0	0%	0	0%	0	0%	–	–
Total variable compensation	626	16%	220	8%	0	0%	–	–
Total compensation	3,909	100%	2,744	100%	1,509	100%	–	–

1 For further details on compensation decision, please refer to the section "Management Board Changes and Compensation Decisions in 2023" in this report

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	Bernd Leukert				Alexander von zur Mühlen
	2023		2022		2023		2022
	in € t.	in %	in € t.	in %	in € t.	in %	in € t.	in %
Fixed compensation components:
Base salary	2,397 [1]	80%	2,397 [1]	92%	2,559 [2]	68%	2,567 [2]	75%
Pension allowance	0	0%	0	0%	650	17%	650	19%
Fringe benefits	6	0%	8	0%	88	2%	121	4%
Total fixed compensation	2,403	80%	2,404	93%	3,297	88%	3,338	98%
Variable compensation components:
Deferred variable compensation
thereof Restricted Incentive Awards:
2017 Restricted Incentive Award: Sign On	0	0%	0	0%	0	0%	0	0%
2019 Restricted Incentive Award for 2018	0	0%	0	0%	0	0%	0	0%
2020 Restricted Incentive Award for 2019	0	0%	0	0%	0	0%	0	0%
2021 Restricted Incentive Award for 2020	188	4%	188	4%	74	2%	74	2%
2022 Restricted Incentive Award for 2021	399	8%	0	0%	395	10%	0	0%
thereof Equity Awards:	0	0%	0	0%	0	0%	0	0%
Fringe benefits	0	0%	0	0%	0	0%	0	0%
Total variable compensation	587	20%	188	7%	470	12%	74	2%
Total compensation	2,990	100%	2,593	100%	3,767	100%	3,412	100%

1 The fixed compensation shown includes the crediting of compensation from mandates

2 As the fixed compensation is granted in local currency, it is subject to foreign exchange-rate changes

	Rebecca Short				Professor Dr. Stefan Simon
	2023		2022		2023		2022
	in € t.	in %	in € t.	in %	in € t.	in %	in € t.	in %
Fixed compensation components:
Base salary	2,400	90%	2,400	99%	2,429 [1]	73%	2,400	96%
Pension allowance	0	0%	0	0%	271 [2]	8%	0	0%
Fringe benefits	33	1%	36	1%	55	2%	10	0%
Total fixed compensation	2,433	91%	2,436	100%	2,755	83%	2,410	97%
Variable compensation components:
Deferred variable compensation
thereof Restricted Incentive Awards:
2017 Restricted Incentive Award: Sign On	0	0%	0	0%	0	0%	0	0%
2019 Restricted Incentive Award for 2018	0	0%	0	0%	0	0%	0	0%
2020 Restricted Incentive Award for 2019	0	0%	0	0%	0	0%	0	0%
2021 Restricted Incentive Award for 2020	0	0%	0	0%	78	2%	78	2%
2022 Restricted Incentive Award for 2021	241	5%	0	0%	396	10%	0	0%
thereof Equity Awards:	0	0%	0	0%	0	0%	0	0%
Fringe benefits	0	0%	0	0%	91	3%	0	0%
Total variable compensation	241	9%	0	0%	564	17%	78	3%
Total compensation	2,674	100%	2,436	100%	3,319	100%	2,488	100%
	0	0	0	0	[0]	[0]	[0]	[0]

1 As the fixed compensation is granted in local currency, it is subject to FX-rate changes

2 The Management Board Member receives a pro-rata pension allowance since the August 1, 2023

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	Olivier Vigneron				Christiana Riley [1] (Member until May 17, 2023)
	2023		2022		2023		2022
	in € t.	in %	in € t.	in %	in € t.	in %	in € t.	in %
Fixed compensation components:
Base salary	2,400	99%	1,473	98%	1,059 [2]	40%	2,612 [2]	72%
Non-compete payment	0	0%	0	0%	543	20%	0	0%
Pension allowance	0	0%	0	0%	271	10%	650	18%
Fringe benefits	33	1%	35	2%	154	6%	204	6%
Total fixed compensation	2,433	100%	1,508	100%	2,026	76%	3,466	95%
Variable compensation components:
Deferred variable compensation
thereof Restricted Incentive Awards:
2017 Restricted Incentive Award: Sign On	0	0%	0	0%	0	0%	0	0%
2019 Restricted Incentive Award for 2018	0	0%	0	0%	0	0%	0	0%
2020 Restricted Incentive Award for 2019	0	0%	0	0%	0	0%	0	0%
2021 Restricted Incentive Award for 2020	0	0%	0	0%	240	6%	186	5%
2022 Restricted Incentive Award for 2021	0	0%	0		405	15%	0	0%
thereof Equity Awards:	0	0%	0	0%	0	0%	0	0%
Fringe benefits	0	0%	0	0%	1	0%	1	0%
Total variable compensation	0	0%	0	0%	646	24%	187	5%
Total compensation	2,433	100%	1,508	100%	2,673	100%	3,653	100%

1 Pro-rata to the duration of the service contract until May 31, 2023

2 As the fixed compensation is granted in local currency, it is subject to FX-rate changes

	Karl von Rohr [1] (Member until October 31, 2023)
	2023		2022
	in € t.	in %	in € t.	in %
Fixed compensation components:
Base salary	2,500	67%	3,000	87%
Non-compete payment	325	9%	0	0%
Pension allowance	0	0%	0	0%
Fringe benefits	24	1%	8	0%
Total fixed compensation	2,849	76%	3,008	87%
Variable compensation components:
Deferred variable compensation
thereof Restricted Incentive Awards:
2017 Restricted Incentive Award: Sign On	0	0%	0	0%
2019 Restricted Incentive Award for 2018	169	5%	169	5%
2020 Restricted Incentive Award for 2019	43	1%	43	1%
2021 Restricted Incentive Award for 2020	224	4%	224	5%
2022 Restricted Incentive Award for 2021	443	9%	0	0%
thereof Equity Awards:	0	0%	0	0%
Fringe benefits	0	0%	0	0%
Total variable compensation	878	24%	435	13%
Total compensation	3,727	100%	3,444	100%

With respect to the deferred compensation components of previous years approved in the reporting year, the Supervisory Board confirmed that the respective performance conditions were met.

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Former members of the Management Board

Granted and owed compensation (inflow table)

The following table shows the compensation paid and owed to the former members of the Management Board in the 2023 financial year pursuant to Section 162 (1) sentence 1 of the German Stock Corporation Act. This involves the compensation components that were either actually delivered to the former Management Board members within the reporting period (“paid”) or were already legally due during the reporting period but not yet delivered (“owed”). Pursuant to Section 162 (5) of the German Stock Corporation Act, no personal data is provided on former members of the Management Board who ended their work for the Management Board prior to the end of the financial year 2013.

	Stuart Lewis Member until May 19, 2022		Frank Kuhnke Member until April 30, 2021		Werner Steinmüller Member until July 31, 2020		Sylvie Matherat Member until July 31, 2019
	2023		2023		2023		2023
	in € t.	in %	in € t.	in %	in € t.	in %	in € t.	in %
Non-Compete payment	758	56%	0	0%	0	0%	0	0%
Deferred variable compensation
Restricted Incentive Awards	604	44%	348	100%	283	100%	132	100%
Equity Awards	0	0%	0	0%	0	0%	0	0%
Fringe benefits	0	0%	0	0%	0	0%	0	0%
Pension benefits	0	0%	0	0%	0	0%	0	0%
Total compensation	1,363	100%	348	100%	283	100%	132	100%

	Nicolas Moreau Member until Dec 31, 2018
	2023
	DB AG	DWS Management GmbH	Overall
	in € t.	in € t.	in € t.	in %
Deferred variable compensation
Restricted Incentive Awards	79	90	169	59%
Equity Awards [1]	0	117	117	41%
Fringe benefits	0	0	0	0%
Pension benefits	0	0	0	0%
Total compensation	79	207	286	100%

1 The equity awards shown are share-based instruments granted by DWS Management GmbH. Details of these instruments can be found in the DWS Annual Report

	Garth Ritchie Member until July 31, 2019		Frank Strauß Member until July 31, 2019		Dr. Marcus Schenck Member until May 24, 2018		John Cryan Member until April 8, 2018
	2023		2023		2023		2023
	in € t.	in %	in € t.	in %	in € t.	in %	in € t.	in %
Deferred variable compensation
Restricted Incentive Awards	268	100%	326	100%	65	100%	3,312	100%
Equity Awards	0	0%	0	0%	0	0%	0	0%
Fringe benefits	0	0%	0	0%	0	0%	0	0%
Pension benefits	0	0%	0	0%	0	0%	0	0%
Total compensation	268	100%	326	100%	65	100%	3,312	100%

Deutsche Bank Notice

General Meeting 2024

Outlook for the 2024 financial year

The current Management Board compensation system was approved by the General Meeting in 2021. Since then, it has been proven that the system works well and sets the right incentives. At the same time, the compensation system is competitive. Nevertheless, the Supervisory Board and, in preparation, the Compensation Control Committee of Deutsche Bank regularly review the compensation system of the Management Board members with regard to market trends and investor feedback. Furthermore, the regulatory requirements of the Stock Corporation Act (AktG), the Remuneration Ordinance for Institutions (InstitutsVergV) as well as the principles and recommendations of the German Corporate Governance Code (GCGC), as most recently amended, are taken into account.

As part of the review process in 2023, points of improvement were identified, which are explained below. These improvements are reflected in a new compensation system that will be submitted for approval to the General Meeting in May 2024 with effect from the beginning of 2024 onwards.

Forward-looking assessment period for the Long-Term Incentive (LTI)

In the previous compensation system, the collective objectives of the Long-Term Incentive were assessed over a period of three years. Thereby, the current financial year was weighted at 60%. The two previous years were weighted at 30% and 10%, respectively. To reflect the feedback of shareholders, a forward-looking assessment period will be used instead for the performance measurement of the future LTI. Furthermore, in contrast to the previous compensation system which stipulated different weightings for each financial year, the target achievement will be determined after three financial years. As a result, the Supervisory Board will set objectives and their target values for three years in the future. This fosters a long-term focus and thus the sustainable development of the Company.

Reduction of complexity

The Supervisory Board has identified two changes to significantly reduce the overall complexity of the compensation system and thus increase transparency in the Compensation Report:

  - The complexity of variable compensation has been simplified by reducing the number of objectives. In the Short-Term Incentive (STI), a maximum of five objectives for measuring individual and divisional performance will be set in future instead of the previous three to four individual objectives, plus an additional behavior objective and a complex balanced scorecard with a large number of Key Performance Indicators. The future STI objectives can be categorized into "Financial", "ESG" and "Personal", always ensuring a balance of financial and non-financial, quantitative, and qualitative objectives. The LTI provides for a lower number of objectives compared to the previous system. The objectives of the LTI are reflected by Group financials (Return on Tangible Equity (RoTE) and Total Book Value per Share (TBVPS)), Relative Total Shareholder Return (RTSR) and ESG objectives.

Deutsche Bank Notice

General Meeting 2024

  - Total variable compensation will continue to be granted predominantly in deferred form to ensure the sustainability of earnings within the framework of the business and risk strategies. Furthermore, total variable compensation will continue to be granted predominantly as equity-based instruments to achieve an even stronger alignment of the Management Board members’ compensation to the Bank’s performance and its share price. In the previous compensation system, the underlying scheme for deferral and holding periods was perceived as complex. In the future, half of the STI will be paid out directly after the one-year assessment period in cash and the other half is granted equity-based with an additional holding period of one year. The LTI will be paid out in equity, starting one year after the three-year assessment period, and distributed over five equal, consecutive installments, each with an additional holding period of one year. In total, the full LTI pay out amount of a tranche will be available for disposal after nine years. The Supervisory Board is confident that the new scheme for deferral and holding periods is significantly simpler and more comprehensible, while at the same time fulfilling the regulatory requirements of the InstitutsVergV.

Increase of pay-for-performance alignment

Several shareholders expressed concerns regarding the design of the previous target achievement curve for the Relative Total Shareholder Return (RTSR) in the long-term component, which measures the TSR of the Deutsche Bank share in relation to the average TSR of a selected peer group. In particular, shareholders criticized that payout starts at a TSR of 40% below the peer group and an equal performance with the peer group results in a target achievement of 100%. In line with the market practices of international banks and to further strengthen the pay-for-performance alignment of Deutsche Bank´s compensation, the target achievement for the RTSR will be assessed based on Deutsche Bank´s percentile rank compared to the individual companies in the peer group. According to the new method, the payout starts if the percentile rank of Deutsche Bank is at the median, i.e., Deutsche Bank must outperform 50% of the companies in the peer group. A target achievement of 100% is defined as reaching the 70th percentile, which, in the current peer group of ten international banks, corresponds to achieving rank 4 in terms of TSR performance. Only ranks 1 and 2 allow a payout at the upper threshold of 150% target achievement. The Supervisory Board would like to point out that the ambition level of the new target achievement curve goes beyond the current practice in the German market and shows that shareholders` feedback has been heard and implemented.

Deutsche Bank Notice

General Meeting 2024

Increase in market alignment

To increase market alignment and harmonize further contractual agreements of the Management Board compensation, changes have been made in the pension scheme, shareholding guidelines and termination benefits.

  - With regard to the former pension scheme, a simple cash allowance model will be introduced for newly appointed members of the Management Board. The cash allowance is paid out directly in a lump sum. This avoids interest rate and biometric risks in financing a pension entitlement as well as the administrative procedures associated with this for the Deutsche Bank. In addition, the annual pension allowance for a newly ordinary Management Board member will be 30% lower than the pension contribution currently granted.

  - Furthermore, in line with current market practice, a build-up phase of four years will be introduced for the obligation under shareholding guidelines.

  - In line with German market practice as well as recommendation G.13 German Corporate Governance Code (GCGC), severance payments are currently limited to two times the annual total compensation and are not paid beyond the remaining term of the service contract (severance cap). Considering feedback from investors and other stakeholders, the Supervisory Board will reduce the severance cap at a maximum of two years' base salary for newly appointed members of the Management Board. In addition, the waiting allowance (Karenzentschädigung) for the duration of the subsequent non-competition period will be lowered from 65% of the annual base salary to 50% of the annual base salary.

Outlook on the objectives of the variable compensation 2024-2026

The new compensation system establishes a strong alignment of interests between the Management Board members and shareholders of Deutsche Bank and allows for a high degree of transparency for stakeholders. Against this background, the Supervisory Board made a commitment to disclose the long-term objectives and target values of the variable compensation 2024, which is based on the new compensation system, before the start of the respective assessment period. Short term individual targets will continue to be disclosed retrospectively.

Deutsche Bank Notice

General Meeting 2024

The achievement level of each KPI can be between 0%-150%. Calculation between Lower Limit and Target as well as Target and Upper Limit is a linear straight line.

Compensation of members of the Supervisory Board

Supervisory Board compensation, which can be amended by the General Meeting if necessary, is regulated in Section 14 of the Articles of Association. New compensation provisions were last adopted by resolution of the General Meeting on May 17, 2023. Accordingly, the following provisions apply as of May 17, 2023:

The members of the Supervisory Board receive a fixed annual compensation (“Supervisory Board Compensation”). The amount of the annual base compensation for each Supervisory Board member is € 300,000, for the Supervisory Board Chairman € 950,000, and for each Deputy Chairperson € 475,000.

Chairs of the committees of the Supervisory Board are paid additional fixed annual compensation amounts as follows:

Committee chair in €
Audit Committee	150,000
Risk Committee	150,000
Technology, Data and Innovation Committee	150,000
Chairman’s Committee	100,000
Nomination Committee	100,000
Compensation Control Committee	100,000
Regulatory Oversight Committee	100,000
Strategy and Sustainability Committee	100,000
Mediation Committee	0

Deutsche Bank Notice

General Meeting 2024

If a Supervisory Board member is chair of more than one committee, compensation is only paid for the committee entitled to the highest amount. The Chairman of the Supervisory Board does not receive any additional compensation for chairing of the committees. Members of the committees also do not receive additional compensation.

In connection with the new regulation of Supervisory Board Compensation, the General Meeting resolved to approve the following transitional regulations with effect from May 17, 2023:

If the amount of the Supervisory Board Compensation does not exceed the Supervisory Board Compensation previously paid in the individual case (calculated compensation for the 2023 financial year based on the previous regulation in the Articles of Association), a member of the Supervisory Board whose current term of office began before May 17, 2023, will receive a compensating payment in the form of a cash payment in the amount of the difference between the previously granted Supervisory Board Compensation and the Supervisory Board Compensation pursuant to paragraphs 1 and 2 of Section 14 of the Articles of Association. In the event of a re-election as member of the Supervisory Board, the provisions of the Articles of Association in the version adopted on May 17, 2023, apply.

Members of the Supervisory Board whose current term of office began before May 17, 2023, will receive the virtual shares cumulatively earned during the current term of office paid out in February 2024 on the basis of the average closing price during the last 10 trading days of the Frankfurt Stock Exchange (Xetra or successor system) of the preceding January.

The compensation determined will be paid to the respective member of the Supervisory Board by, at the latest, two months after submitting invoices and as a rule within the first three months of the following year.

In case of a change in Supervisory Board membership during the year, compensation for the financial year will be paid on a pro rata basis, rounded up/down to full months.

The company reimburses the Supervisory Board members for the cash expenses they incur in the performance of their office, including any value added tax (VAT) on their compensation and reimbursements of expenses. Furthermore, any employer contributions to social security schemes that may be applicable under foreign law to the performance of their Supervisory Board work shall be paid for each Supervisory Board member affected. Finally, the Supervisory Board Chairman will be reimbursed appropriately for travel expenses incurred in performing representative tasks due to his function and reimbursed for costs for the security measures required based on his function.

In the interest of the company, the members of the Supervisory Board will be included in an appropriate amount in any financial liability insurance policy held by the company. The premiums for this are paid by the company. A deductible does not have to be specified for the members of the Supervisory Board.

Deutsche Bank Notice

General Meeting 2024

Until the new provisions became effective as of May 17, 2023, the following provisions applied for the compensation of the Supervisory Board:

The members of the Supervisory Board received a fixed annual compensation (“Supervisory Board Compensation”). The annual base compensation amounted to € 100,000 for each Supervisory Board member. The Supervisory Board Chairman received twice that amount and the Deputy Chairpersons one and a half times that amount.

Members and chairs of the committees of the Supervisory Board were paid additional fixed annual compensation as follows:

	until May 17, 2023
Committee in €	Chair	Member
Audit Committee	200,000	100,000
Risk Committee	200,000	100,000
Nomination Committee	100,000	50,000
Mediation Committee	0	0
Regulatory Oversight Committee	200,000	100,000
Chairman’s Committee	100,000	50,000
Compensation Control Committee	100,000	50,000
Strategy and Sustainability Committee	100,000	50,000
Technology, Data and Innovation Committee	200,000	100,000

75% of the compensation determined was disbursed to each Supervisory Board member after submitting invoices within the first three months of the following year. The other 25% was converted by the company at the same time into company shares based on the average closing price on the Frankfurt Stock Exchange (Xetra or successor system) during the last ten trading days of the preceding January, calculated to three digits after the decimal point. The share value of this number of shares was paid to the respective Supervisory Board member in February of the year following his departure from the Supervisory Board or the expiration of his term of office, based on the average closing price on the Frankfurt Stock Exchange (Xetra or successor system) during the last ten trading days of the preceding January, provided that the member did not leave the Supervisory Board due to important cause which would have justified dismissal (forfeiture regulation).

In case of a change in Supervisory Board membership during the year, compensation for the financial year was paid on a pro rata basis, rounded up/down to full months. For the year of departure, the entire compensation was paid in cash; a forfeiture regulation applied to 25% of the compensation for that financial year.

The company reimbursed the Supervisory Board members for the cash expenses incurred in the performance of their office, including any value added tax (VAT) on their compensation and reimbursements of expenses. Furthermore, any employer contributions to social security schemes that may be applicable under foreign law to the performance of their Supervisory Board work was paid for each Supervisory Board member affected. Finally, the Supervisory Board Chairman was reimbursed appropriately for travel expenses incurred in performing representative tasks due to his function and reimbursed for costs for the security measures required based on his function.

Deutsche Bank Notice

General Meeting 2024

In the interest of the company, the members of the Supervisory Board were included in an appropriate amount in a financial liability insurance policy held by the company. The premiums for this were paid by the company.

Supervisory Board Compensation for the 2023 and 2022 financial years

Individual members of the Supervisory Board received the following compensation for the 2023 and 2022 financial years (excluding value added tax). The tables show the compensation paid and owed to the members of the Supervisory Board in the 2023 and 2022 financial years pursuant to Section 162 (1) sentence 1 of the German Stock Corporation Act (AktG). For a clearer overview, the compensation for the 2023 financial year is first shown separately based on the compensation provisions applicable until May 17, 2023, and then based on the new compensation provision applicable since that date. In each case the calculation is rounded up/down to full months.

	Compensation for the 2023 financial year for the period from January 1, 2023 to May 17, 2023
Members of the Supervisory Board	Base compensation		Committee compensation [1]		Total
	in €	in %	in €	in %	in €
Alexander Wynaendts	83,333	22%	291,667	78%	375,000
Detlef Polaschek [2]	62,500	33%	125,000	67%	187,500
Prof. Dr. Norbert Winkeljohann	62,500	27%	166,667	73%	229,167
Ludwig Blomeyer-Bartenstein [2]	41,667	33%	83,333	67%	125,000
Mayree Clark	41,667	25%	125,000	75%	166,667
Jan Duscheck	41,667	33%	83,333	67%	125,000
Manja Eifert	41,667	50%	41,667	50%	83,334
Sigmar Gabriel	41,667	50%	41,667	50%	83,334
Timo Heider	41,667	40%	62,500	60%	104,167
Martina Klee [2]	41,667	50%	41,667	50%	83,334
Gabriele Platscher [2]	41,667	33%	83,333	67%	125,000
Bernd Rose [2]	41,667	29%	104,167	71%	145,834
Yngve Slyngstad	41,667	50%	41,667	50%	83,334
John Alexander Thain	41,667	50%	41,667	50%	83,334
Michele Trogni	41,667	22%	145,833	78%	187,500
Dr. Dagmar Valcárcel	41,667	22%	145,833	78%	187,500
Stefan Viertel [2]	41,667	29%	104,167	71%	145,834
Dr. Theodor Weimer	41,667	50%	41,667	50%	83,334
Frank Werneke [2]	41,667	33%	83,333	67%	125,000
Frank Witter	41,667	33%	83,333	67%	125,000
Total	916,672	32%	1,937,501	68%	2,854,173

1 The respective memberships of the Supervisory Board committees in the 2023 financial year are presented on page XX

2 Member of the Supervisory Board until May 17, 2023

Deutsche Bank Notice

General Meeting 2024

	Compensation for the 2023 financial year for the period from May 17, 2023, to December 31, 2023
Members of the Supervisory Board	Base compensation		Compensation for chairing of the committees [1]		Compensating payment in the form of a cash payment [3]	Total
	in €	in %	in €	in %	in €	in €
Alexander Wynaendts	554,167	100%	0	0%	0	554,167
Frank Schulze [2]	277,083	100%	0	0%	0	277,083
Prof. Dr. Norbert Winkeljohann	277,083	83%	58,333	17%	0	335,417
Susanne Bleidt [2]	175,000	100%	0	0%	0	175,000
Mayree Clark	175,000	67%	87,500	33%	0	262,500
Jan Duscheck	175,000	100%	0	0%	0	175,000
Manja Eifert	175,000	100%	0	0%	0	175,000
Claudia Fieber [2]	175,000	100%	0	0%	0	175,000
Sigmar Gabriel	175,000	100%	0	0%	0	175,000
Timo Heider	175,000	100%	0	0%	0	175,000
Birgit Laumen [2]	175,000	100%	0	0%	0	175,000
Gerlinde Siebert [2]	175,000	100%	0	0%	0	175,000
Yngve Slyngstad	175,000	100%	0	0%	0	175,000
Stephan Szukalski [2]	175,000	100%	0	0%	0	175,000
John Alexander Thain	175,000	75%	58,333	25%	0	233,333
Jürgen Tögel [2]	175,000	100%	0	0%	0	175,000
Michele Trogni	175,000	67%	87,500	33%	0	262,500
Dr. Dagmar Valcárcel	175,000	75%	58,333	25%	29,167	262,500
Dr. Theodor Weimer	175,000	100%	0	0%	0	175,000
Frank Witter	175,000	67%	87,500	33%	0	262,500
Total	4,083,333	90%	437,500	10%	29,167	4,550,000

1 The respective chairs of the Supervisory Board committees in the 2023 financial year are presented on page XX. If a Supervisory Board member is chair of more than one committee, compensation is only paid for the committee entitled to the highest amount. The Chairman of the Supervisory Board does not receive any additional compensation for chairing of the committees

2 Member of the Supervisory Board since May 17, 2023 3 Provision on the transition pursuant to Section § 14 (3) paragraph 1 of the Articles of Association

For the Supervisory Board members in office in the 2023 financial year, the following total compensation results:

	Total compensation for the 2023 financial year
Members of the Supervisory Board	Base compensation		Committee compensation and/or compensation for chairing of the committees [1]		Total Compensation
	in €	in %	in €	in %	in €
Alexander Wynaendts	637,500	69%	291,667	31%	929,167
Detlef Polaschek [2]	62,500	33%	125,000	67%	187,500
Frank Schulze [3]	277,083	100%	0	0%	277,083
Prof. Dr. Norbert Winkeljohann	339,583	60%	225,000	40%	564,583
Ludwig Blomeyer-Bartenstein [2]	41,667	33%	83,333	67%	125,000
Susanne Bleidt [3]	175,000	100%	0	0%	175,000
Mayree Clark	216,667	50%	212,500	50%	429,167
Jan Duscheck	216,667	72%	83,333	28%	300,000
Manja Eifert	216,667	84%	41,667	16%	258,334
Claudia Fieber [3]	175,000	100%	0	0%	175,000
Sigmar Gabriel	216,667	84%	41,667	16%	258,334
Timo Heider	216,667	78%	62,500	22%	279,167
Martina Klee [2]	41,667	50%	41,667	50%	83,334
Birgit Laumen [3]	175,000	100%	0	0%	175,000
Gabriele Platscher [2]	41,667	33%	83,333	67%	125,000
Bernd Rose [2]	41,667	29%	104,167	71%	145,834
Gerlinde Siebert [3]	175,000	100%	0	0%	175,000
Yngve Slyngstad	216,667	84%	41,667	16%	258,334
Stephan Szukalski [3]	175,000	100%	0	0%	175,000
John Alexander Thain	216,667	68%	100,000	32%	316,667
Jürgen Tögel [3]	175,000	100%	0	0%	175,000
Michele Trogni	216,667	48%	233,333	52%	450,000
Dr. Dagmar Valcárcel [4]	216,667	48%	233,333	52%	450,000
Stefan Viertel [2]	41,667	29%	104,167	71%	145,834
Dr. Theodor Weimer	216,667	84%	41,667	16%	258,334
Frank Werneke [2]	41,667	33%	83,333	67%	125,000
Frank Witter	216,667	56%	170,833	44%	387,500
Total	5,000,005	68%	2,404,167	32%	7,404,172

1 The respective memberships of the Supervisory Board committees in the 2023 financial year are presented on page XX

2 Member of the Supervisory Board until May 17, 2023 3 Member of the Supervisory Board since May 17, 2023

4 Committee compensation including cash payment pursuant to Section § 14 (3) paragraph 1 of the Articles of Association

Deutsche Bank Notice

General Meeting 2024

	Total compensation for the 2022 financial year
Members of the Supervisory Board	Base compensation		Committee compensation [1]		Total compensation	Thereof paid in 1st quarter 2023
	in €	in %	in €	in %	in €	in €	in %
Alexander Wynaendts [2]	116,667	24%	379,167	76%	495,833	371,875	75%
Dr. Paul Achleitner [3]	83,333	22%	291,667	78%	375,000	375,000	100%
Detlef Polaschek	150,000	33%	300,000	67%	450,000	337,500	75%
Ludwig Blomeyer-Bartenstein	100,000	33%	200,000	67%	300,000	225,000	75%
Mayree Clark	100,000	23%	329,167	77%	429,167	321,875	75%
Jan Duscheck	100,000	33%	200,000	67%	300,000	225,000	75%
Manja Eifert [4]	75,000	64%	41,667	36%	116,667	87,500	75%
Dr. Gerhard Eschelbeck [3]	41,667	40%	62,500	60%	104,167	104,167	100%
Sigmar Gabriel	100,000	50%	100,000	50%	200,000	150,000	75%
Timo Heider	100,000	32%	208,333	68%	308,333	231,250	75%
Martina Klee	100,000	50%	100,000	50%	200,000	150,000	75%
Henriette Mark [5]	25,000	40%	37,500	60%	62,500	62,500	100%
Gabriele Platscher	100,000	33%	200,000	67%	300,000	225,000	75%
Bernd Rose	100,000	29%	250,000	71%	350,000	262,500	75%
Yngve Slyngstad [2]	58,333	58%	41,667	42%	100,000	75,000	75%
John Alexander Thain	100,000	50%	100,000	50%	200,000	150,000	75%
Michele Trogni	100,000	22%	350,000	78%	450,000	337,500	75%
Dr. Dagmar Valcárcel	100,000	22%	350,000	78%	450,000	337,500	75%
Stefan Viertel	100,000	31%	220,833	69%	320,833	240,625	75%
Dr. Theodor Weimer	100,000	50%	100,000	50%	200,000	150,000	75%
Frank Werneke	100,000	33%	200,000	67%	300,000	225,000	75%
Prof. Dr. Norbert Winkeljohann	120,833	23%	400,000	77%	520,833	390,625	75%
Frank Witter	100,000	33%	200,000	67%	300,000	225,000	75%
Total	2,170,833	32%	4,662,500	68%	6,833,333	5,260,417	77%

1 The respective memberships of the Supervisory Board committees in the 2022 financial year are presented in the Annual Report 2022 on pages XIX-XX

2 Member of the Supervisory Board since May 19, 2022

3 Member of the Supervisory Board until May 19, 2022

4 Member of the Supervisory Board since April 7, 2022

5 Member of the Supervisory Board until March 31, 2022

The General Meeting resolved together with the new regulations for the Supervisory Board Compensation with effect from May 2023 that the members of the Supervisory Board whose current term of office began before May 17, 2023, received the virtual shares cumulatively earned during the current term of office paid out in February 2024 on the basis of the average closing price during the last 10 trading days of the Frankfurt Stock Exchange (Xetra or successor system) of the preceding January. The following table shows the virtual share units paid out on this basis pursuant to Section 14 (3) paragraph 2:

Deutsche Bank Notice

General Meeting 2024

	Payment of the virtual share units
Members of the Supervisory Board	Virtual share units accrued during the term of office until May 17, 2023	Amount paid out in February 2024 in €¹
Alexander Wynaendts	10,287.340	123,534
Detlef Polaschek	54,246.218	651,410
Ludwig Blomeyer-Bartenstein	36,164.145	434,274
Mayree Clark	48,753.546	585,452
Jan Duscheck	31,622.388	379,734
Manja Eifert	2,420.551	29,067
Sigmar Gabriel	13,123.540	157,593
Timo Heider	32,243.505	387,193
Martina Klee	19,567.673	234,976
Gabriele Platscher	36,164.145	434,274
Bernd Rose	34,436.163	413,523
Yngve Slyngstad	2,074.758	24,915
John Alexander Thain	24,109.430	289,516
Michele Trogni	43,315.856	520,154
Dr. Dagmar Valcárcel	36,257.853	435,399
Stefan Viertel	11,855.883	142,370
Dr. Theodor Weimer	11,488.655	137,960
Frank Werneke	6,403.562	76,897
Prof. Dr. Norbert Winkeljohann	49,368.978	592,842
Frank Witter	9,272.179	111,344
Total	513,176.368	6,162,427

1 At a value of € 12.008 based on the average closing price on the Frankfurt Stock Exchange (Xetra or successor system) during the last ten trading days of January 2024

All employee representatives on the Supervisory Board, with the exception of Jan Duscheck, Birgit Laumen, Stephan Szukalski and Frank Werneke, are or were employed by Deutsche Bank Group. In the 2023 financial year, we paid such members a total amount of € 1.32 million (in the form of salary, retirement and pension payments) in addition to their Supervisory Board compensation.

We do not provide members of the Supervisory Board with any benefits after they have left the Supervisory Board, although members who are or were employed by us are entitled to the benefits associated with the end of such employment (i.e., not on the basis of their Supervisory Board work). During 2023, we set aside € 0.10 million for pension, retirement or similar benefits for the members of the Supervisory Board who are or were employed by us.

Deutsche Bank Notice

General Meeting 2024

Comparative presentation of compensation and earnings trends

The following table shows the comparative presentation of the change from year to year in the compensation, in the earnings of the company and the Group as well as the average compensation of employees on a full-time equivalent basis. The information provided pursuant to Section 162 (1) sentence 2 No. 2 of the German Stock Corporation Act will be successively expanded with the change from one financial year to the prior year until a reporting period of five years is reached. Starting with the 2025 financial year, the year-to-year changes will be shown for each of the past five years.

The information on the compensation of the current and former members of the Management Board and Supervisory Board reflects the individualized statement in the Compensation Report of the paid or owed compensation pursuant to Section 162 (1) sentence 2 No. 1 of the German Stock Corporation Act. The presentation of the development of the company’s earnings is to reflect, according to the legal requirements, those of the stand-alone listed company, i.e. Deutsche Bank AG. Accordingly, the net income (net loss) of Deutsche Bank AG is used to present earnings within the meaning of Section 162 (1) sentence 2 No. 2 of the German Stock Corporation Act. As the Management Board compensation is measured on the basis of Group figures, the earnings figures for the Group are additionally shown for the comparative presentation. These Group earnings figures are net income (net loss), cost/income ratio and Return on Tangible Equity (RoTE). For the group of employees for the comparison, the data relevant for Deutsche Bank Group were used in light of Deutsche Bank’s global workforce. The group of employees for the comparison comprises all of the employees worldwide of Deutsche Bank Group.

Deutsche Bank Notice

General Meeting 2024

	2023	2022	2021	2020	Annual change from 2023 to 2022 in %	Annual change from 2022 to 2021 in %	Annual change from 2021 to 2020 in %
1. Company profit development
Net income (net loss) of Deutsche Bank AG (in € m)	4,999	5,506	1,919	(1,769)	(3)	187	N/M
Net income (net loss) of Deutsche Bank Group (in € m)	4,772	5,525	2,365	495	(14)	134	N/M
Cost/income ratio of Deutsche Bank Group (in %)	75.1%	74.9%	84.6%	88.3%	0	(11)	(4)
Return on Tangible Equity (RoTE) of Deutsche Bank Group (in %)	7.4%	9.4%	3.8%	0.2%	(21)	147	N/M
2. Average compensation employees
World-wide on a full-time equivalent basis	116,713	125,301	120,336	113,350	(7)	4	6
3. Management Board compensation (in € t.)
Current Management Board members
Christian Sewing (Member since January 1, 2015)	5,010	4,394	3,867	3,352	14	14	15
James von Moltke (Member since July 1, 2017)	4,065	3,783	4,009	3,635	7	(6)	10
Fabrizio Campelli (Member since November 1, 2019)	3,909	2,744	2,420	2,222	42	13	9
Claudio de Sanctis (Member since July 1, 2023)	1,509	-	-	-
Bernd Leukert (Member since January 1, 2020)	2,990	2,593	2,419	2,222	15	7	9
Alexander von zur Mühlen (Member since August 1, 2020)	3,767	3,412	3,157	1,282	10	8	146
Rebecca Short (Member since May 1, 2021)	2,674	2,436	1,606	-	10	52	N/M
Prof. Dr. Stefan Simon (Member since August 1, 2020)	3,319	2,488	2,446	1,007	33	2	143
Olivier Vigneron (Member since May 20, 2023)	2,433	1,508	-	-	61	N/M	N/M
Members who left the Management Board during the financial year
Christiana Riley (Member until May 17, 2023)	2,673	3,653	3,079	3,034	(27)	19	1
Karl von Rohr (Member until October 31, 2023)	3,727	3,444	3,235	2,930	8	6	10
Members who left the Management Board before the financial year
Stuart Lewis (Member until May 19, 2023)	1,363	2,648	3,079	2,912	(14)	6	6
Frank Kuhnke (Member until 30 April 2021)	348	1,626	2,264	2,207	(79)	(28)	3
Werner Steinmüller (Member until July 31, 2020)	283	283	3,117	2,436	N/M	(91)	28
Sylvie Matherat (Member until July 31, 2019)	132	134	211	2,719	(1)	(36)	(92)
Garth Ritchie (Member until July 31, 2019)	268	268	2,071	4,185	N/M	(87)	(51)
Frank Strauß (Member until July 31, 2019)	326	326	326	2,168	N/M	N/M	(85)
Nicolas Moreau (Member until Dec 31, 2018)	286	317	299	1,826	(10)	6	(84)
Dr. Marcus Schenck (Member until May 24, 2018)	65	65	65	65	N/M	N/M	N/M
John Cryan (Member until April 8, 2018)	3,312	47	47	47	N/M	N/M	N/M

Current Supervisory Board members
Alexander Wynaendts (Member since May 19, 2022)	929	496	-	-	87	N/M	N/M
Frank Schulze (Member since May 17, 2023)	277	-	-	-	N/M	N/M	N/M
Prof. Dr. Norbert Winkeljohann (Member since August 1, 2018)	565	521	496	450	8	5	10
Susanne Bleidt (Member since May 17, 2023)	175	-	-	-	N/M	N/M	N/M
Mayree Clark (Member since May 24, 2018)	429	429	450	425	N/M	(5)	6
Jan Duscheck (Member since August 2, 2016)	300	300	271	250	N/M	11	8
Manja Eifert (Member since April 7, 2022)	258	117	-	-	121	N/M	N/M
Claudia Fieber (Member since May 17, 2023)	175	-	-	-	N/M	N/M	N/M
Sigmar Gabriel (Member since March 11, 2020)	258	200	200	167	29	N/M	20
Timo Heider (Member since May 23, 2013)	279	308	292	250	(9)	5	17
Birgit Laumen (Member since May 17, 2023)	175	-	-	-	N/M	N/M	N/M
Gerlinde Siebert (Member since May 17, 2023)	175	-	-	-	N/M	N/M	N/M
Yngve Slyngstad (Member since May 19, 2022)	258	100	-	-	158	N/M	N/M
Stephan Szukalski (Member until December 31, 2020; Member since May 17, 2023)	175	-	-	200	N/M	N/M	4. Supervisory Board compensation (in € t.)
John Alexander Thain (Member since May 24, 2018)	317	200	200	200	59	N/M	N/M
Jürgen Tögel (Member since May 17, 2023)	175	-	-	-	N/M	N/M	N/M
Michele Trogni (Member since May 24, 2018)	450	450	392	350	N/M	15	12
Dr. Dagmar Valcárcel (Member since August 1, 2019)	450	450	450	425	N/M	N/M	6
Dr. Theodor Weimer (Member since May 20, 2020)	258	200	200	108	29	N/M	85
Frank Witter (Member since May 27, 2021)	388	300	142	-	29	111	N/M
Former Members of the Supervisory Board
Ludwig Blomeyer-Bartenstein (Member until May 17, 2023)	125	300	300	300	(58)	N/M	N/M
Detlef Polaschek (Member until May 17, 2023)	188	450	450	450	(58)	N/M	N/M
Martina Klee (Member until May 17, 2023)	83	200	171	150	(59)	17	14
Gabriele Platscher (Member until May 17, 2023)	125	300	300	300	(58)	N/M	N/M
Bernd Rose (Member until May 17, 2023)	146	350	321	275	(58)	9	17
Stefan Viertel (Member until May 17, 2023)	146	321	242	-	(55)	33	N/M
Frank Werneke (Member until May 17, 2023)	125	300	8	-	(58)	N/M	N/M
Dr. Paul Achleitner (Member until May 19, 2022)	-	375	871	802	N/M	(57)	9
Dr. Gerhard Eschelbeck (Member until May 19, 2022)	-	104	217	150	N/M	(52)	45
Henriette Mark (Member until March 31, 2022)	-	63	250	250	N/M	(75)	N/M
Frank Bsirske (Member until October 27, 2021)	-	-	250	300	N/M	N/M	(17)
Gerd Alexander Schütz (Member until May 27, 2021)	-	-	50	175	N/M	N/M	(71)
Katherine Garrett-Cox (Member until May 20, 2020)	-	-	-	100	N/M	N/M	N/M

Deutsche Bank Notice

General Meeting 2024

Independent auditor’s report

To Deutsche Bank Aktiengesellschaft, Frankfurt am Main

We have audited the attached remuneration report of Deutsche Bank Aktiengesellschaft, Frankfurt am Main, prepared to comply with Sec. 162 AktG [“Aktiengesetz”: German Stock Corporation Act] for the fiscal year from 1 January 2023 to 31 December 2023 and the related disclosures. We have not audited the content of the disclosures in section “Compensation of the employees” where they go beyond the scope of Sec. 162 AktG.

Responsibilities of the executive directors and the supervisory board

The executive directors and supervisory board of Deutsche Bank Aktiengesellschaft are responsible for the preparation of the remuneration report and the related disclosures in compliance with the requirements of Sec. 162 AktG. In addition, the executive directors and supervisory board are responsible for such internal control as they determine is necessary to enable the preparation of a remuneration report and the related disclosures that are free from material misstatement, whether due to fraud (i.e., fraudulent financial reporting and misappropriation of assets) or error.

Auditor’s responsibility

Our responsibility is to express an opinion on this remuneration report and the related disclosures based on our audit. We conducted our audit in compliance with German Generally Accepted Standards for Financial Statement Audits promulgated by the Institut der Wirtschaftsprüfer [Institute of Public Auditors in Germany] (IDW). Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the remuneration report and the related disclosures are free from material misstatement, whether due to fraud or error.

An audit involves performing procedures to obtain audit evidence about the amounts in the remuneration report and the related disclosures. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the remuneration report and the related disclosures, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the preparation of the remuneration report and the related disclosures in order to plan and perform audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the accounting policies used and the reasonableness of accounting estimates made by the executive directors and supervisory board, as well as evaluating the overall presentation of the remuneration report and the related disclosures.

We believe that the evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Deutsche Bank Notice

General Meeting 2024

Opinion

In our opinion, on the basis of the knowledge obtained in the audit, the remuneration report for the fiscal year from 1 January 2023 to 31 December 2023 and the related disclosures comply, in all material respects, with the financial reporting provisions of Sec. 162 AktG. We do not express an opinion on the content of the abovementioned disclosures of the remuneration report that go beyond the scope of Sec. 162 AktG.

Other matter – formal audit of the remuneration report

The audit of the content of the remuneration report described in this auditor’s report comprises the formal audit of the remuneration report required by Sec. 162 (3) AktG and the issue of a report on this audit. As we are issuing an unqualified opinion on the audit of the content of the remuneration report, this also includes the opinion that the disclosures pursuant to Sec. 162 (1) and (2) AktG are made in the remuneration report in all material respects.

Limitation of liability

The “General Engagement Terms for „Allgemeinen Auftragsbedingungen für „Wirtschaftsprüferinnen, Wirtschaftsprüfer und Wirtschaftsprüfungsgesellschaften [German Public Auditors and Public Audit Firms]” as issued by the Institut der Wirtschaftsprüfer [Institute of Public Auditors in Germany] on 1 January 2024, which are attached to this report, are applicable to this engagement and also govern our responsibility and liability to third parties in the context of this engagement.

Eschborn/Frankfurt am Main, 11 March 2024

EY GmbH & Co. KG Wirtschaftsprüfungsgesellschaft

Lösken Mai

Wirtschaftsprüfer Wirtschaftsprüfer

[German Public Auditor] [German Public Auditor]

Deutsche Bank Notice

General Meeting 2024

2. Compensation System (ad Item 7)

Compensation system for the Management Board as of 2024

Compensation principles

Changes compared to the previous compensation system

Forward-looking assessment period for the Long-Term Incentive (LTI)

Reduction of complexity

Increase of pay-for-performance alignment

Increase in market alignment

Overview of the changes

Total compensation and compensation components

Compensation components and structure

Compensation caps

Cap on total compensation (maximum compensation)

Cap on variable compensation

Non-performance related components (fixed compensation)

Base salary

Pension Allowance / Company pension plan (legacy)

Fringe benefits

Performance-related components (variable compensation)

Short-Term Incentive (STI)

Long-Term Incentive (LTI)

Granting of variable compensation and ensuring sustainability

No discretionary special payments

Compensation-related transactions

Procedures for the determination, implementation, and review of the compensation of the Management Board

Review of appropriateness

Workforce compensation and employment conditions taken into account

Measures to avoid and manage conflicts of interest

Temporary deviation from the compensation system

Compensation system for the Management Board as of 2024

The compensation system for the Management Board of Deutsche Bank Aktiengesellschaft (hereinafter also referred to as “Deutsche Bank”, the “Bank” or the “Company”) was last approved by the Annual General Meeting in 2021 in accordance with § 120a (1) of the Stock Corporation Act (AktG). Since then, the general structure of the compensation system has proven that it works well in practice and sets appropriate incentives. At the same time, the compensation system is competitive.

Nevertheless, the Supervisory Board and, in preparation, the Compensation Control Committee of Deutsche Bank regularly review the compensation system for the Management Board members in light of market trends and investor feedback. Furthermore, the regulatory requirements of the Stock Corporation Act (AktG), the Remuneration Ordinance for Institutions (InstitutsVergV) as well as the principles and recommendations of the German Corporate Governance Code (GCGC) are taken into account.

Deutsche Bank Notice

General Meeting 2024

Amendments to the compensation system were made already in 2023. As part of the review process in 2023, points were identified for further improvement, which are described in the following. These improvements are now reflected in the revised compensation system, which will be submitted to the General Meeting in May 2024 for approval with retroactive effect as of January 1, 2024.

Compensation principles

The compensation system and thus the assessment of individual compensation are based on the compensation principles outlined below. The Supervisory Board takes them into consideration when adopting its resolutions on the compensation system and assessing individual compensation.

Corporate strategy

Deutsche Bank aims to make a positive contribution to its clients, employees, investors and society in general by fostering economic growth and social progress. Deutsche Bank would like to offer clients solutions and provide an active contribution to foster their creation of value. This approach is also intended to ensure that the Bank is competitive and profitable and can operate on the basis of a strong capital and liquidity position. Deutsche Bank is committed to a corporate culture that appropriately aligns risks and revenues.

Through the structure of the compensation system, the members of the Management Board have incentives to achieve the targets and objectives linked to the Bank’s strategy, to work continually towards the long-term positive development of the Company and thereby to avoid disproportionately high risks.

The compensation system for the Management Board members makes an important contribution to promoting and implementing the corporate strategy, in particular as pay is linked to relevant and demanding performance criteria for short-term and long-term variable compensation. Performance-based compensation therefore comprises the predominant portion of total compensation.

The Supervisory Board thus ensures there is always a strong link between compensation and performance (“pay-for-performance”).

Shareholder’s interests

When designing the specific structure of the compensation system, determining individual compensation amounts and structuring the means of compensation allocation and delivery, the focus is on a close alignment of the interests of the Management Board members and shareholders.

This link is established within the framework of the assessment of the Long-Term Incentive, as Deutsche Bank’s shareholder return is assessed in comparison to those of a selected group of peers.

In addition, all Management Board members have an obligation to hold a significant amount of Deutsche Bank shares (Shareholding Guidelines).

Furthermore, the Long-Term Incentive (in general 60% of the target variable compensation) is granted exclusively in the form of equity-based compensation components. In addition, half of the Short-Term Incentive (in general 40% of target variable compensation) is granted in the form of equity-based compensation components.

Individual and collective objectives

The compensation structures foster both the sustainable and long-term development of each of the business divisions, infrastructure areas or regions the Management Board members are responsible for, as well as the performance of the Management Board as a collective management body.

Variable, performance-based compensation is determined on the basis of pre-defined objectives, while ensuring an appropriate balance between financial and non-financial targets. Exceptional performance is appropriately rewarded, and missed targets lead to a tangible reduction including to a full forfeiture of variable compensation for the relevant assessment period.

Individual and divisional performance is assessed on the basis of one-year objectives (Short-Term Incentive). They are disclosed retrospectively.

The collective performance of the entire Management Board is evaluated over a three-year forward-looking assessment period on the basis of long-term objectives that are the same for all Management Board members (Long-Term Incentive). They are disclosed at the beginning of the three-year assessment period.

Long-term perspective

Variable compensation is predominantly granted on a deferred basis as equity-based instruments.

The Short-Term Incentive, which accounts in general for 40% of the target variable compensation, is granted at equal amounts in cash and equity-based instruments up to an amount of 40% of the total variable compensation. While the cash component is paid out in the year following the assessment period, the equity-based instrument becomes available after an additional holding period of one year.

The Long-Term Incentive, which accounts in general for 60% of the target variable compensation and has a three-year forward-looking assessment period, is granted only in the form of equity-based compensation components that are distributed over five equal, consecutive installments, each with an additional holding period of one year. Accordingly, the full Long-Term Incentive payout amount is available for disposal after nine years.

During deferral and holding periods, deferred compensation is subject to certain performance and forfeiture conditions that – upon the occurrence of certain events – can lead to a partial or full forfeiture of the awarded variable compensation.

The total variable compensation may be reclaimed even after disbursal in response to specific individual negative contributions to results made by the Management Board member for up to two years after the expiry of the last deferral period (clawback).

Sustainability

Economic, ecological and social issues are closely integrated into Deutsche Bank’s aim to advance sustainability in the financial sector and thus contribute to fostering a more environmentally, socially and financially well-governed economy.

The compensation system is therefore closely aligned to Deutsche Bank’s Sustainability Strategy to provide incentives for acting accordingly, and thus it provides an important contribution to Deutsche Bank’s performance. The corresponding Sustainability targets comprise environmental and social aspects as well as governance objectives.

Compensation caps

The regulations of the Capital Requirements Directive 4 (CRD 4), applicable to all European banks, limit the ratio of fixed to variable compensation generally to 1:1 (cap regulation). In other words, the amount of variable compensation must not exceed that of fixed compensation. However, lawmakers have also stipulated that shareholders may resolve to set the ratio of fixed to variable compensation to 1:2. In May 2014, the General Meeting voted to approve setting a 1:2 ratio by a majority of 91%.

In addition, the Supervisory Board sets a maximum compensation in accordance with the requirements of § 87a (1) No. 1 of the Stock Corporation Act (AktG). This comprises all compensation components (base salary, Short-Term Incentive, Long-Term Incentive, company pension plan and fringe benefits) and amounts to €12 million uniformly for all Management Board members. The level of maximum compensation makes it possible to recruit and reward the best national and international personnel for management, while also taking into account the Bank’s diverse global business model.

Transparency

The specific application of the compensation system is clearly and understandably described each year in the Compensation Report. This enables shareholders and other stakeholders to gain an understanding of how the compensation system for the Management Board members contributes to fostering the implementation of the strategy and the long-term sustainable development of the Company as well as how the actual compensation for the financial year corresponds to the underlying performance criteria.

The compensation system facilitates providing a high degree of transparency for shareholders. Against this backdrop, the Supervisory Board made a commitment to disclose the long-term objectives and target values of the variable compensation before the start of each respective assessment period.

Appropriateness

The amounts of base salary and variable compensation are appropriate in light of both a horizontal and a vertical comparison. The horizontal comparison is conducted on the basis of the relevant peer groups; their composition is disclosed in the Compensation Report. The vertical comparison entails an examination of the relationship between Management Board compensation and the compensation of the workforce in general and over time in particular.

Furthermore, within the framework of the InstitutsVergV, the affordability of the total amount of annual variable compensation is determined based on key profitability, solvency and liquidity figures.

Governance

The structuring of the compensation system and the resulting assessment to determine the individual compensation takes place within the framework of the statutory and regulatory requirements.

In particular, the Supervisory Board’s objective is to offer, within the boundaries of applicable regulatory requirements, the Management Board members a compensation package that is commensurate with the scope of the Management Board member’s responsibilities and is competitive and in line with best practices in the market. This is to ensure that the best managers can be recruited and retained.

Deutsche Bank Notice

General Meeting 2024

These compensation principles were decisive for the Supervisory Board in reviewing the previous compensation system, identifying the need for adjustments and carrying out the adjustments. The Supervisory Board also took into account how the individual elements of compensation have proven themselves in practice.

Changes compared to the previous compensation system

The Supervisory Board continuously reviews and strives to evolve the compensation system and, in this context, decided to make selective adjustments. The guiding principle of the Supervisory Board was to simplify the compensation system, to further increase transparency and to better align financial targets and Management Board incentives, while also taking shareholders’ feedback into account for a stronger orientation on current best practices in the market. The main changes compared to the previous compensation system and the rationale behind these amendments are described in the following.

Deutsche Bank Notice

General Meeting 2024

Forward-looking assessment period for the Long-Term Incentive (LTI)

A forward-looking assessment period will now be used for the performance measurement of the Long-Term Incentive (LTI). Furthermore, in contrast to the previous compensation system, which stipulated different weightings for each financial year, the target achievement will be determined after three financial years. As a result, the Supervisory Board will set objectives and their target values for three years. This fosters a long-term focus and thus the sustainable development of the Company. In the previous compensation system, the collective objectives of the Long-Term Award (LTA) were assessed over a period of three years. Thereby, the current financial year was weighted at 60%. The two previous years were weighted at 30% and 10%, respectively.

Reduction of complexity

The Supervisory Board implemented two changes to significantly reduce the overall complexity of the compensation system and thus increase transparency in the Compensation Report:

  - The complexity of variable compensation has been simplified by reducing the number of Key Performance Indicators (KPIs) from approximately 70 to around only 8, thus enhancing transparency in the related disclosures. In the Short-Term Incentive (STI), a minimum of three and a maximum of five objectives for measuring individual and divisional performance will be set and disclosed retrospectively. These STI objectives can be categorized into “Financial”, “Sustainability” and “Individual”, always ensuring a balance of financial and non-financial, quantitative and qualitative objectives. Previously, three to four individual objectives were applied, plus an additional behavior objective as well as a complex balanced scorecard system with a large number of KPIs.

  - The new LTI also provides for a lower number of objectives compared to the previous system and these are disclosed in advance. The objectives of the LTI are reflected by the Group financials (e.g., Return on Tangible Equity (RoTE) and Total Book Value Per Share (TBVPS)), Relative Total Shareholder Return (RTSR) and Sustainability / Environmental, Social and Governance (ESG) objectives of Deutsche Bank and its subsidiaries (hereinafter also referred to as “the Group“ or “Deutsche Bank Group”).
  -
  - In the previous compensation system, the underlying scheme for deferral and holding periods was perceived as complex. Going forward, half of the STI will be paid out directly after the one-year assessment period in cash and the other half is granted as equity-based instruments with an additional holding period of one year. As a result, the system is less complex. The new disbursal structure is in line with U.S. and European bank practices and will support the bank in competing for and recruiting the best talents. The LTI is fully comprised of equity-based instruments and is distributed, starting one year after the three-year assessment period, through five equal, consecutive installments, each with an additional holding period of one year. In total, the full LTI payout amount will be available for disposal after nine years. The Supervisory Board is confident that the new scheme for deferral and holding periods is significantly simpler and more comprehensible, while also fulfilling the regulatory requirements of the InstitutsVergV. Total variable compensation will continue to be granted predominantly in deferred form, to ensure the sustainability of earnings within the framework of the business and risk strategies. Furthermore, total variable compensation will continue to be granted predominantly as equity-based instruments, to achieve an even stronger alignment of the Management Board members’ compensation to the Bank’s performance and its share price.

Deutsche Bank Notice

General Meeting 2024

Increase of pay-for-performance alignment

The new compensation system addresses shareholders’ concerns regarding the design of the previous target achievement curve for the Relative Total Shareholder Return (RTSR) in the long-term component, which measures the Total Shareholder Return (TSR) of the Deutsche Bank share in relation to the average TSR of a selected peer group.

In line with the market practices of international banks and to further strengthen the pay-for-performance alignment of Deutsche Bank’s compensation, the target achievement for the RTSR will be assessed going forward based on Deutsche Bank’s percentile rank compared to the individual companies in the peer group. According to the new method, the award starts at a target achievement of 50% once the percentile rank of Deutsche Bank is at the median, i.e., Deutsche Bank must outperform 50% of the companies in the peer group. A target achievement of 100% is defined as reaching the 70th percentile, which, in the current peer group of ten international banks, corresponds to achieving rank 4 in terms of TSR performance. Only ranks 1 and 2 allow for a payout at the upper limit of 150% target achievement. The more ambitious achievement curve reflects shareholders’ interests more consistently and to a higher degree.

Increase in market alignment

To increase market alignment and harmonize further contractual agreements of the Management Board members’ compensation, changes have been made in the pension plan, Shareholding Guidelines and severance benefits.

  - Pension plan: With regard to the former pension plan, a simple cash allowance model will be introduced for newly appointed members of the Management Board. The cash allowance will paid out directly in a lump sum once a year. This avoids interest rate and biometric risks in financing a pension entitlement as well as the administrative expenses associated with this for Deutsche Bank. In addition, the annual pension allowance for a newly appointed ordinary Management Board member will be 30% lower than the pension contribution currently granted.

  - Shareholding Guidelines: Furthermore, in line with current market practice, a build-up phase of four years will be introduced for the obligation under the Shareholding Guidelines.

Deutsche Bank Notice

General Meeting 2024

  - Severance payments: In line with German market practice as well as recommendation G.13 of the German Corporate Governance Code (GCGC), severance payments are currently limited to two times the annual total compensation and are not paid beyond the remaining term of the service contract (severance cap). The severance cap will be reduced to a maximum of two years’ base salary for newly appointed members of the Management Board. In addition, the waiting allowance ( Karenzentschädigung ) for the duration of the subsequent non-competition period will be lowered from 65% of the annual base salary to 50% of the annual base salary.

Overview of the changes

The following table provides an overview of the changes to the compensation system applicable with effect from financial year 2024 compared to the previous compensation system.

	Old	New
Short-Term component	 High number of STA objectives  3 to 7 individual objectives  Balanced Scorecards (large number of KPIs)  Annual Priorities	 Max. 5 STI objectives with balanced weightings between financial and non-financial objectives (disclosed retrospectively)  Financial  Sustainability  Individual
	 Full disposal over STA after 9 years  Payout in cash  Distributed over 4 installments every two years after the assessment period	 Full disposal over STI after 2 years  50% in cash after the assessment period  50% equity-based after the assessment period with an additional holding period of 1 year
Long-Term component	 5 LTA objectives  25% Group financials (RoTE, CIR, CET1)  15% RTSR  20% ESG objectives	 4 LTI objectives with flexible weightings (disclosed in advance)  Group financials (e.g., RoTE, TBVPS)  RTSR  Sustainability / ESG objective
	 Retrospective performance assessment  60% weighting of the current financial year  30% weighting of the previous financial year 10% weighting of the year prior to the previous financial year	Forward-looking performance assessment Equal weightings of the current financial year and the two following financial years Target achievement determined after three financial years
  Full disposal over LTA after 9 years
    Delivered in shares
    Distributed over four equal, consecutive installments, starting two years after the retrospective three-year assessment period. Each with an additional holding period of one year

  Full disposal over LTI after 9 years
    Delivered as equity-based instruments
    Distributed over five equal, consecutive installments, starting one year after the forward-looking three-year assessment period, each with an additional holding period of one year

  RTSR measures the TSR of Deutsche Bank compared to the average TSRs of a selected peer group (“outperformance method”)
    0% target achievement if the TSR of Deutsche Bank is 40% below the peer group
    60% target achievement if the TSR of Deutsche Bank is 20% below the peer group
    100% target achievement if the TSR of Deutsche Bank is equal to the peer group
    150% target achievement if the TSR of Deutsche Bank is 50% above the peer group

  RTSR measures the TSR of Deutsche Bank compared to the companies of a selected peer group (“ranking method”)
    0% target achievement if the TSR of Deutsche Bank ranks below the median
    50% target achievement if the TSR of Deutsche Bank ranks at the median
    100% target achievement if the TSR of Deutsche Bank ranks is in the 70 th percentile
    150% target achievement if the TSR of Deutsche Bank ranks is in the 90 th percentile

Pension	Defined contribution system Annual contribution of EUR 650,000 p.a.  Interest accrues at an average rate of 2% p.a., 4% p.a. for legacy entitlements	 Pension allowance in cash for new Management Board members  Management Board Chairperson (CEO): €650,000 p.a.  Other Management Board members: €450,000 p.a.
Shareholding Guidelines
   No pre-defined build-up phase – based on pre-defined threshold
   Number of shares to be held amounts to two times the annual gross base salary for the Management Board Chairperson (CEO) and one time the annual gross base salary for other Management Board members
   Holding period for the duration of the appointment

   Fixed build-up phase of 4 years
   Number of shares to be held amounts to two times the annual gross base salary for the Management Board Chairperson (CEO) and one time the annual gross base salary for other Management Board members
   Holding period for the duration of the appointment

Termination benefits
   Severance payments are limited to two times the annual total compensation
   Waiting allowance ( Karenzentschädigung ) for the duration of the subsequent non-competition period equivalent to 65% of the annual base salary

   Severance payments are limited to two times the annual total compensation. Further reduction of the severance cap to a maximum of two years’ base salary for newly appointed members of the Management Board
   Waiting allowance ( Karenzentschädigung ) for the duration of the subsequent non-competition period equivalent to 50% of the annual base salary

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General Meeting 2024

Total compensation and compensation components

Compensation components and structure

The compensation system consists of non-performance-related (fixed) and performance-related (variable) components. The fixed compensation and variable compensation together form the total compensation for a Management Board member. The fixed compensation consists of the base salary, contributions to the company pension plan or pension allowances and fringe benefits. The variable compensation consists of a short-term component, called the Short-Term Incentive (STI) and a long-term component, called Long-Term Incentive (LTI). In addition, further contractual agreements are defined in the compensation system.

The Supervisory Board sets a target compensation for each Management Board member. In accordance with the recommendation of the German Corporate Governance Code (GCGC), the Supervisory Board also determines the ratio of fixed compensation to variable compensation as well as the ratio of short to long-term variable compensation.

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General Meeting 2024

In this way, the Supervisory Board ensures that performance-based compensation, which is linked to achieving long-term targets, exceeds the portion of short-term targets. The possible ranges of the relative share of each component are as follows (assumed target achievement level of 100% for variable compensation):

Compensation caps

The compensation levels of the Management Board members are limited in several ways – through a limit on the total compensation as well as on each variable compensation component and by setting a maximum ratio of fixed compensation to variable compensation.

Cap on total compensation (maximum compensation)

In accordance with § 87a (1) sentence 2 No. 1 of the Stock Corporation Act (AktG), the Supervisory Board set a maximum limit (maximum compensation) amounting to €12 million for all Management Board members. This cap comprises not only the base salary, Short-Term Incentive (STI) and Long-Term Incentive (LTI), but also the pension service costs for the company pension plan or pension allowances and fringe benefits. The pension service costs and expenses for fringe benefits vary in their annual amounts. The level of maximum compensation allows the Bank to recruit the best national and international personnel for management and to pay them adequately, while also taking into account the Bank’s broad and international business model.

Cap on variable compensation

The Supervisory Board set a uniform limit of 150% for the maximum possible level of target achievement for long-term and short-term objectives. Thus, the total variable compensation is capped at a maximum of 150% of the target variable compensation.

Pursuant to Capital Requirements Directive 4 (CRD 4), the ratio of fixed to variable compensation is generally limited to 1:1 (cap regulation), i.e., the amount of variable compensation must not exceed that of fixed compensation. However, the law also provides the possibility to increase the ratio to 1:2. In May 2014, the General Meeting made use of this possibility and increased the ratio accordingly.

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General Meeting 2024

Non-performance related components (fixed compensation)

Fixed compensation is not linked to performance and comprises the base salary, contributions to the pension plan or pension allowance as well as fringe benefits.

Base salary

Various factors are considered when determining an appropriate level for the base salary. First, the base salary compensates the general acceptance of the mandate as a Management Board member and the related overall responsibility of the individual Management Board members. In addition, the compensation customary in the market is taken into account when determining the compensation amounts. Regulatory requirements that limit the ratio of fixed to variable compensation must also be considered when setting the base salary.

Accordingly, the fixed compensation is determined in a way that takes these requirements into consideration while also ensuring competitive total compensation in line with market standards.

Pension Allowance / Company pension plan (legacy)

Instead of a company pension, the Supervisory Board grants a pension allowance in cash to newly appointed Management Board members. The pension allowance is paid out directly in a lump sum once a year. This avoids interest-rate and biometric risks in financing a pension entitlement as well as the administrative procedures associated with this for Deutsche Bank. The annual amount of the pension allowance for a newly appointed ordinary Management Board member is 30% lower than the legacy pension contribution.

Members of the Management Board appointed before the financial year 2024 continue to receive the company pension in the form of a defined contribution pension plan (legacy plan). They receive a uniform, contractually defined, fixed annual contribution amount. The contribution accrues interest, credited in advance and determined by means of an age-related factor, at an average rate of 2% per year up to the end of 60 years of age. From the age of 61 onwards, an additional contribution in the amount of 2% per year of the amount accrued as of December 31 of the previous year will be credited to the pension account. The annual contributions, taken together, form the pension capital amount available to pay the future pension benefits upon a pension event (retirement age, disability, or death). The pension account balance is vested from the start.

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General Meeting 2024

Fringe benefits

All Management Board members are granted annually recurring fringe benefits. They comprise the monetary value of non-cash benefits such as company car and driver services, insurance premiums and expenses for company-related social functions, including payments, if applicable, of taxes on these benefits as well as taxable reimbursements of expenses. If the Management Board member does not have his or her principal place of work at the Head Office in Frankfurt, additional benefits may be approved by the Supervisory Board, e.g., a housing allowance to cover customary rental expenses. Finally, ad hoc benefits, in particular upon the initial appointment of a Management Board member, may be granted, such as security measures for a private residence or benefits in connection with relocating the place of residence to Frankfurt.

In connection with the appointment of external executives as members of the Management Board, benefits may be granted to compensate for the forfeiture of benefits from the previous employer – in particular, outstanding variable compensation that is forfeited upon joining Deutsche Bank. The Supervisory Board decides in what form the compensation is granted. Such one-time compensation benefits are disclosed and explained separately in the Compensation Report.

Performance-related components (variable compensation)

Deutsche Bank aims to enable economic growth and social progress and thus generate a positive impact for its clients, employees, investors, and society in general. Clients are to be offered solutions, while making an active contribution to their creation of added value. At the same time, this is intended to ensure that the Bank is competitive and profitable and can operate on the basis of a strong capital and liquidity position. Deutsche Bank is committed to a corporate culture that appropriately aligns risks and revenues.

The compensation system makes an important contribution to promoting and implementing the corporate strategy, in particular by linking pay to relevant and demanding performance criteria for short-term and long-term variable compensation. Profitability-based and performance-based compensation therefore comprises the predominant portion of total compensation.

The compensation system ensures that variable compensation is linked to pre-defined, transparent performance criteria. The close connection of compensation to the Company’s business and risk strategy is established, as a first step, through the agreement of objectives that are derived from the strategy and support its implementation. In a second step, the achievement level is set for each of the individual objectives based on previously defined, clear key figures and evaluation parameters that are closely aligned to the performance of Deutsche Bank and that contribute together to this performance in an appropriate manner.

The compensation system also provides for the agreement of a balanced set of not only individual and divisional objectives, but also collective objectives that are to be achieved, in each case, of a financial and non-financial nature.

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General Meeting 2024

Performance-based variable compensation consists of a short-term component, the Short-Term Incentive (STI), and a long-term component, the Long-Term Incentive (LTI). The long-term component accounts in general for a uniform 60% of the total target variable compensation and the short-term component accounts in general for 40%. The maximum level of target achievement for both the STI and LTI is set at 150%.

Short-Term Incentive (STI)

The STI is linked to the achievement of short-term and medium-term individual and business division-related objectives. The STI objectives are set to support the Bank’s business policy and strategic objectives in accordance with the Bank’s business and risk strategy. They take into account the areas and/or business divisions the individual Management Board member is responsible for. The STI is comprised of a maximum of five divisional and individual objectives including financial, sustainability and personal targets. The minimum weight for each objective is in principle 5%. The actual STI payout amount depends on the overall target achievement of the objectives multiplied by the STI target amount and can range between 0% and 150% of the individual target amount.

Before the beginning of the financial year, the Supervisory Board sets the objectives individually for each member of the Management Board, the weightings of these in relation to one another and all the relevant parameters for their evaluation. Thereby, the Supervisory Board ensures a balanced mix of financial and non-financial objectives. The objectives are selected in such a way that they are demanding, ambitious and specified concretely enough to enable a clear measurement of the target achievement level. Together with each individual objective, concrete measurement methods and target values are also specified at the beginning of the year. Based on this, the target achievement level is determined at the end of the assessment period for each objective.

When selecting the individual objectives, the Supervisory Board uses the following exemplary categories as orientation:

To avoid competitive disadvantages, the concrete objectives, their weightings, their target values as well as the resulting target achievement levels are disclosed retrospectively in transparent form in the Compensation Report.

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General Meeting 2024

Long-Term Incentive (LTI)

When determining the variable compensation, the focus is set on the achievement of long-term objectives linked to the strategy. For the LTI, the Supervisory Board specifies collective long-term objectives for the Management Board members, each assessed over a period of three years.

The objectives of the LTI are composed of Group financials (e.g., Return on Tangible Equity (RoTE), Tangible Book Value Per Share (TBVPS) – average annual growth, Relative Total Shareholder Return (RTSR) and Sustainability goals. The weighting of the respective objectives is 40% for the Group financials und RTSR and 20% for Sustainability. The actual LTI payout amount depends on the overall target achievement multiplied by the LTI target amount and can range between 0% and 150% of the individual target amount.

Deutsche Bank Notice

General Meeting 2024

In the previous compensation system, the collective objectives of the Long-Term Award were assessed over a period of three years. Thereby, the current financial year was weighted at 60%. The two previous years were weighted at 30% and 10%, respectively. To reflect the feedback of shareholders, a forward-looking assessment period will be used instead for the performance measurement of the future LTI. Furthermore, in contrast to the previous compensation system which stipulated different weightings for each financial year, the target achievement is to be determined after three financial years. As a result, the Supervisory Board sets the objectives and their respective target values for three years in advance rather than for one year. This fosters a long-term focus and thus the sustainable development of the Company.

The system change results in a transition period of 2 years due to the fact that the previous compensation system would have taken into account the achievement level of the 2023 Long-Term Award by 30% in 2024 and 10% in 2025. Therefore, in the first two years following the introduction of the new system, the Supervisory Board retains the possibility to appropriately take into consideration the achievement levels of the Long-Term Award 2023 and Long-Term Award 2022 in the final determination of the achievement level for the Long-Term Incentive 2024-2026 as well as the achievement level of the Long-Term Award 2023 in the final determination of the level of achievement for the Long-Term Incentive 2025-2027.

As the three-year assessment period for the Long-Term Incentive (LTI) represents a change from a retrospective to a forward-looking period, the granting of the equity-based compensation takes place two years later compared to the previous compensation system. In order to align the Management Board compensation with the share performance of the Deutsche Bank share and therefore with the shareholders’ interests, the Supervisory Board has the possibility to convert the target euro amount for the LTI into virtual share units already after the first performance assessment year (not constituting a grant of compensation at this stage). After the three-year performance assessment period, the number of virtual share units will then be increased or reduced according to the achievement level determined for the LTI.

Group Financials

Group financial objectives are crucial metrics to assess the overall financial success and performance of Deutsche Bank. The consideration of Group financial objectives in the LTI allows the Supervisory Board to establish a direct link between the performance of the Management Board and the financial results of the Company. These objectives serve as clear performance indicators reflecting Deutsche Bank’s business goals and strategies. By tying the compensation to these measurable financial metrics, the Supervisory Board promotes a culture of performance and accountability. Due to these objectives an incentive is created to act in a manner that maximizes value for all stakeholders and supports the long-term growth and stability of the business.

The concrete financial objectives, their weighting, their target values (including lower and upper limits) are disclosed below and the resulting target achievement levels are disclosed in transparent form in the Compensation Report.

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General Meeting 2024

For the 2024-2026 Long-Term Incentive (LTI) plan, the financial objectives post-tax Return on average Tangible shareholders’ Equity (RoTE) and Tangible Book Value Per Share (TBVPS) were chosen by the Supervisory Board:

The post-tax Return on average Tangible shareholders’ Equity (RoTE) measures the profit (or loss) attributable to Deutsche Bank shareholders as a percentage of average tangible shareholders’ equity. The latter is determined by deducting goodwill and other intangible assets from shareholders’ equity. It measures the theoretical earnings generated for Deutsche Bank shareholders and is used to create an incentive for an efficient use of equity. Return measured by tangible shareholders’ equity capital is appropriate and common practice for banks and should make comparisons to competitors easier. The relevant RoTE metric is disclosed in the Non-GAAP Financial Measures section of DB’s Annual Report and the quarterly Financial Data Supplement (FDS).

The target achievement is 33% when the RoTE for the 2026 financial year is at 9%. A RoTE below 9% results in a target achievement of 0%. 100% target achievement is reached when the RoTE for the 2026 financial year is at 11%. 150% target achievement is reached when the RoTE for the 2026 financial year is at 12%. Target achievement levels between these points are determined by linear interpolation.

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General Meeting 2024

The Tangible Book Value Per Share outstanding (TBVPS) represents the Bank’s total shareholders’ equity less goodwill and other intangible assets divided by period-end basic shares outstanding. It measures the growth (in %) of the equity of the company per share. It complements RoTE by considering equity changes apart from net income which are equally relevant for capital distributions. The metrics Tangible Book Value Per Basic Share outstanding is disclosed in the Non-GAAP Financial Measures section of DB’s Annual Report and the quarterly Financial Data Supplement (FDS).

The starting point for the calculation of the average TBVPS is the TBVPS on December 31of the financial year preceding the beginning of the assessment period. The target achievement is 0% when the average annual TBVPS growth over the three-year period is at or below 6.5%. 100% target achievement is reached when the average annual TBVPS growth is at 8.5%, with the target achievement increasing linearly between 0% and 100%. 150% target achievement is reached when the annual TBVPS growth is at 9.5. Target achievement levels between these points are determined by linear interpolation. Foreign exchange movements within the TBVPS versus the starting point are neutralized for the calculation of the growth rate.

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General Meeting 2024

Relative Total Shareholder Return

The Relative Total Shareholder Return (RTSR) for the Deutsche Bank share in comparison to selected financial institutions is intended as a further objective to continue fostering the sustainable shareholder return of the Deutsche Bank share. The RTSR objective serves to align the interests of the Management Board and shareholders more closely. In addition, the RTSR provides for a relative performance measurement, creating an incentive to outperform relevant competitors.

In order to determine the RTSR, the absolute total shareholder return (TRS) of Deutsche Bank and each company in the selected peer group is first calculated on the basis of the average values for the fourth quarter of the year before the start of the assessment period and the fourth quarter at the end of the three-year assessment period. The absolute TSR of each company equals its share price performance plus theoretically reinvested gross dividends. The assessment period in this context covers three years. The target achievement for the RTSR is assessed based on Deutsche Bank’s percentile rank compared to the individual companies in the selected peer group. The payout starts at a target achievement level of 50% when the percentile rank of Deutsche Bank is at the median, i.e., Deutsche Bank must outperform 50% of the companies in the peer group. A target achievement of 100% is defined as reaching the 70th percentile, which, in the current peer group of ten international banks, corresponds to achieving rank 4 in terms of TSR performance. Only the 90th percentile, i.e., ranks 1 and 2 enables a payout at the upper limit of 150% target achievement. Target achievement levels between these points are determined by linear interpolation.

The peer group used for calculating the RTSR is selected from companies with generally comparable business activities as well as a comparable size and international presence. The Supervisory Board reviews the composition of the peer group regularly. For the year 2024, the peer group for the RTSR comprises the following banks:

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General Meeting 2024

Sustainability / Environmental, Social and Governance (ESG) objectives

Deutsche Bank strives to make a contribution to an environmentally friendly, socially inclusive and well-governed corporate landscape as well as to support its clients in their green transformation. Not only the advisory services and products but also the working environment and culture at Deutsche Bank should build on this commitment.

Within the framework of its sustainability strategy, Deutsche Bank therefore set itself ambitious targets and presented them at its 2nd Sustainability Deep Dive in March 2023 as well as in its initial Transition Plan, published in October 2023.

Before the start of each Long-Term Incentive (LTI) assessment period, the Supervisory Board sets measurable and quantifiable Sustainability targets that originate from environmentally, socially or governmentally relevant categories. The Supervisory Board generally chooses between one and three Sustainability targets for the assessment period that are derived from the corporate strategy and are relevant for supporting its implementation. If multiple Sustainability targets are selected, the Supervisory Board determines their respective weightings before the start of the assessment period.

Sustainability / Environmental, Social and Governance (ESG) targets may be derived from the examples specified below. However, this list is not exhaustive, but rather intended to serve an illustrative purpose.

Environment	Social	Governance
Sustainable Finance Volume	Diversity, Equity and Inclusion	Data Security and Responsibility
Transition to Net Zero	Corporate Culture	Risk Management
Transition of Own Operations	Corporate Social Responsibility	Succession Planning
Nature Protection	Employment Conditions and Compensation Practices	Compliance and Conduct
ESG Ratings	Human Rights	Corporate Governance
	Integrity	Policies, Frameworks and Controls
Anti-Financial Crime

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General Meeting 2024

The concrete Sustainability objectives, their weightings, their target values (including lower and upper limits) are disclosed below, and the resulting target achievement levels will be disclosed in transparent form in the Compensation Report.

Fully transparent reporting of long-term variable compensation

As the new compensation system represents a strong alignment of interests between the Management Board members and shareholders of Deutsche Bank and allows for a high degree of transparency, the Supervisory Board made a commitment to disclose the long-term objectives and target values of each Long-Term Incentive (LTI) before the start of the respective assessment period. The concrete objectives, weightings, and target values (including lower and upper limits) for the Long-Term Incentive (LTI) 2024-2026 are as follows:

Long-Term Incentive KPI*	Weighting	Definition/Comment	Lower Limit (0%)	Target (100%)	Upper Limit (150%)
Group Financials	*25%*				
RoTE	15%	Return on Tangible Equity by end of 2026	< 9 % At 9%: 33% achievement	11%	12%
TBVPS	10%	Tangible Book Value Per Share – average annual growth (excl. foreign exchange) 2024-2026	≤ 6,5%	8,5%	9,5%
RTSR	*15%*				
RTSR	15%	Ranking of Deutschen Bank vs. Peer Group by end of 2026	< median At median: 50% achievement	70th percentile	90th percentile
ESG	*20%*				
Environ-mental	8%	Driving climate risk management – measures MB against agreed KPIs linked to reduction targets for disclosed carbon intensive sectors in line with published pathways to net zero Achievement is calculated as 'Average of 2025-2026'	≤ 50% of pre-defined data points of set reduction targets for carbon intense industry sectors meet threshold	70% of pre-defined data points of set reduction targets for carbon intense industry sectors meet threshold	85% of pre-defined data points of set reduction targets for carbon intense industry sectors meet threshold
Social	4%	Gender Diversity (MB -1, MB -2) by end of 2026	≤ 30%	32,5%	35%
Governance	8%	Control Risk Management Grade by end of 2026	≤ 1,5	3	5
		Anti-Money- Laundering / Know-Your-Client Remediation Activities by end of 2026	0%	100%	150%

For future LTI plans, the concrete objectives, their weightings, their target values (incl. lower and upper limits) as well as the resulting target achievement levels will be disclosed in transparent form in the outlook of the Compensation Report.

Granting of variable compensation and ensuring sustainability

Since 2014, total variable compensation is granted predominantly in deferred form in order to ensure the sustainability of earnings within the framework of the business and risk strategies.

Deutsche Bank Notice

General Meeting 2024

Assessment period and deferral period

The InstitutsVergV generally stipulates a three-year assessment period for the determination of the variable compensation for management board members. The Bank complies with this requirement by assessing each of the objectives of the Long-Term Incentive (LTI) over a three-year period. In addition, variable compensation is granted predominantly as equity-based instruments to achieve an even stronger alignment of the Management Board members’ compensation to the Bank’s performance and its share price. After vesting, the equity-based instruments are also subject to an additional holding period of one year. Accordingly, the Management Board members are not permitted to fully dispose of the equity-based instruments until the respective holding period has ended. During the deferral and holding period, the value of the equity-based instruments is linked to the performance of the Deutsche Bank share and is therefore tied to the sustained performance of the Bank.

Half of the Short-Term Incentive (STI) is paid out directly after the one-year assessment period in cash and the other half is granted as equity-based instruments with an additional holding period of one year. The Long-Term Incentive (LTI) is fully in the form of equity-based instruments that are distributed, starting one year after the three-year assessment period, through five equal, consecutive installments, each with an additional holding period of one year. In total, the full LTI payout amount is available for disposal after nine years. The following chart illustrates the assessment and deferral periods up to the end of the clawback period:

Performance and forfeiture conditions, claim to repayment (backtesting, malus, clawback)

The granting of compensation components on a deferred basis and spreading them out over several years creates a long-term incentive effect, as specific forfeiture conditions apply in each case until they vest.

To this end, the Supervisory Board regularly reviews the results achieved in the past for their sustainability (backtesting). If the outcome is that the results rewarded by the granting of the variable compensation were not sustainable, the awards may be partially or fully forfeited.

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General Meeting 2024

Also, if the Group’s results are negative, already granted variable compensation may be declared fully or partially forfeited during the deferral period. In addition, awards may be fully or partially forfeited if specific solvency or liquidity conditions were not met. Furthermore, awards may be forfeited in whole or in part in the event of individual misconduct (including breaches of regulations), dismissal for cause or negative individual contributions to performance (malus).

On top of this, the contracts of the Management Board members also enable the Supervisory Board to reclaim already paid or delivered compensation components in response to specific individual negative performance contributions made by the Management Board member for up to two years after the expiry of the last deferral period (clawback) in accordance with the provisions pursuant to § 18 (5) and § 20 (6) InstitutsVergV. The clawback is possible for the entire variable compensation for a financial year until the end of two years after the end of the deferral period of the last tranche of the compensation elements awarded on a deferred basis for the respective financial year.

No discretionary special payments

The Supervisory Board is not authorized to grant members of the Management Board discretionary or discretion-based special payments.

Compensation-related transactions

Term of Management Board service contracts

The term of the Management Board service contracts is linked to the period of appointment, with a maximum term of five years pursuant to the provisions of § 84 of the Stock Corporation Act (AktG). The Supervisory Board shall decide at an early stage, no later than six months before the expiry of the appointment period, on a renewed appointment. In the case of the Management Board member’s reappointment, the service contract is extended for the term of a renewed appointment.

For first-time appointments, an appointment period and consequently a contract term of three years is not to be exceeded. The Management Board service contract ends automatically with the expiry of the appointment period without requiring the express notice of termination.

Deutsche Bank Notice

General Meeting 2024

Benefits in the case of termination of Management Board service

The Management Board members are in principle entitled to receive a severance payment upon an early termination of their appointment, provided the Bank is not entitled to revoke the appointment or give notice under the contractual agreement for cause. In line with German market practice as well as recommendation G.13 of the German Corporate Governance Code (GCGC), severance payments are currently limited to two times the annual total compensation and are not paid beyond the remaining term of the service contract (severance cap). Considering feedback from investors and other stakeholders, the Supervisory Board will reduce the severance cap to a maximum of two years’ base salary for newly appointed members of the Management Board. The severance payment is determined and granted in accordance with the statutory and regulatory requirements, in particular with the recommendations of the GCGC and provisions of the InstitutsVergV.

Departure in connection with a Change of Control (CoC)

In the event of a change of control, Management Board members have a special termination right for their service contract. However, there is no entitlement to a severance payment.

Offsetting of compensation from mandates

The service contracts of the Management Board members contain an obligation of the members to ensure that any compensation they may claim in their capacity as a member of any body, in particular a supervisory board, advisory board or similar body of any Group entity of the Bank pursuant to § 18 of the Stock Corporation Act (AktG) will not accrue to them. Accordingly, Management Board members do not receive any compensation for mandates on boards of Deutsche Bank subsidiaries.

50% of the compensation from a mandate – in particular, supervisory board or advisory board mandates – with a company that does not belong to Deutsche Bank Group is offset against the base salary. There is no offsetting of compensation that does not exceed €100,000 per mandate and calendar year.

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General Meeting 2024

Subsequent non-competition provision

After their departure from the Management Board, the members are subject in principle to a one-year non-competition provision. In this case, the Company pays the Management Board member compensation (waiting allowance ( Karenzentschädigung ) amounting to 65% of the individual annual base salary for the duration of the subsequent non-competition period. The Supervisory Board will reduce the non-competition provision for newly appointed members of the Management Board to 50% of the individual annual base salary. The waiting allowance shall be credited against any claim for severance pay. Furthermore, all income that the Management Board member earns from self-employed, salaried or other gainful employment activities and that is not subject to the non-competition provision is offset against the waiting allowance for the duration of the post-contractual non-competition provision. The Company can waive the requirement of the Management Board member to comply with the post-contractual non-competition provision. In this case, the Bank’s obligation to pay the waiting allowance terminates prematurely.

Regulations on the obligation to hold shares (Shareholding Obligation Guidelines)

All members of the Management Board are required to acquire a significant volume of Deutsche Bank shares and to hold them on a long-term basis. This requirement fosters the identification of the Management Board members with the Company and its shareholders, and, at the same time, ensures a sustainable link to the development of the Bank’s business.

For the Management Board Chairperson, the number of shares to be held amounts to two times his or her annual gross base salary, and for the other Management Board members, one time their annual base salary (in each case the “Shareholding Obligation Guidelines Target” (SOG Target)).

The SOG Target must be fulfilled within four years after the first appointment as Management Board member and must be held until the end of the appointment. An exemplary build-up scheme to fulfill the SOG Target is illustrated in the following chart:

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General Meeting 2024

Procedures for the determination, implementation, and review of the compensation of the Management Board

The Supervisory Board as a whole is responsible for decisions regarding the design of the compensation system and the structure and amount of compensation. The Compensation Control Committee supports the Supervisory Board in its tasks of designing and monitoring the implementation of the system and prepares the resolutions for the Supervisory Board. As necessary, the Compensation Control Committee recommends adjustments for the Supervisory Board to make to the system. In the case of significant changes, but at least every four years, the compensation system is submitted to the General Meeting for approval.

Review of appropriateness

As part of this task, the Supervisory Board regularly reviews the appropriateness of the individual compensation components as well as the amount of total compensation.

Through the horizontal comparison, the Supervisory Board ensures that the total target compensation is appropriate in relation to the tasks and achievements of the Management Board as well as the Company’s situation. In this context, the level and structure of compensation, in particular, are examined at comparable companies (peer groups). Suitable companies in consideration of Deutsche Bank’s market position (in particular with regard to business sector, size and country) are used as the basis for this comparison. The companies selected for the respective peer groups are disclosed in the Compensation Report.

In addition to the horizontal comparison, the Supervisory Board considers a vertical comparison, which entails an examination of the relationship between the compensation of the Management Board and the compensation of the workforce. Within the vertical comparison, the Supervisory Board considers, in accordance with the German Corporate Governance Code (GCGC), the development over time in particular. This involves a comparison of the ratio of Management Board compensation to the compensation amounts of the employees. Taken into account are, on the one hand, the compensation of the senior management, which comprises the first management level below the Management Board and voting members of the top executive committees of the divisions, as well as management board members of significant institutions within the Group and the management positions on the first level below the corresponding management boards. On the other hand, the compensation of all employees is also taken into account (tariff and non-tariff employees).

The Supervisory Board regularly engages independent external compensation advisors for conducting the reviews of appropriateness, while taking care to ensure their independence from the Management Board and the Company. The Supervisory Board takes the results of the review into consideration when setting the total target compensation of the Management Board members.

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General Meeting 2024

Workforce compensation and employment conditions taken into account

When determining the compensation structures for the Management Board, the Supervisory Board takes into account the compensation structures for the employees. The aspects examined are base salary, variable compensation, the relationship between base salary and variable compensation as well as other employment conditions. This examination also means that employment conditions and compensation components that apply to the workforce are also taken over into the Management Board compensation system if the special position of the Management Board does not require its own instruments. Besides the current ratios, the Supervisory Board also examines the development of the ratios over time.

Measures to avoid and manage conflicts of interest

Members of the Supervisory Board have an obligation to act exclusively in the best interests of the Company and must not pursue any personal interests within the framework of their Supervisory Board work or use business opportunities of Deutsche Bank Aktiengesellschaft or Deutsche Bank Group for themselves. As far as possible, they should avoid activities that could lead to potential conflicts of interest. Every Supervisory Board member is to disclose circumstances that could lead to a potential conflict of interest without undue delay to the Chairperson of the Supervisory Board, who then informs the other members of the Supervisory Board accordingly. If the Chairperson of the Supervisory Board has a potential conflict of interest, the disclosure is to the Deputy Chairperson of the Supervisory Board, who informs the other members of the Supervisory Board accordingly. A Supervisory Board member with a conflict of interest must, in the individual case while observing the statutory requirements, refrain from participating in the Supervisory Board’s decisions in this context. Important and not just temporary conflicts of interest should lead to the termination of the Supervisory Board mandate.

Temporary deviation from the compensation system

Pursuant to § 87a (2) sentence 2 of the Stock Corporation Act (AktG), it is possible in exceptional cases to temporarily deviate from individual elements of the described compensation system if this is necessary in the interests of the long-term well-being of Deutsche Bank. In such a case, the Supervisory Board declares the case as exceptional and resolves on the basis of a proposal of the Compensation Control Committee on the deviations to be taken. It remains necessary also in the case of a deviation to align the compensation to the Company’s long-term, sustainable development and to ensure it is in accordance with the Company’s earnings and the Management Board member’s performance. The compensation components which may deviate from the previously described regulations are the performance criteria for variable compensation. The exceptional case as well as the deviations taken are presented in the Compensation Report.

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3. Report of the Management Board to the General Meeting pursuant to § 71 (1) No. 8 in conjunction with § 186 (4) Stock Corporation Act (ad Items 8 and 9)

Under Item 8 of the Agenda, the company is to be authorized to purchase its own shares; Item 9 of the Agenda regulates the possibility of purchasing own shares by using derivatives. The use of put and call options for the purchase of own shares gives the company the possibility of optimizing a buyback. As shown by the specific limitation to 5% of the share capital, it is only intended to supplement the range of instruments available for share buybacks and to extend the possibilities for their use. Both the regulations governing the structure of the options and the regulations governing the shares suitable for delivery ensure that this form of purchase takes account of the principle of equal treatment of shareholders. As a rule, the term of the options will not exceed 18 months. In connection with share-based compensation components which must be granted as deferred compensation over a multiple-year period and are to be subject to forfeiture pursuant to the regulations applicable to banks at least for management board members and employees whose activities have a material impact on the overall risk profile of the bank, the use of call options with longer terms is to be made possible to establish offsetting positions. Under this authorization, the company will only acquire such longer-term options on shares corresponding to a volume of no more than 2% of the share capital.

Under Item 8 of the Agenda, the company is also to be authorized to resell purchased shares. The possibility of reselling own shares enables them to be used for the renewed procurement of own funds capital. Besides sale through the stock exchange or by offer to all shareholders – both of which would ensure equal treatment of shareholders under the legal definition – the proposed resolution also provides that the own shares are at the company’s disposal to be offered as consideration for the acquisition of companies, shareholdings in companies or other assets that serve to advance the company’s business operations subject to the exclusion of shareholders’ pre-emptive rights. This is intended to enable the company to react quickly and successfully, on both national and international markets, to advantageous offers or any other opportunities to acquire companies, shareholdings in companies or other assets. It is not uncommon in the course of negotiations to have to provide shares instead of cash as consideration. This authorization takes account of that fact.

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In addition, the authorization makes it possible to use the shares as staff shares for employees and retired employees of the company and its affiliated companies or to service option rights and/or purchase rights or purchase obligations relating to the company’s shares that were granted to employees and members of the executive and non-executive management bodies of the company and its affiliated companies. In part, the possibility of a cash payment in connection with the granting of option rights is foreseen. The use of existing own shares instead of a capital increase or cash payment may make economic sense. The authorization is intended to increase the available scope in this respect. The situation is similar in cases in which purchase rights or obligations relating to the company’s shares are granted to employees or members of the executive and non-executive management bodies of the company or its affiliated companies as an element of compensation. In this context, the price risk that might otherwise materialize can also be effectively controlled by the use of own shares purchased. A corresponding exclusion of shareholders’ pre-emptive rights is also required for this use of purchased shares.

Finally, Management is also to be given the possibility of excluding pre-emptive rights pursuant to § 186 (3) sentence 4 Stock Corporation Act with respect to the re-sale against cash payment of the shares purchased on the basis of this authorization. This statutory possibility of excluding pre-emptive rights enables Management to take advantage of favorable stock market situations without delay and, by determining a price close to market, to obtain the highest possible issue amount and thus to strengthen own funds capital to the greatest extent possible. This possibility is particularly important to banks in view of the special equity capital requirements they are subject to. The utilization of this possibility, also for own shares, enlarges the scope for strengthening capital, even at times when markets are not particularly receptive.

The calculated percentage of the share capital attributed to the shares that are used in such a way may not exceed 10% of the share capital. The Financing for the Future Act ( Gesetz zur Finanzierung von zukunftssichernden Investitionen (Zukunftsfinanzierungsgesetz – ZuFinG) ) raised the legal upper limit for the simplified exclusion of pre-emptive rights in § 186 (3) sentence 4 Stock Corporation Act from the previous level of 10% to now 20% of the share capital, and this requirement applies pursuant to § 71 (1) No. 8 second-half of sentence 5 Stock Corporation Act correspondingly also to the simplified exclusion of pre-emptive rights for own shares that the company resells. Nevertheless, the resolution proposal of the Management Board and Supervisory Board intentionally does not utilize this expanded legal scope in full, but leaves it at a volume of up to 10% of the share capital.

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To be counted towards this maximum limit of 10% are shares that were issued or sold during the validity of this authorization with the exclusion of pre-emptive rights in direct or analogous application of § 186 (3) sentence 4 Stock Corporation Act. Also to be counted towards this maximum limit are shares that are to be issued to service option and/or conversion rights from convertible bonds, bonds with warrants, convertible participatory notes or participatory notes with warrants if these bonds or participatory rights were issued with the exclusion of pre-emptive rights in corresponding application of § 186 (3) sentence 4 Stock Corporation Act during the validity of this authorization. Management will keep any mark-down on the stock market price as low as possible. It will probably be limited to a maximum of 3%, but will not in any event exceed 5%.

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III. Additional information and notices related to the convocation

Total number of shares and voting rights

The company’s share capital at the time of convocation of this General Meeting amounts to €5,106,436,078.08 and is divided up into 1,994,701,593 registered (no par value) shares with eligibility to vote and participate in the General Meeting. At the time of convocation of this General Meeting, 15,389,068 of these no par value shares consist of own shares held in treasury, which do not grant any rights to the company.

General Meeting without physical presence of the shareholders or their authorized representatives at the place of the General Meeting (virtual General Meeting)

In executing the authorization approved by the company’s General Meeting on May 17, 2023, as set out in §17 (6) of the company’s Articles of Association, the Management Board provided that the General Meeting is to be held as a virtual General Meeting in accordance with § 118a Stock Corporation Act without physical presence of the shareholders or their authorized representatives at the place of the General Meeting.

The General Meeting shall be held at the company’s premises in Taunusanlage 12, 60325 Frankfurt am Main, Germany. This is the place of the General Meeting pursuant to § 121 (3) sentence 1 Stock Corporation Act. It is intended that the members of the Supervisory Board – along with the members of the Management Board and the Chair of the General Meeting as well as the Notary Public responsible for taking the minutes and the company proxy – will attend the General Meeting in person on site. A physical presence of shareholders and their authorized representatives (with the exception of the company proxy) is not permitted at the place of the General Meeting.

The virtual format is considered by the legislator as an equivalent alternative to a meeting with physical presence. In its decision on the format of the General Meeting, the Management Board took into account the rights and interests of the shareholders and the company. Based on the company’s past experience, the virtual meeting format has improved the interaction with shareholders. The advantages for shareholders include in particular the simplified possibilities of participation, and in addition the environmental impacts due to travel are smaller than for a meeting with physical presence. Furthermore, lower costs are a benefit of the virtual format.

We would again like to make use of the possibility created by the legislator to address questions and answers in advance in order to give all shareholders around the world – and thus independently from time zones – the possibility to participate and ask questions. The pre-submission of questions enhances, in our opinion, the quality of the answers, while the publication of the questions and the related answers in advance of the General Meeting also provides the greatest possible transparency for shareholders. As a result, this is intended to further improve the dialogue between shareholders and the company during the General Meeting and create the best possible basis for shareholders to exercise their voting rights. Deutsche Bank always treats shareholders’ rights with the greatest integrity and will continue to do so this year as well.

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We ask you to observe in particular the following notices on the possibility to watch the audio and video broadcast of the General Meeting, to participate in the virtual General Meeting and to exercise voting rights and the right to submit proposals, the right to submit statements, the right to speak and the right to request information as well as the right to raise objections.

Audio and video broadcast and recording of the General Meeting

The entire General Meeting will be broadcast live via the Internet on May 16, 2024, starting at 10:00 CEST at

agm.db.com

for shareholders and interested public viewers through audio and video. Furthermore, the entire General Meeting will be recorded.

Access to the Shareholder Portal and electronic connection to the meeting

The company offers shareholders access to the Shareholder Portal at the website address agm.db.com/aktionaersportal .

Using the access-protected Shareholder Portal, properly registered shareholders and their authorized representatives can exercise various shareholder rights, including the right to vote (either by means of electronic absentee ballot voting or by issuing a proxy authorization and instructions to the company proxy). Details on this are given in the following sections.

Properly registered shareholders and their authorized representatives can also connect during the entire virtual General Meeting on May 16, 2024, electronically to the virtual General Meeting using the access-protected Shareholder Portal. The audio and video broadcast of the General Meeting described in the section “Audio and video broadcast and recording of the General Meeting” can also be called up this way.

For the duration of their connection to the virtual General Meeting using the access-protected Shareholder Portal, the electronically connected shareholders or the electronically connected authorized representatives of shareholders, possibly with a specification of the names of the authorizing shareholders, will be included as connected electronically in the list of participants. During the virtual General Meeting – in any case prior to the first vote – the list of participants will be made accessible to all properly registered shareholders and their authorized representatives who are electronically connected to the General Meeting through the access-protected Shareholder Portal.

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The data to access the access-protected Shareholder Portal are sent to the shareholders listed in the share register who have not registered for electronic invitation transmission and who therefore receive a written invitation, along with the invitation to the General Meeting. As we are using a new platform for providing the Shareholder Portal at the website address specified above, we ask shareholders, including those who have registered for electronic dispatch of the invitation to the General Meeting, to set a new password when logging in for the first time. If a shareholder authorizes a third party who is not the company proxy, the timely forwarding of access data issued for this representative to the access-protected Shareholder Portal may be necessary in order to exercise rights using the access-protected Shareholder Portal (cf. section below “Exercise of voting rights by other authorized representatives”).

Shareholders who have not registered for the General Meeting also have access to the access-protected Shareholder Portal. Without proper registration for the General Meeting, however, shareholders cannot, in particular, be connected electronically to the meeting and exercise the rights that require proper registration for the meeting as described in the following.

Registration; registration stop

Shareholders who are entered in the share register and who have registered in due time with the company are entitled to participate in the General Meeting and exercise their voting rights. Such registration must be received by the company at the latest by May 10, 2024, 24:00 CEST, electronically using the company’s access-protected Shareholder Portal ( agm.db.com/aktionaersportal ) or in text form at the following postal address or e-mail address:

Deutsche Bank Aktiengesellschaft

c/o Computershare Operations Center

D-80249 München

Germany

e-mail: mailto:anmeldestelle@computershare.de

The personalized registration form sent with the invitation letter by postal delivery can be used for the registration in text form at the postal address or e-mail address specified above.

Upon or following a timely registration, voting can take place through absentee ballot or through proxy authorization and voting instructions issued to the company proxy as described in detail below.

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Pursuant to § 67 (2) sentence 1 Stock Corporation Act, only those who are listed in the share register as shareholders can exercise shareholders’ rights in relation to the company. Therefore, the status of the entries in the share register on the day of the General Meeting is decisive for determining the voting rights and other shareholder rights to which a shareholder who has properly registered for the General Meeting is entitled. For technical processing reasons, however, no changes to the share register will be carried out (“registration stop”) between the end of May 10, 2024 (“technical record date”), and the conclusion of the General Meeting. Therefore, the entry status in the share register on the day of the General Meeting will correspond to the status after the last change of registration on May 10, 2024. The registration stop does not mean the shares are blocked for disposal. Share buyers whose change of registration requests are received by the company after May 10, 2024, however, cannot de facto exercise the rights to vote and other shareholder rights on the basis of these shares, unless they have obtained a power of attorney to do so or an authorization to exercise such rights. In such cases, voting rights and other shareholder rights are retained by the shareholder entered in the share register until the change of registration. All buyers of the company’s shares who are not yet registered in the share register are therefore requested to submit change of registration requests in due time.

Exercising voting rights through absentee ballot

Shareholders listed in the share register can submit their votes through absentee ballot. Timely registration is also indispensable for this form of voting (cf. section above “Registration; registration stop”).

Voting by absentee ballot, its revocation as well as its change shall take place either using the access-protected Shareholder Portal ( agm.db.com/aktionaersportal ) – which will also be available for this purpose on the day of the virtual General Meeting up to the point in time set by the Chair of the General Meeting for the relevant voting – or by letter or e-mail. Voting through absentee ballot, its revocation as well as its change by letter or e-mail should arrive at the company for organizational reasons at the latest by May 15, 2024, 24:00 CEST, at the postal address or e-mail address specified above in the section “Registration; registration stop”. If the Shareholder Portal is not used for voting through absentee ballot, we ask that you please use, if possible, the personalized registration form sent to you through postal delivery with the invitation letter for this.

Please note that when declarations are received through different transmission channels with the same shareholder number, the declarations transmitted using the Shareholder Portal take precedence, otherwise declarations per e-mail, unless a declaration transmitted in proper form and due time is verifiably received later through another transmission channel.

Furthermore, authorized representatives, including authorized intermediaries (such as credit institutions), shareholders’ associations, proxy advisors and other persons with an equivalent status pursuant to § 135 (8) Stock Corporation Act may also make use of absentee ballot voting pursuant to the rules described above and in observing the specified deadlines.

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Voting through a proxy appointed by the company

The company furthermore offers its shareholders the possibility of being represented by a company employee appointed by the company as proxy to exercise their voting rights at the General Meeting. This company proxy will only vote in accordance with the instructions issued to him. In this case, too, timely registration is indispensable (cf. section above “Registration; registration stop”).

Issuing the power of attorney and instructions, the revocation of the power of attorney as well as the change of the instructions issued are required to be in text form. These shall take place either using the access-protected Shareholder Portal ( agm.db.com/aktionaersportal ) – which will also be available for this purpose on the day of the virtual General Meeting up to the point in time set by the Chair of the General Meeting for the relevant voting – or by letter or e-mail. When using letter or e-mail, the power of attorney, including instructions, its revocation or the change of instructions issued to the company should arrive for organizational reasons at the latest by May 15, 2024, 24:00 CEST, at the postal address or e-mail address specified above in the section “Registration; registration stop”. If the Shareholder Portal is not used for issuing a proxy authorization and instructions to the proxy appointed by the company, we ask that you please use, if possible, the personalized registration form sent to you through postal delivery with the invitation letter for this.

Please note that when declarations are received through different transmission channels with the same shareholder number, the declarations transmitted using the Shareholder Portal take precedence, otherwise declarations per e-mail, unless a declaration transmitted in proper form and due time is verifiably received later through another transmission channel.

Authorized representatives, including authorized intermediaries (such as credit institutions), shareholders’ associations, proxy advisors and other persons with an equivalent status pursuant to § 135 (8) Stock Corporation Act may also, unless the person represented has specified otherwise, have the company proxy exercise the voting rights, in this case also in accordance with their instructions.

Please note that the company proxy may only exercise the voting right on the Agenda Items, proposals and election proposals for which you have issued instructions and that he may not exercise the voting rights at his own discretion. The company proxy does not accept requests to speak and requests for information, for placing proposals and election proposals, for demanding that questions be taken to the minutes and for raising objections against General Meeting resolutions.

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Exercise of voting rights by other authorized representatives

Shareholders registered in the share register may also be represented by an authorized representative – for example, an intermediary (such as a credit institution), a shareholders’ association, a proxy advisor, another person with an equivalent status pursuant to § 135 (8) Stock Corporation Act or another third party – and have their voting rights exercised by the authorized representative by means of absentee ballot (cf. section above “Exercising voting rights through absentee ballot”) or by issuing a (sub-)power of attorney to the company’s proxy (cf. section above “Voting through a proxy appointed by the company”). In this case, too, timely registration is indispensable (cf. section above “Registration; registration stop”).

If the shareholder authorizes more than one person, pursuant to § 134 (3) sentence 2 Stock Corporation Act, the company can reject one or several of them. This is without prejudice to the possibility that remains for a separate General Meeting proxy to be appointed in each case for shares of the company that a shareholder holds in different securities accounts.

If a power of attorney to exercise the voting rights is issued to a third party who is not an intermediary nor a shareholders’ association, a proxy advisor or another person with an equivalent status pursuant to § 135 (8) Stock Corporation Act, the issuing of the power of attorney, its revocation and the proof regarding the authorization vis-à-vis the company are required in text form.

The issuing of the power of attorney, its revocation and proof of the authorization can also take place using the access-protected Shareholder Portal ( agm.db.com/aktionaersportal ), which will be available for this purpose also during the virtual General Meeting. Alternatively, these can also be transmitted to the company electronically at the e-mail address specified above in the section “Registration; registration stop”. When using e-mail, the issuing of the power of attorney, its revocation, the proof regarding the authorization must arrive at the company for organizational reasons at the latest by May 15, 2024, 24:00 CEST.

If powers of attorney to exercise voting rights are issued to intermediaries, shareholders’ associations, proxy advisors or other persons with an equivalent status pursuant to § 135 (8) Stock Corporation Act, it may be necessary to take account special requirements which should be checked with the party to be authorized.

If a shareholder authorizes a third party pursuant to this section, the forwarding of access data issued for this representative in due time may be necessary for the authorized representative to be able to use the access-protected Shareholder Portal.

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Requesting documents for the General Meeting

Requests for documents for the General Meeting can be sent to the following postal address or e-mail address:

Deutsche Bank Aktiengesellschaft

c/o Computershare Operations Center

D-80249 München

Germany

e-mail: mailto:anmeldestelle@computershare.de

Documents for and additional information concerning the General Meeting are also accessible on the Internet at agm.db.com . These documents will continue to be available on the website specified above throughout the General Meeting and – if necessary – will be explained during the General Meeting in more detail.

Shareholder rights

Shareholders and authorized shareholder representatives have the following rights, among others, in relation to this year’s virtual General Meeting:

Requests for additions to the Agenda pursuant to § 122 (2) Stock Corporation Act

Shareholders whose aggregate shareholdings represent 5% of the share capital or the proportionate amount of €500,000 (the latter of which corresponds to 195,313 shares) may request that items be placed on the Agenda and published.

The request must be addressed to the Management Board of the company and be received by the company at the latest by Monday, April 15, 2024, 24:00 CEST. Such requests are to be sent in writing to the following address:

Deutsche Bank Aktiengesellschaft

Management Board

D-60262 Frankfurt am Main

Germany

or in electronic form pursuant to § 126a German Civil Code (BGB), i.e., submission of such request with the name and a qualified electronic signature added via e-mail, to:

mailto:DeutscheBank-Hauptversammlung@db.com

Each new item of the Agenda must also include a reason or a resolution proposal. An applicant or applicants making such a request must prove that he/they have owned the shares for at least 90 days before the date of the receipt of the request by the company and that he/they will continue to hold the shares until the Management Board’s decision on the request. The provisions of § 70 and § 121 (7) Stock Corporation Act must be observed in determining this period.

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The publication and forwarding of additions to the Agenda are carried out in the same way as the convocation.

Proposals and election proposals from shareholders pursuant to § 126 (1) and (4), § 127, § 130a (5) sentence 3 and § 118a (1) sentence 2 No. 3 Stock Corporation Act

The company’s shareholders may submit counterproposals to the proposals of the Management Board and/or Supervisory Board on specific Agenda Items and election proposals within the meaning of § 127 Stock Corporation Act before the General Meeting. Such counterproposals (with their reasons) and election proposals are to be sent solely to:

Deutsche Bank Aktiengesellschaft

Investor Relations

D-60262 Frankfurt am Main

Germany

e-mail: DeutscheBank-Hauptversammlung@db.com

Counterproposals should stipulate a reason; this does not apply to election proposals.

Shareholders’ counterproposals and election proposals that fulfill the requirements and are received by the company at the address or e-mail address specified above by Wednesday, May 1, 2024, 24:00 CEST, at the latest, will be made accessible without undue delay through the website agm.db.com along with the name of the shareholder and, specifically in the case of counterproposals, the reason and, in the case of election proposals, the additional information (if any) to be provided by the Management Board pursuant to § 127 sentence 4 Stock Corporation Act, as well as any comments by Management.

The company is not required to make a counterproposal and its reason or an election proposal accessible if one of the exclusionary elements pursuant to § 126 (2) Stock Corporation Act exists, for example, because the election proposal or counterproposal would lead to a resolution by the General Meeting that breaches the law or the Articles of Association or its reason contains obviously false or misleading information with regard to material points. Furthermore, an election proposal need not be made accessible if the proposal does not contain the name, the current occupation and the place of residence of the proposed person as well as, for Supervisory Board candidates, their membership in other statutory supervisory boards. The reason for a counterproposal need not be made accessible if its total length is more than 5,000 characters.

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Counterproposals and election proposals that are to be made accessible by the company in accordance with § 126, § 127 Stock Corporation Act are, in accordance with § 126 (4) Stock Corporation Act, deemed to have been put forward at the time they are made accessible. Voting on them can take place following timely registration. The counterproposal or election proposal does not have to be dealt with at the General Meeting if the shareholder who submitted the proposal or election proposal is not registered as a shareholder in the share register of the company and is not properly registered for the General Meeting.

Furthermore, shareholders connected electronically to the General Meeting can submit counterproposals, election proposals and other proposals within the permissible framework also during the General Meeting through the means of video communication, i.e., as part of a speech, without the need to submit the proposal or election proposal in advance in accordance with § 126, § 127 Stock Corporation Act (§ 130a (5) sentence 3, § 118a (1) sentence 2 No. 3 Stock Corporation Act). For this, it is necessary that the shareholder is registered using the access-protected Shareholder Portal for a speech, as part of which the shareholder can then submit his or her proposal or election proposal. A more detailed description of the procedure set out for this, as well as the legal and technological prerequisites and the authority of the Chair of the General Meeting to determine appropriate restrictions on the speaking time and the time for submitting questions is given in the section “Right to speak pursuant to § 118a (1) sentence 2 No. 7, § 130a (5) and (6) Stock Corporation Act”.

Right to submit statements pursuant to § 118a (1) sentence 2 No. 6 and § 130a (1) to (4) Stock Corporation Act

Shareholders have the right to submit statements concerning the Items on the Agenda in text form through the means of electronic communication at the latest by Friday, May 10, 2024, 24:00 CEST.

The statement is to be submitted while specifying name and shareholder number solely using the e-mail address specified in the following:

DeutscheBank-Hauptversammlung@db.com

It is kindly requested that the statement length be limited to a reasonable size in order to enable a proper inspection of the statements. A length of 10,000 characters at a maximum should serve as orientation.

The company will make the statements accessible at the latest on Saturday, May 11, 2024, 24:00 CEST, while specifying the name of the submitting shareholder on the website agm.db.com . Statements will not be translated by the company.

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The company reserves the right not to make statements accessible to the extent the Management Board would be committing a criminal offense by making them accessible or if the statement has obviously false or misleading content on material points or if it contains offensive remarks or if the shareholder has indicated that he will not participate in and will not be represented at the General Meeting (§ 130a (3) sentence 4, § 126 (2) sentence 1 Nos. 1, 3 and 6 Stock Corporation Act). Furthermore, the company reserves the right not to publish statements if they do not have any recognizable relation to the Agenda of the General Meeting.

It should be noted that any questions, proposals and election proposals as well as objections against resolutions of the General Meeting that are contained in statements will not be considered. Questions (cf. section “Right to request information pursuant to § 118a (1) sentence 2 No. 4, § 130a (5) sentence 3 and § 131 Stock Corporation Act”) and proposals and counterproposals (cf. section “Proposals and election proposals from shareholders pursuant to § 126 (1) and (4), § 127, § 130a (5) sentence 3 and § 118a (1) sentence 2 No. 3 Stock Corporation Act”) as well as objections against resolutions of the General Meeting (cf. section “Raising objections against resolutions of the General Meeting”) are solely to be raised or declared through the means described separately in this convocation.

Right to speak pursuant to § 118a (1) sentence 2 No. 7, § 130a (5) and (6) Stock Corporation Act

At the General Meeting, shareholders or their authorized representatives who are properly registered and electronically connected to the General Meeting have a right to speak through the means of video communication. Proposals and election proposals in accordance with § 118a (1) sentence 2 No. 3 Stock Corporation Act as well as all relevant types of requests for information pursuant to § 131 Stock Corporation Act may be part of the speeches. The designated Chair of the General Meeting plans to determine during the meeting in accordance with § 131 (1f) Stock Corporation Act that questions may be raised at the virtual General Meeting only through the means of video communication, i.e., when exercising the right to speak.

Shareholders or their authorized representatives can register for speeches using the access-protected Shareholder Portal ( agm.db.com/aktionaersportal ) by using the “Register to speak” button, which will be activated on the day of the General Meeting prospectively around 9:30 CEST. While registering to speak, the shareholder or authorized representative will receive additional information for speeches in the General Meeting publicly broadcast via audio and video.

In accordance with § 19 (2) sentence 1 of the company’s Articles of Association, the Chair of the General Meeting directs the proceedings and determines the sequence of speakers and the sequence in which the Items on the Agenda are dealt with. In accordance with § 19 (2) sentence 2 of the company’s Articles of Association, the Chair of the General Meeting, in the course of the General Meeting, may determine appropriate restrictions on the speaking time, the time for putting questions and/or the total time available in general for speaking and putting questions or for individual speakers.

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Minimum technical requirements for exercising the right to speak are a web-enabled device with a camera, microphone and audio output (e.g., loudspeakers or headphones) as well as a stable Internet connection. Recommendations for an optimal functionality of the video communication can be found on the company’s website at agm.db.com .

The company reserves the right to check the functionality of the video communication between the shareholder and company at the General Meeting and before the speech and to refuse such if this functionality is not ensured. Independently of this, the company will offer shareholders or their representatives on a non-binding basis the opportunity to test the functionality of the video communication for the speech on the day before the General Meeting. Shareholders or their authorized representatives who would like to conduct a test beforehand of their video communication for their speech on the day of the General Meeting must send an e-mail for this on Wednesday, May 15, 2024, by 12:00 CEST, specifying their contact information (name, e-mail address, telephone number) as well as the relevant shareholder number to the following e-mail address: mailto:Aktionaersbeitrag.Hauptversammlung@db.com. Subsequently, each shareholder or authorized representative will be contacted using the specified contact information to arrange an appointment for such a functionality test of his or her audio and video connection.

Shareholders who make use of the possibility to speak in audio and video during the General Meeting should note that the entire General Meeting, including such speech, will be broadcast as described above live on the Internet for shareholders and interested public viewers without access restrictions and the entire General Meeting, including the speeches, will be recorded. A publicly accessible download of the recording shall not be made available after the General Meeting on the company’s website. Please note that the Chair of the General Meeting will call up the shareholder or his or her authorized representative scheduled to speak in specifying his or her name.

Right to request information pursuant to § 118a (1) sentence 2 No. 4, § 130a (5) sentence 3 and § 131 Stock Corporation Act

Pursuant to § 131 (1) sentence 1 Stock Corporation Act, every shareholder may request information at the General Meeting from the Management Board about company matters insofar as the information is required in order to appropriately adjudge the item of business set out in the Agenda. The obligation to provide information covers the company’s legal and business relations with affiliated companies. The obligation of the Management Board of a parent company as defined in § 290 (1) and (2) German Commercial Code to provide information at the General Meeting at which the Consolidated Financial Statements and Consolidated Management Report are submitted also covers the position of the Group and of the companies included in the Consolidated Financial Statements.

Deutsche Bank Notice

General Meeting 2024

The design of the virtual General Meeting 2023 made it possible to overcome time and language barriers and provide the greatest possible transparency. Shareholders around the world had the possibility to submit questions, irrespective of time zones, and also in English. As a result, shareholders benefited from high-quality answers and increased transparency in order to conduct a focused debate during the General Meeting. Therefore, the Management Board decided on the basis of § 131 (1a), (1b) sentence 2 Stock Corporation Act that shareholders or their authorized representatives who have properly registered for the General Meeting, in order to exercise the right to request information pursuant to § 131 Stock Corporation Act, have to submit their questions to the company at the latest three days before the General Meeting, i.e., by Sunday, May 12, 2024, 24:00 CEST, through the means of electronic communication. This pre-submission of questions may take place solely using the company’s access-protected Shareholder Portal ( agm.db.com/aktionaersportal ) in German or English prospectively starting April 22, 2024; another form of submission is excluded.

The company will answer all questions properly submitted within the framework of the shareholders’ right to request information pursuant to § 131 Stock Corporation Act by Tuesday, May 14, 2024, 24:00 CEST, and will make the questions and the related answers accessible at the latest as from this time and during the entire General Meeting on the company’s website at agm.db.com solely in German – and, for questions originally submitted in English, the questions and additionally the answers also in English (whereby in any event the respective answer in German is authoritative). If the answers are accessible one day before and throughout the duration of the meeting, the Management Board has the right in accordance with § 131 (1c) sentence 4 Stock Corporation Act to refuse to provide information concerning these questions in the meeting.

The company reserves the right not to make questions accessible to the extent the Management Board would be committing a criminal offense by making them accessible or if the question has obviously false or misleading content on material points or if it contains offensive remarks or if the shareholder has indicated that he will not participate in and will not be represented at the General Meeting (§ 131 (1c) sentence 3, § 126 (2) sentence 1 Nos. 1, 3 and 6 Stock Corporation Act).

In answering and making questions accessible before the General Meeting, the name of the questioner may be disclosed only if the consent to the disclosure of the name was explicitly stated upon the submission of the question. There is no claim to the disclosure of the name even if such consent was stated.

Deutsche Bank Notice

General Meeting 2024

At the General Meeting, properly registered shareholders or their authorized representatives who are connected to the virtual General Meeting using the access-protected Shareholder Portal may, pursuant to § 131 (1d) Stock Corporation Act, raise follow-up questions through the means of electronic communication concerning all of the answers provided by the Management Board in advance of and during the virtual General Meeting; furthermore, they may raise questions during the virtual General Meeting pursuant to § 131 (1e) Stock Corporation Act through the means of electronic communication concerning matters that have first arisen after the deadline for executing the right to ask questions in advance of the virtual General Meeting, i.e., after Sunday, May 12, 2024, 24:00 CEST. The designated Chair of the General Meeting plans to determine during the meeting in accordance with § 131 (1f) Stock Corporation Act that the right to request information in the virtual General Meeting may only be exercised through the means of video communication, i.e., as part of a speech (cf. section “Right to speak pursuant to § 118a (1) sentence 2 No. 7, § 130a (5) and (6) Stock Corporation Act” with the requirements specified therein).

§ 131 (4) sentence 1 Stock Corporation Act stipulates that if a shareholder has been provided with information due to his capacity as shareholder outside of the General Meeting, this information is to be provided to every other shareholder or their authorized representative making a corresponding request at the General Meeting, even if such information is not required in order to appropriately adjudge the item of business set out in the Agenda. Within the framework of the virtual General Meeting it will be ensured that every shareholder or authorized representative electronically connected to the General Meeting may send their demands, pursuant to § 131 (4) sentence 1 Stock Corporation Act, depending on his or her choice, as part of the speech by way of video communication and/or through the means of electronic communication through the Shareholder Portal using the button “Demand pursuant to § 131 (4) Stock Corporation Act”. Such demands are possible using the Shareholder Portal starting from the opening of the General Meeting until its closing by the Chair of the General Meeting; however, as part of a speech by way of video communication only during the debate.

§ 131 (5) sentence 1 Stock Corporation Act stipulates that if a shareholder’s or his authorized representative’s request for information is refused, he may demand that his question and the reason for refusing to provide the information be taken to the minutes of the meeting. Within the framework of the virtual General Meeting it will be ensured that every shareholder or authorized representative electronically connected to the General Meeting may send his demand that an entry to be taken to the minutes pursuant to § 131 (5) sentence 1 Stock Corporation Act, depending on his or her choice, as part of the speech by way of video communication and/or through the means of electronic communication through the Shareholder Portal using the button “Complaint pursuant to § 131 (5) Stock Corporation Act”. By using this button in the Shareholder Portal, the Notary Public mandated to take the minutes will be notified directly of demands for entries to be taken to the minutes being submitted there. Such demands are possible using the Shareholder Portal starting from the opening of the General Meeting until its closing by the Chair of the General Meeting; however, as part of a speech by way of video communication only during the debate.

Deutsche Bank Notice

General Meeting 2024

Pursuant to § 118a (1) sentence 2 No. 5 Stock Corporation Act, the company will make the Report of the Management Board or its material content accessible at the latest by Wednesday, May 8, 2024, 24:00 CEST, through the company website at agm.db.com . In addition, the company plans, in the interests of a comprehensive possibility of preparing for the exercising of shareholder rights to make the speech of the Chairman of the Supervisory Board or its material content accessible at the latest by Wednesday, May 8, 2024, 24:00 CEST, through the company website at agm.db.com .

Raising objections against resolutions of the General Meeting

Shareholders or their authorized representatives who are properly registered and electronically connected to the General Meeting have a right to declare an objection against resolutions of the General Meeting through the means of electronic communication. Such declarations can be transmitted through the Shareholder Portal using the button “Objection” starting from the opening of the General Meeting until its closing by the Chair of the General Meeting. The Notary Public mandated to take the minutes will be notified directly of this through the Shareholder Portal.

Additional information

Additional information on shareholders’ rights can be found on the company’s website at agm.db.com .

Notice on the company’s website

Information pursuant to § 124a Stock Corporation Act on this year’s Annual General Meeting is accessible on the company’s website at agm.db.com . Following the General Meeting, the voting results will be announced on the same Internet address.

Privacy notice for shareholders and their representatives

Information on the processing of your personal data in connection with the General Meeting and the Share Register is available at https://agm.db.com/files/documents/2024/AGM-2024-Data-privacy.pdf . Upon request, this can also be sent to you by postal mail.

Frankfurt am Main, March 2024

Deutsche Bank Aktiengesellschaft

The Management Board

Deutsche Bank Notice

General Meeting 2024

This version of the Notice of the Annual General Meeting 2024 is an English convenience translation of the German original. For purposes of interpretation, the German text shall be authoritative and final.